As filed with the United States Securities and Exchange Commission on February 13, 2007

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1 TO FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Florida	Pacer Health Corporation	11-3144463
(State or Other Jurisdiction of Incorporation	(Name of Registrant in Our Charter)	(I.R.S. Employer Identification No.)
or Organization)
Rainier Gonzalez
Pacer Health Corporation
7759 N.W. 146th Street		7759 N.W. 146th Street
Miami Lakes, FL 33016		Miami Lakes, FL 33016
(305) 828-7660	7389	(305) 828-7660
(Address and telephone number of Principal	(Primary Standard Industrial	(Name, address and telephone number of agent for service)
Executive Offices and Principal Place of Business)	Classification Code Number)

Copies to:
Clayton E. Parker, Esq. Matthew Ogurick, Esq. Kirkpatrick & Lockhart Nicholson Graham LLP 201 S. Biscayne Boulevard, Suite 2000 Miami, Florida 33131 (305) 539-3300 Telecopier No.: (305) 358-7095

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered		Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee (3)
Common Stock, par value $0.0001 per share	331,873,754 shares	(2)	$0.02	$6,637,475.08	$710.21
TOTAL	331,873,754 shares		$0.02	$6,637,475.08	$710.21

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. For the purposes of this table, we have used the recent closing bid price for our common stock on February 13, 2007.

(2)
296,873,754 shares are being registered under the convertible debentures issued by the Company to Cornell Capital Partners, LP and 35,000,000 are being registered under a warrant issued by the Company to Cornell Capital Partners, LP in connection with the issuance of the convertible debentures as described herein.

(3)	This fee has been previously paid by the Company.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until this Registration Statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

Subject to completion, dated February 13, 2007

PACER HEALTH CORPORATION
331,873,754 Shares of Common Stock

This prospectus relates to the sale of up to 331,873,754 shares of common stock of Pacer Health Corporation (“Pacer” or the “Company”). The selling stockholder is Cornell Capital Partners, LP (“Cornell”), which intends to sell up to 331,873,754 shares of the Company’s common stock. Pacer is not selling any shares of its common stock in this offering and therefore will not receive any proceeds from this offering. All costs associated with this registration will be borne by Pacer.

The shares of common stock are being offered for sale by the selling stockholder at prices established on the Over-the-Counter Bulletin Board during the term of this offering. On December 1, 2006, the last reported sale price of our common stock was $0.02 per share. Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol “PHLH.OB”. These prices will fluctuate based on the demand for the shares of our common stock.

On April 1, 2006, Cornell purchased a secured debenture in the principal amount of $1,000,000 pursuant to a Securities Purchase Agreement signed by Cornell and Pacer on April 1, 2006, which debenture is convertible into shares of Pacer’s common stock at a conversion price equal to the lower of $0.05 or ninety-five percent (95%) of the volume weighted average price for the thirty (30) days immediately preceding the conversion date.

On May 5, 2006, pursuant to the Securities Purchase Agreement, the Company issued a three (3) year convertible debenture totaling $1,000,000 to Cornell secured by all of the assets and property of the Company. The debentures accrue interest at a rate of ten percent (10%) per year. The debentures are convertible at the holder’s option until the maturity date. The conversion price is equal to the lower of (i) $0.05 or (ii) ninety-five percent (95%) of the lowest volume weighted average price of the common stock for the thirty (30) trading days immediately preceding the conversion date. These debentures are secured by substantially all of the Company’s assets as well as 430,422,903 shares of Pacer common stock pledged by our Chief Executive Officer, Rainier Gonzalez, pursuant to that certain Insider Pledge and Escrow Agreement, dated April 1, 2006.

Cornell received a five (5) year warrant to purchase 35,000,000 shares of Pacer’s common stock at an exercise price of $0.02 per share in connection with the purchase of the convertible debentures by Cornell.

Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under the applicable state law or that an exemption from registration is available.

These securities are speculative and involve a high degree of risk.

Please refer to “Risk Factors” beginning on page 4.

Cornell may be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended, in connection with the sale of Pacer’s common stock under the convertible debentures described herein. No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate twenty-four (24) months after the accompanying registration statement is declared effective by the U.S. Securities and Exchange Commission (the “SEC”). None of the proceeds from the sale of stock by the selling stockholder will be placed in escrow, trust or any similar account.

The SEC and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is _____, 2007.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
THE OFFERING	3
RISK FACTORS	4
FORWARD-LOOKING STATEMENTS	14
SELLING STOCKHOLDER	15
USE OF PROCEEDS	17
DILUTION	18
PLAN OF DISTRIBUTION	19
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS AND PLAN OF OPERATION	20
DESCRIPTION OF BUSINESS	34
MANAGEMENT	44
DESCRIPTION OF PROPERTY	48
LEGAL PROCEEDINGS	49
PRINCIPAL STOCKHOLDERS	50
CERTAIN RELATIONSHIP AND RELATED TRANSACTIONS	51
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND OTHER STOCKHOLDER MATTERS	52
DESCRIPTION OF SECURITIES	58
EXPERTS	60
LEGAL MATTERS	60
HOW TO GET MORE INFORMATION	60
FINANCIAL STATEMENTS	F-i
PART II	II-1
EXHIBIT 23.1

i

PROSPECTUS SUMMARY

Overview

INFe, Inc., a Florida corporation, n/k/a Pacer Health Corporation (“Pacer”), was formed on February 1, 1993 to acquire the assets and liabilities of various technology companies. INFe ceased operations and began marketing itself as a public shell in 2003.

Pacer Health Corporation, a Florida corporation, n/k/a Pacer Health Services, Inc. (“PHS”), was formed in January 2003, and through May 26, 2003, was in the development stage, had no revenue and all of its efforts were directed to developing a business strategy, raising capital and acquiring assisted living facilities and other senior care related businesses. On May 26, 2003, with the acquisition of AAA Medical Center, Pacer commenced its operations and emerged from the development stage.

On June 26, 2003, PHS was acquired by Pacer in a transaction accounted for as a recapitalization of PHS. For accounting purposes, PHS was the acquirer because the former stockholders of PHS received the larger portion of the common stockholder interests and voting rights in the combined enterprise when compared to the common stockholder interests and voting rights retained by the pre-merger stockholders of Pacer. As a result, PHS is re-capitalized to reflect the authorized stock of the legal parent, Pacer. Since PHS was the acquirer, for accounting purposes, Pacer’s November fiscal year-end has been changed to PHS’ December 31 fiscal year-end.

As a result of the accounting method adopted to record the merger, for financial reporting purposes the historical financial statements of PHS have become the historical financial statements of the continuing entity. The historical financial statements of INFe, Inc. are not presented.

Business

Pacer is a provider of healthcare services with a primary focus on acquiring and restructuring hospitals. Specifically, we focus on acquiring financially distressed hospitals, restructuring the operations to ensure financial viability and consolidate them under the Pacer brand name. We seek to ensure the financial viability of these healthcare facilities by applying our limited management experience and expertise to restructuring their daily operations. We also design and implement “best practices” across these facilities to ensure quality medical services are provided to our patients. Our strategic business plan contemplates the acquisition of skilled nursing facilities (“SNF”), medical treatment centers, hospitals and other health care facilities and subsequently consolidating and managing them under one central team. We currently own and operate a non-urban hospital in Cameron, Louisiana; a non-urban health clinic in Grand Lakes, Louisiana; a geriatric psychiatric center in Lake Charles, Louisiana; and a non-urban hospital in Greensboro, Georgia. We currently lease and operate an acute care facility in Barbourville, Kentucky. We believe that the need for healthcare facilities will grow substantially over the next thirty years with the advanced aging of the baby boomers and their need for these facilities and services. We further believe that the healthcare industry is highly fragmented and there are many facilities currently available for acquisition which have a relatively low price-earnings ratio.

Financial Condition

The accompanying consolidated financial statements have been presented in accordance with accounting principles generally accepted in the United States of America, which assume the continuity of the Company as a going concern. The Company has incurred net losses of $2,472,113 for the nine (9) months ended September 30, 2006, and the cash used in operations was $4,008,241. The accumulated deficit, stockholder’s deficiency and working capital deficit were $4,756,183, $2,419,670 and $2,764,901 at September 30, 2006, respectively.

In order to fund acquisitions and operations and until increased positive operating cash flow is achieved, management recognizes that Pacer must generate revenue from its operations and must raise capital from the sale of its securities. The Company anticipates that the capital raised in the transactions described in this registration statement will be sufficient to fund Pacer’s activities until positive cash flow is achieved. However, no assurances can be given that Pacer will be successful in these activities. Should any of these events not occur, the accompanying financial statements will be materially affected.

About Us

Our principal office is located at 7759 N.W. 146th Street, Miami Lakes, Florida 33016. Our telephone number is (305) 828-7660.

THE OFFERING

This offering relates to the sale of the common stock of Pacer by a stockholder of Pacer. Cornell intends to sell up to 331,873,754 shares of Pacer’s common stock, of which 296,873,754 shares underlie the secured convertible debentures described herein and 35,000,000 shares underlie a five (5) year warrant issued to Cornell in connection with the convertible debentures.

On April 1, 2006, Cornell purchased a secured debenture in the principal amount of $1,000,000 and pursuant to a Securities Purchase Agreement signed by Cornell and Pacer on April 1, 2006, which debenture is convertible into shares of Pacer’s common stock at a conversion price equal to the lower of $0.05 or ninety-five percent (95%) of the volume weighted average price for the thirty (30) days immediately preceding the conversion date. These debentures are secured by substantially all of the Company’s assets as well as 430,422,903 shares of Pacer common stock pledged by Rainier Gonzalez pursuant to that certain Insider Pledge and Escrow Agreement, dated April 1, 2006.

On May 5, 2006, pursuant to the Securities Purchase Agreement, the Company issued a three (3) year convertible debenture totaling $1,000,000 to Cornell secured by all of the assets and property of the Company. The debenture accrues interest at a rate of ten percent (10%) per year. The debentures are convertible at the holder’s option until the maturity date. The conversion price is equal to the lower of (i) $0.05 or (ii) ninety-five percent (95%) of the lowest volume weighted average price of the common stock for the thirty (30) trading days immediately preceding the conversion date.

Cornell received a five (5) year warrant to purchase 35,000,000 shares of Pacer’s common stock at an exercise price of $0.02 per share in connection with the purchase of the convertible debentures by Cornell. Cornell intends to sell any shares underlying the debentures (if converted to shares of common stock) and the warrant (if exercised) at the then prevailing market price. Among other things, this prospectus relates to the shares of common stock underlying the convertible debenture and the warrant.

Common Stock Offered	331,873,754 shares by a selling stockholder

Offering Price	Market price

Common Stock Outstanding Before the Offering	580,496,774 shares as of December 1, 2006

Use of Proceeds	We will not receive any proceeds of the shares offered by the selling stockholder.

Risk Factors	The securities offered hereby involve a high degree of risk and immediate substantial dilution. See “Risk Factors” and “Dilution”.

Over-the-Counter Bulletin Board Symbol	PHLH.OB

RISK FACTORS

Our business, financial condition, results of operations and prospects, and the prevailing market prices and performance of our common stock may be adversely affected by a number of factors, including, but not limited to, the matters discussed below.

Risks Related To Our Business

Our Potential Inability to Implement Our Growth Strategy May Negatively Affect Our Operations

Our business strategy focuses on growing revenue and operations primarily through acquisitions of various healthcare entities. The success of our growth strategy will depend on a number of factors including our ability to:

•	assess the value, strengths and weaknesses of acquisition candidates;

•	evaluate the costs and projected returns of integrating our operations;

•	promptly and successfully integrate acquired businesses with existing operations; and

•	obtain financing to support this growth.

If we fail to successfully implement our growth strategy, our operations may negatively be impacted due to a higher cost structure resulting from our inability to leverage economies of scale and our inability to raise financing to sustain fluctuations in working capital.

We May Not Be Able To Identify Suitable Acquisition Candidates For Our Business

If we are not able to identify suitable acquisition candidates or if acquisitions of suitable candidates are prohibitively expensive, we may be forced to alter our growth strategy. Our growth strategy may affect short-term cash flow and net income as we increase our indebtedness and incur additional expenses. As a result, our operating results may fluctuate and our growth strategy may not result in improving our profitability. If we fail to implement our growth strategy successfully, the market price of our common stock may decline.

The Demands On Our Resources Due To Potential Growth May Negatively Impact Our Operations

Our anticipated growth could place significant demands on our managerial, operational and financial resources. These demands are due to our plans to:
•	acquire and integrate healthcare facilities;

•	increase the number of our employees;

•	expand the scope of our operating and financial systems;

•	broaden the geographic area of our operations;

•	increase the complexity of our operations;

•	increase the level of responsibility of management personnel; and

•	continue to train and manage our employee base.

Our managerial, operational and financial resources, now and in the future, may not be adequate to meet the demands resulting from our expected growth. As a result of these demands, our operations may suffer.

We Need To Improve Our Information Systems Or Our Operations Would Suffer

We will need to make improvements to our information system and integrate information systems as a result of our current acquisitions and from potential future acquisitions. We need to acquire an enterprise-wide information system that will provide for uniform accounting and patient services. We also need to hire more accounting and information systems personnel. We may experience delays, disruptions and unanticipated expenses in implementing, integrating and operating our information systems. Failure to fully integrate and enhance our current and future information system or hire additional personnel could have a material adverse effect on our business, financial condition, results of operation and growth prospects by increasing our time to gather financial information and make business strategy and managerial decisions based upon the information.

We May Have Difficulties Integrating Acquired Businesses With Our Company Which Could Harm Our Operations

Until we complete and install our information system, we will use and depend upon the information and operating systems of our acquired entities. We have not been able to efficiently combine our operations with those we currently have without encountering difficulties. These difficulties result from having different and potentially incompatible operating practices, computers or other information systems. By consolidating personnel with different business backgrounds and corporate cultures into one company, we experience additional difficulties in gathering financial information. As a result, we may not be able to make business strategy and managerial decisions based upon the information.

We May Incur Unexpected Liabilities When We Acquire Businesses

During the acquisition process, we may not discover some of the liabilities of the businesses we acquire. These liabilities may result from a prior owner’s non-compliance with applicable federal, state or local laws. For example, we may be liable for the prior owner’s failure to pay taxes or comply with environmental regulations. Environmental liabilities could arise regardless of whether we own or lease our properties. While we will try to minimize our potential exposure by conducting investigations during the acquisition process, we will not be able to identify all existing or potential liabilities.

Without Additional Capital We Will Not Be Able To Grow

Our ability to remain competitive, sustain our expected growth and expand our operations largely depends on our access to capital. We anticipate making numerous acquisitions of healthcare facilities, which will require capital for the acquisition and ongoing expenditures. We also expect to make expenditures to continue integrating the acquired healthcare facilities with our existing facilities. In addition, to execute our growth strategy and meet our capital needs, we plan to issue additional equity securities as part of the purchase price of future acquisitions, which may have a dilutive effect on the interests of out shareholders. Additional capital may not be available on terms acceptable to us. Our failure to obtain sufficient additional capital could curtail or alter our growth strategy or delay capital expenditures.

Our Failure To Repay The Convertible Debentures May Result In A Change Of Control

Our ability to repay the convertible debentures is dependent upon our successful execution of our business strategy. If we do not successfully execute our business strategy, we may be unable to generate sufficient funds to repay the convertible debentures upon maturity. If we are unable to repay the convertible debenture, Cornell will be able to convert the outstanding principal balance into a significant amount of shares of common stock. This amount will be enough for Cornell to assume control of the Company. If Cornell assumes control of the Company, they may choose to liquidate the operations and divest the Company of all of its operating assets in order to satisfy the outstanding principal balance and related interest.

Our Revenues May Decline If Federal Or State Medicare Or Medicaid Programs Or Commercial Insurance Providers Reduce Our Reimbursements

In recent years, federal and state governments made significant changes in the Medicare and Medicaid programs. Congress and some state legislators have introduced an increasing number of proposals to make major changes in the healthcare system. Medicare reform is again expected to be considered by Congress in the near future. Accordingly, future federal and state legislation may further reduce the payments we receive for our services. Further, a number of states have incurred budget deficits and adopted legislation designed to reduce their Medicaid expenditures and to provide universal coverage and additional coverage to their residents. Some states propose to impose additional taxes on healthcare facilities to help finance or expand the various state Medicaid systems. Furthermore, insurance companies and other third parties from whom we receive payment for our services have increasingly attempted to control healthcare costs by requiring healthcare facilities to discount their fees in exchange for preferred participation in their benefit plans. We believe this trend may continue and may reduce the payments we receive for our services. As a result, our revenue could decrease.

We May Be Subject To Allegations That We Failed To Comply With Governmental Licensure, Certification And Accreditation Regulations, Which Could Result In Significant Expenses Or Penalties

We are subject to many laws and regulations at the federal, state and local government levels. These laws and regulations require us to meet various requirements, including those relating to the adequacy of medical care, equipment, personnel, operating policies and procedures, billing and cost reports, payment for services and supplies, maintenance of adequate records, privacy, compliance with building codes and environmental protection. Facilities are subject to periodic inspection by governmental and other authorities to assure continued compliance with the various standards necessary for licensing and accreditation. We believe that our health care facilities are properly licensed under applicable state laws and are in compliance with current applicable federal, state, local and independent review body regulations and standards. The requirements for licensure, certification and accreditation are subject to change and, in order to remain qualified, it may become necessary for us to make changes in our facilities, equipment, personnel and services. If we fail to comply with applicable laws and regulations regarding, certification and accreditation, we could suffer civil or criminal penalties, including the loss of our licenses to operate and our ability to participate in the Medicare, Medicaid and other federal and state healthcare programs.

We May Be Subject To Allegations That We Failed To Comply With “Anti-Kickback Statute” Provisions, Which Could Result In Significant Expenses Or Penalties

A section of the Social Security Act known as the “Anti-kickback Statute” prohibits providers and others from directly or indirectly soliciting, receiving, offering or paying any remuneration with the intent of generating referrals or orders for services or items covered by a federal health care program. Courts have interpreted this statute broadly. Violations of the Anti-kickback Statute may be punished by a criminal fine of up to $25,000 for each violation or imprisonment, civil money penalties of up to $50,000 per violation and damages of up to three (3) times the total amount of the remuneration and/or exclusion from participation in federal health care programs, including Medicare and Medicaid.

The Office of Inspector General at HHS (“OIG”), among other regulatory agencies, is responsible for identifying and eliminating fraud, abuse and waste. The OIG carries out this mission through a nationwide program of audits, investigations and inspections. As one means of providing guidance to health care providers, the OIG issues “Special Fraud Alerts”. These alerts do not have the force of law, but identify features of arrangements or transactions that may indicate that the arrangements or transactions violate the Anti-kickback Statute or other federal health care laws. The OIG has identified several incentive arrangements, which, if accompanied by inappropriate intent, constitute suspect practices, including: (a) payment of any incentive by the hospital each time a physician refers a patient to the hospital, (b) the use of free or significantly discounted office space or equipment in facilities usually located close to the hospital, (c) provision of free or significantly discounted billing, nursing or other staff services, (d) free training for a physician’s office staff in areas such as management techniques and laboratory techniques, (e) guarantees which provide that, if the physician’s income fails to reach a predetermined level, the hospital will pay any portion of the remainder, (f) low-interest or interest-free loans, or loans which may be forgiven if a physician refers patients to the hospital, (g) payment of the costs of a physician’s travel and expenses for conferences, (h) coverage on the hospital’s group health insurance plans at an inappropriately low cost to the physician, (i) payment for services (which may include consultations at the hospital) which require few, if any, substantive duties by the physician, (j) purchasing goods or services from physicians at prices in excess of their fair market value, (k) rental of space in physician offices, at other than fair market value terms, by persons or entities to which physicians refer, and (l) certain “gainsharing” arrangements, i.e., the practice of giving physicians a share of any reduction in a hospital’s costs for patient care attributable in part to the physician’s efforts. The OIG has encouraged persons having information about hospitals who offer the above types of incentives to physicians to report such information to the OIG.

The OIG also issues “Special Advisory Bulletins” as a means of providing guidance to health care providers. These bulletins, along with the “Special Fraud Alerts” have focused on certain arrangements that could be subject to heightened scrutiny by government enforcement authorities, including contractual joint venture arrangements and other joint venture arrangements between those in a position to refer business, such as physicians, and those providing items or services for which Medicare or Medicaid pays.

In addition to issuing fraud alerts and special advisory bulletins, the OIG from time to time issues compliance program guidance for certain types of health care providers. In January 2005, the OIG published Supplemental Compliance Guidance for Hospitals, supplementing its 1998 guidance for the hospital industry. In the supplemental guidance, the OIG identifies a number of risk areas under federal fraud and abuse statutes and regulations. These areas of risk include compensation arrangements with physicians, recruitment arrangements with physicians and joint venture relationships with physicians.

As authorized by Congress, the OIG has published safe harbor regulations that outline categories of activities that are deemed protected from prosecution under the Anti-kickback Statute. Currently, there are statutory exceptions and safe harbors for various activities, including the following: investment interests, space rental, equipment rental, practitioner recruitment, personnel services and management contracts, sale of practice, referral services, warranties, discounts, employees, group purchasing organizations, waiver of beneficiary coinsurance and deductible amounts, managed care arrangements, obstetrical malpractice insurance subsidies, investments in group practices, freestanding surgery centers, ambulance replenishing, and referral agreements for specialty services. The fact that conduct or a business arrangement does not fall within a safe harbor, or that it is identified in a fraud alert or as a risk area in the Supplemental Compliance Guidelines for Hospitals, does not automatically render the conduct or business arrangement illegal under the Anti-kickback Statute. However, such conduct and business arrangements may lead to increased scrutiny by government enforcement authorities. Although the Company believes that its arrangements with physicians have been structured to comply with current law and available interpretations, there can be no assurance that regulatory authorities enforcing these laws will determine these financial arrangements do not violate the Anti-kickback Statute or other applicable laws. An adverse determination could subject the Company to liabilities under the Social Security Act, including criminal penalties, civil monetary penalties and exclusion from participation in Medicare, Medicaid or other federal health care programs.

We May Be Subject To Actions Brought By Individuals On The Government’s Behalf Under The False Claims Act’s “Qui Tam” Provisions

The “Qui Tam” or “whistleblower” provisions allow private individuals to bring actions on behalf of the government alleging that the defendant has defrauded the federal government. Claims that may be alleged under the False Claims Act include, but are not limited to, inflated charges, submitting claims not eligible for reimbursement and submitting claims for unnecessary medical procedures. Defendants determined to be liable under the False Claims Act may be required to pay three times the actual damages sustained by the government, plus mandatory civil penalties of between $5,500 and $11,000 for each separate false claim. There are many potential bases for liability under the False Claims Act. Liability often arises when an entity knowingly submits a false claim for reimbursement to the federal government. The False Claims Act defines the term “knowingly” broadly. Although simple negligence will not give rise to liability under the False Claims Act, submitting a claim with reckless disregard to its truth or falsity constitutes a “knowing” submission under the False Claims Act and, therefore, will qualify for liability. In some cases, whistleblowers or the federal government have taken the position that providers who allegedly have violated other statutes, such as the anti-kickback statute and the Stark Law, have thereby submitted false claims under the False Claims Act. These laws may also contain safe harbor provisions that describe some of the conduct and business relationships that are immune from prosecution. Some of our business arrangements may not fall within the safe harbors. This does not automatically render our arrangements illegal. However, we may be subject to scrutiny by enforcement authorities who may determine that our business arrangements are not in compliance. In addition, a number of states have adopted their own false claims provisions as well as their own whistleblower provisions whereby a private party may file a civil lawsuit in state court. Currently, we are not subject to these provisions. However, in the future, if these types of claims were brought forth, it could adversely affect our operations, even if ultimately proven to be without merit, as time and expense would be incurred to defend such actions.

If We Become Subject To Malpractice And Related Legal Claims, We Could Be Required To Pay Significant Damages, Which May Not Be Covered By Insurance

We may be subject to medical malpractice lawsuits and other claims. We currently maintain coverage in excess of $1 million. However, it is possible that there may be successful claims against us in the future for amounts which exceed those set forth in the coverage amounts. This could have an adverse effect on our financial condition. Furthermore, we may not be able to obtain adequate insurance coverage with acceptable deductible amounts at a reasonable cost.

If We Fail To Effectively Recruit And Retain Physicians, Nurses And Medical Technicians, Our Ability To Deliver Healthcare Services Efficiently Will Suffer

Our success, in part, depends on the number and quality of physicians on our staff as well as the maintenance of good relations with these physicians. We generally do not employ physicians. Furthermore, there is a shortage of specialty care physicians, nurses and certain medical technicians. As a result, our healthcare facilities are forced to hire expensive contract personnel since they are unable to recruit and retain full-time employees. This shortage of specialty care physicians, nurses and medical technicians will continue to affect our ability to deliver healthcare services efficiently.

Our Revenue Is Concentrated Geographically Which Subjects The Company To Regional Risks

Our revenue is heavily concentrated in Louisiana and Georgia, which makes us particularly sensitive to regulatory and economic changes in those states. Our revenue primarily consists of reimbursements from private insurance companies, Medicare and the state Medicaid programs. Our expected annualized percentage of revenue in Georgia for year ended December 31, 2006 is 75.8%. Our expected annualized percentage of revenue in Louisiana for year ended December 31, 2006 is 24.2%. We plan to acquire additional facilities in various states, including Georgia. Accordingly, the concentration of revenue in Louisiana will be reduced as we acquire additional facilities outside of the state of Louisiana. Furthermore, legislation and financial difficulties faced by various states can reduce our reimbursement. We cannot predict with accuracy which legislation will pass. Additionally, various state Medicaid programs are in various stages of financial difficulties and can result in lower reimbursement and correspondingly lower revenues. Accordingly, if such legislation passed, and financial difficulties of the various state Medicaid programs remain unresolved, this could have a material adverse effect on our business, financial condition, results of operation and growth prospects.

We May Have Difficulty Acquiring Healthcare Facilities On Favorable Terms

The main element of our business strategy is expansion through the acquisition of healthcare facilities. We may face significant competition to acquire strategic healthcare facilities at terms favorable to us. We may also incur or assume indebtedness as a result of the consummation of any acquisition. Our failure to acquire strategic healthcare facilities consistent with our growth plan could have a material adverse effect on our business, financial condition, results of operation and growth prospects.

We May Have Difficulty Acquiring Healthcare Facilities Due To Governmental Regulations

Many states, including Georgia, which we intend to expand our operations in, have adopted legislation regarding the sale or other disposition of hospitals operated by not-for-profit entities. In other states that do not have such legislation, the attorneys general have demonstrated an interest in these transactions under their general obligations to protect charitable assets. These legislative and administrative efforts primarily focus on the appropriate valuation of the assets divested and the use of the proceeds of the sale by the not-for-profit seller. These reviews and, in some instances, approval processes can add additional time to the closing of a not-for-profit hospital acquisition. Future actions by state legislators or attorneys general may seriously delay or even prevent our ability to acquire certain hospitals.

Certificate Of Need Laws And Licensing Regulations May Prohibit Or Limit Any Future Expansion By Us In Some States

Some states, including Georgia, where we currently operate an acute care facility, require prior approval for the purchase, construction and expansion of healthcare facilities, based on a state’s determination of need for additional or expanded healthcare facilities or services. We may not be able to obtain certificates of need required for expansion activities in the future. If we fail to obtain any required certificate of need or licenses, our ability to operate or expand could be impaired.

We May Experience Significant Compliance Issues Under HIPAA’s Transaction, Privacy And Security Requirements

Federal regulations issued pursuant to HIPAA contain, among other measures, provisions that require us to implement very significant and potentially expensive new computer systems, employee training programs and business procedures. The federal regulations are intended to encourage electronic commerce in the healthcare industry.

Among other things, HIPAA requires healthcare facilities to use standard data formats and code sets established by the Department of Health and Human Services (“DHHS”) when electronically transmitting information in connection with several transactions, including health claims and equivalent encounter information, health care payment and remittance advice and health claim status. HIPAA also requires DHHS to issue regulations establishing standard unique health identifiers for individuals, employers, health plans and health care providers to be used in connection with the standard electronic transactions. All healthcare providers will be required to obtain a new National Provider Identifier (“NPI”) to be used in standard transactions instead of other numerical identifiers beginning no later than May 23, 2007. We cannot predict whether our facilities may experience payment delays during the transition to the new identifier. Our facilities have fully implemented use of the Employer Identification Number as the standard unique health identifier for employers.  On January 23, 2004, the Department of Health and Human Services (“DHHS”) published the final Standard Unique Health Identifier Rule for Health Care Providers. The Final Rule establishes a standard for assigning a unique health care provider identifier, or National Provider Identifier (“NPI”), and promulgates implementation specifications to guide health care providers in obtaining and using the NPI. We are currently evaluating our compliance with these regulations and cannot predict the impact of such changes at this time.

HIPAA regulations also require our facilities to comply with standards to protect the confidentiality, availability and integrity of patient health information, by establishing and maintaining reasonable and appropriate administrative, technical and physical safeguards to ensure the integrity, confidentiality and the availability of electronic health and related financial information. The security standards were designed to protect electronic information against reasonably anticipated threats or hazards to the security or integrity of the information and to protect the information against unauthorized use or disclosure. We expect that the security standards will require our facilities to implement additional business procedures and training programs, though the regulations do not mandate use of a specific technology.

DHHS has also established standards for the privacy of individually identifiable health information. These privacy standards apply to all health plans, all health care clearinghouses and health care providers, such as our facilities, that transmit health information in an electronic form in connection with standard transactions, and apply to individually identifiable information held or disclosed by a covered entity in any form. These standards impose extensive administrative requirements on our facilities and require compliance with rules governing the use and disclosure of this health information, and they require our facilities to impose these rules, by contract, on any business associate to whom we disclose such information in order to perform functions on their behalf. In addition, our facilities will continue to remain subject to any state laws that are more restrictive than the privacy regulations issued under HIPAA. These laws vary by state and could impose additional penalties.

A violation of the HIPAA regulations could result in civil money penalties of $100 per incident, up to a maximum of $25,000 per person per year per standard. HIPAA also provides for criminal penalties of up to $50,000 and one year in prison for knowingly and improperly obtaining or disclosing protected health information, up to $100,000 and five years in prison for obtaining protected health information under false pretenses, and up to $250,000 and ten years in prison for obtaining or disclosing protected health information with the intent to sell, transfer or use such information for commercial advantage, personal gain or malicious harm. Since there is no significant history of enforcement efforts by the federal government at this time, it is not possible to ascertain the likelihood of enforcement efforts in connection with the HIPAA regulations or the potential for fines and penalties, which may result from the violation of the regulations.

Compliance with these standards requires significant commitment and action by us and our facilities. Because some of the HIPAA regulations are proposed regulations, we cannot predict the total financial impact of the regulations on our operations.

Any Increase In Our Indebtedness May Limit Our Ability To Successfully Run Our Business

We may engage in discussions with various financial institutions in the future to secure credit facilities in order to execute our growth strategy. These credit facilities may contain restrictive covenants that may limit our ability to finance future acquisitions and other expansion of our operations. These covenants may also require us to achieve and/or maintain specific financial ratios. Accordingly, our ability to respond to changing business and economic conditions may be significantly restricted by these covenants should we obtain such credit facilities. Furthermore, the restrictive covenants on these credit facilities may prevent us from engaging in transactions including acquisitions that are important to our growth strategy. These restrictions and requirements could have important consequences to our shareholders, including the following:
•	make us more vulnerable to economic downturns and to adverse changes in business conditions, such as further limitations on reimbursement under Medicare and Medicaid programs;

•	limit our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes;

•	require us to dedicate a substantial portion of our cash flow from operations to the payment of principal and interest on our indebtedness, reducing the funds available for our operations;

•	make us vulnerable to increases in interest rates should our bank credit agreement be at a variable rate of interest; and

•
require us to repay the indebtedness immediately if we default on any of the numerous financial and other restrictive covenants, including restrictions on our payments of dividends, limitation on our ability to incur of indebtedness and sale of assets.

Any substantial increase in our debt levels could also affect our ability to borrow funds at favorable interest rates and our future operating cash flow.

Other Healthcare Facilities May Provide Similar Healthcare Services, Which May Raise The Level Of Competition Faced By Our Healthcare Facilities

Competition among healthcare facilities has intensified in recent years. The health care industry with respect to hospitals is limited to few competitors due to the high barriers of entry resulting from governmental regulations and its capital intensive nature. Our hospitals generally have no competing hospital in the surrounding vicinity except for our facility in Lafayette, Louisiana, which has a competing hospital in the vicinity. However, more recently, hospitals have been facing increasing competition from smaller providers who are not hospitals. Specifically, we face competition from urgent care centers and other specialized care providers, including but not limited to physical therapy and diagnostic centers. We may not be able to successfully compete with all of our competitors, especially with those competitors that are larger and have greater resources. Furthermore, the presence of smaller providers may result in lower revenues which may have a material adverse effect on our business, financial condition, results of operation and growth prospects.

Other Healthcare Facilities May Use Equipment And Services That Are More Specialized Than Those Available At Our Facilities, Thus Potentially Making It Difficult For Us To Compete

Other healthcare facilities may maintain and use equipment and services that are more specialized or advanced than those at our facilities. Specifically, our Georgia facility faces competition from such a competing hospital. Although the hospital is not located in the vicinity of the Georgia facility, it has been able to successfully attract certain patients who seek more advanced care through its various equipment which is more advanced than those in our Georgia facility, including but not limited to an magnetic resonance imaging (“MRI”) system and a real time three-dimensional ultrasound system. While we are currently attempting to upgrade our equipment, it may be still be difficult for us to compete with this facility in attracting and retaining patients due to their more advanced technology.

Our Directors And Executive Officers Have Limited Industry Experience, But Our Success Depends On Such Persons

Some of our directors and executive officers have limited or no significant experience in the healthcare industry. Specifically, our Chief Executive Officer (Rainier Gonzalez) and Chief Financial Officer (John Chi) have limited healthcare industry experience while two (2) of our directors have no healthcare experience (Rep. Marcello Llorente and Alfredo Jurado, Esq.). Since our officers and directors set forth the business strategy of the Company and make significant managerial decisions, our success will depend on their ability to set forth a viable and successful strategy and execute successful managerial decisions. However, our directors and executive officers may not ultimately be successful in the healthcare industry since certain officers and board member have limited or no healthcare industry experience. In addition, we believe that our success will depend to a significant extent upon the efforts and abilities of the management of companies that we acquire.

We Depend Heavily On Senior Management And Therefore The Loss Of Such Persons Could Adversely Affect Our Business

We believe that our success will depend to a significant extent upon the efforts and abilities of our Chairman and Chief Executive Officer, Rainier Gonzalez, and other members of current senior management, specifically John Chi and Manuel Llano, and the senior management of the companies we acquire. Our current employment agreement with Mr. Gonzalez will terminate on August 31, 2007. Our current employment agreement with Mr. Chi will terminate on July 4, 2007. We do not have key person life insurance policies covering any of our employees. We will likely also depend on the senior management of any significant business that we acquire in the future. If we lose the services of one or more of these key employees before we are able to attract qualified replacement personnel, our business could be adversely affected.

Our Significant Stockholder Is Also Our Chief Executive Officer, And He Alone Is Able To Influence Corporate Action

As a result of his stock ownership and board representation, Rainier Gonzalez, who is also our Chief Executive Officer and Chairman of the Board of Directors, is in a position to influence our corporate actions in a manner that could conflict with the interests of our other stockholders, including but not limited to mergers/takeovers with other companies, dividend policies, stock splits and repurchases of stock. Rainier Gonzalez owns 430,422,903 shares of common stock which is 74.15% of the outstanding shares of the 580,496,774 common stock on December 1, 2006. If all of the shares registered under this prospectus (331,873,754 shares) were resold, Mr. Gonzalez approximate ownership percentage would fall to 47.18%.

Our Stock Price May Be Volatile

The market price for our common stock has been volatile and may be affected by a number of factors, including the announcement of acquisitions or other developments by us or our competitors, quarterly variations in our or other healthcare industry participants’ results of operations, changes in earnings estimates or recommendations by securities analysts, developments in the healthcare industry, sales of a substantial number of shares of our common stock in the public market, general market conditions, general economic conditions and other factors. Some of these factors may be beyond our control or may be unrelated to our results of operations or financial condition. Such factors may lead to further volatility in the market price of our common stock.

Shares Eligible For Future Sale May Have A Depressing Effect On Our Stock Price

We have a substantial number of authorized but unissued shares (351,503,226 shares) of our common stock. We expect to issue additional shares of common stock as part of the purchase price for future acquisitions. We have issued to our employees, officers and directors restricted shares of our common stock. These shares may be resold under Rule 144. Currently, we have 452,529,117 shares of restricted stock issued to employees, officers and directors of which 5,356,668 will become unrestricted on December 31, 2006, 9,279,018 will become unrestricted on December 31, 2007 and 7,470,528 will become unrestricted on December 31, 2008. Furthermore, the selling stockholder in this registration statement intends to sell in the public market 331,873,754 shares of common stock which is being registered in this offering. That means that up to 331,873,754 shares may be sold pursuant to this registration statement. Any actual sale or any perception that sales of a substantial number of shares may occur could adversely affect the market price of our common stock and could impair our ability to raise capital through an offering of equity securities.

Our Common Stock Qualifies As A “Penny Stock” Under SEC Rules Which May Make It More Difficult For Our Stockholders To Resell Their Shares Of Our Common Stock

The holders of our common stock may find it more difficult to obtain accurate quotations concerning the market value of the stock. Stockholders also may experience greater difficulties in attempting to sell the stock than if it were listed on a stock exchange or quoted on the NASDAQ National Market or the NASDAQ Small-Cap Market. Because our common stock does not trade on a stock exchange or on the NASDAQ National Market or the NASDAQ Small-Cap Market, and the market price of the common stock is less than $5.00 per share, the common stock qualifies as a “penny stock”. SEC Rule 15g-9 under the Securities Exchange Act of 1934, as amended, imposes additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as an “established customer” or an “accredited investor”. This includes the requirement that a broker-dealer must make a determination on the appropriateness of investments in penny stocks for the customer and must make special disclosures to the customer concerning the risks of penny stocks. Application of the penny stock rules to our common stock affects the market liquidity of the shares, which in turn may affect the ability of holders of our common stock to resell the stock.

Only A Small Portion Of The Investment Community Will Purchase “Penny Stocks” Such As Our Common Stock

Our common stock is defined by the SEC as a “penny stock” because it trades at a price less than $5.00 per share. Our common stock also meets most common definitions of a “penny stock”, since it trades for less than $1.00 per share. Many brokerage firms will discourage their customers from purchasing penny stocks, and even more brokerage firms will not recommend a penny stock to their customers. Most institutional investors will not invest in penny stocks. In addition, many individual investors will not consider a purchase of a penny stock due, among other things, to the negative reputation that attends the penny stock market. As a result of this widespread disdain for penny stocks, there will be a limited market for our common stock as long as it remains a “penny stock”. This situation may limit the liquidity of your shares.

Risks Related To This Offering

Existing Shareholders Will Experience Significant Dilution Upon Conversion Of Convertible Debenture And Exercise Of The Warrant

Cornell may convert its convertible debentures into shares of Pacer’s common stock at a conversion price equal to the lower of $0.05 or ninety-five percent (95%) of the volume weighted average price for the thirty (30) days immediately preceding the conversion date. Cornell has also received a five (5) year warrant to purchase 35,000,000 shares of Pacer’s common stock at an exercise price of $0.02 per share in connection with the issuance of the convertible debentures to Cornell. The subsequent sale of such shares by Cornell could cause significant downward pressure on the price of Pacer’s common stock. This is especially the case if the shares being placed into the market exceed the market’s demand for the shares of Pacer’s common stock.

Further, there is no maximum number of shares Pacer might be required to issue under securities with market-price based conversion or exercise prices, such as securities issued in connection with the convertible debentures or warrant, except for the 4.99% limitation on Cornell’s ownership interest in Pacer at any one time. However, Cornell may acquire a number of shares that far exceeds this limit, through the continual purchase and sale of shares. As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline.

The Lower The Stock Price, The Greater The Number Of Shares Issuable Under The Convertible Debentures

The number of shares issuable upon conversion of the debentures issued in April and May 2006 is determined by the market price of our common stock prevailing at the time of each conversion. The debentures issued allow Cornell to convert the shares at the lesser of (a) $0.05 or (b) ninety-five percent (95%) of the lowest volume weighted average price of the common stock during the thirty (30) trading days immediately preceding the conversion date. If the conversion were to occur at $0.02, we would be required to issue 100,000,000 shares. If the conversion were to occur at $0.01, we would be required to issue 200,000,000 shares. Accordingly, the lower the market price is, the greater the number of shares issuable under the debentures. Upon issuance of the shares, to the extent that holders of those shares will attempt to sell the shares into the market, these sales may further reduce the market price of our common stock. This in turn will increase the number of shares issuable under the debentures. This may lead to an escalation of lower market prices and an increasing number of shares to be issued. A larger number of shares issuable at a discount to a continuously declining stock price will expose our shareholders to greater dilution and a reduction of the value of their investment.

The Sale Of Our Stock Under The Convertible Debentures Or Warrant Could Encourage Short Sales By Third Parties, Which Could Contribute To The Future Decline Of Our Stock Price

In many circumstances, the conversion of convertible debentures, or exercise of warrants, for companies that are traded on the Over-The-Counter Bulletin Board (“OTCBB”) has the potential to cause significant downward pressure on the price of their common stock. This is especially the case if the shares being placed into the market exceed the market’s ability to take up the increased stock or if Pacer has not performed in such a manner to show that the equity funds raised will be used to grow Pacer. Such an event could place further downward pressure on the price of our common stock.

The outstanding convertible debentures may be converted at a discount to the market price of our common stock. As a result, the opportunity exists for short sellers and others to contribute to the future decline of Pacer’s stock price. Persons engaging in short-sales first sell shares that they do not own, and thereafter, purchase shares to cover their previous sales. To the extent the stock price declines between the time the person sells the shares and subsequently purchases the shares, the person engaging in short-sales will profit from the transaction, and the greater the decline in the stock, the greater the profit to the person engaging in such short-sales. Because the debentures are convertible at a discount to market, it is possible that the debentures could be converted if the market price of our common stock declines, thus, supplying any short sellers with the opportunity to cover their short positions. By contrast, a person owning a long position in a stock, such as an investor purchasing shares in this offering, first purchases the shares at the then market price, if the stock price declines while the person owns the shares, then upon the sale of such shares the person maintaining the long position will incur a loss, and the greater the decline in the stock price, the greater the loss which is incurred by the person owning a long position in the stock.

If there are significant short sales of stock, the price decline that would result from this activity will cause the share price to decline more so which in turn may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market for the stock the price will decline. It is not possible to predict if the circumstances where by a short sales could materialize or to what the share price could drop. In some companies that have been subjected to short sales the stock price has dropped to near zero. This could happen to Pacer.

The Price You Pay In This Offering Will Fluctuate And May Be Higher Or Lower Than The Prices Paid By Other People Participating In This Offering

The price in this offering will fluctuate based on the prevailing market price of the common stock on OTCBB. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

The Sequential Purchase And Sale Of Market-Price Based Securities In The Context Of A Declining Market Price Could Result In A Change Of Control

In the event of a decline in the market price of Pacer’s common stock, through the purchase and conversion of shares under the convertible debentures or exercise of the warrants, the subsequent resale of such shares could result in Pacer issuing a sufficient number of shares of common stock registered in this offering, which if held by one or more stockholders working together, could result in a change of control. If the stock price falls to $.0069, Cornell would be able to convert and we could be required to issue enough shares (289,721,409 shares) that would result in a change of control. Furthermore, if all of the shares registered under this prospectus (331,873,754 shares) were resold, Mr. Gonzalez approximate ownership percentage would fall to 47.29% and result in a change of control, unless Mr. Gonzalez acquires additional shares.

A Change Of Control May Result In A Change In The Course Of Our Operations And May Affect The Future Prices Of Our Common Stock.

If a change of control occurs and Cornell Capital owns more than fifty percent (50%) of our common stock, they will be able to elect the majority of our board of directors, control all matters that require a stockholder vote (such as mergers, acquisitions and other business combinations) and exercise a significant amount of influence over our management and operations. Therefore, we may not be able to execute our planned operational strategy and this may affect the future price of our common stock, including a decline in value.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such forward-looking statements include statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans, (e) our anticipated needs for working capital, (f) our lack of operational experience, and (g) the benefits related to ownership of our common stock. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may”, “will”, “should”, “expect”, “anticipate”, “estimate”, “believe”, “intend”, or “project” or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business”, as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur as projected.

SELLING STOCKHOLDER

The following table presents information regarding Cornell, the selling stockholder, in this offering. A description of the selling shareholder’s relationship to Pacer and how it acquired the shares to be sold in this offering is detailed in the information immediately following this table.

Selling Stockholder	Shares Beneficially Owned Before Offering		Percentage Of Outstanding Shares Beneficially Owned Before Offering	Shares To Be Acquired Under The Debenture (If Converted) And Warrant (If Exercised)		Percentage Of Outstanding Shares To Be Acquired Under The Debenture (If Converted) And Warrant (If Exercised)	Shares To Be Sold In The Offering		Percentage Of Shares Beneficially Owned After Offering (1)
Shares Acquired in Financing Transactions with Pacer
Cornell Capital Partners, LP	28,966,789	(3)	4.99%	331,873,754	(2)	36.38%	331,873,754	(2)	0%
Total	28,966,789	(3)	4.99%	331,873,754	(2)	36.38%	331,873,754	(2)	0%

(1)
Applicable percentage of ownership is based on 580,496,774 shares of common stock outstanding as of February 13, 2007, together with securities exercisable or convertible into shares of common stock within sixty (60) days of February 13, 2007, for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within sixty (60) days of February 13, 2007 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and Insider trading regulations - percentage computation is for form purposes only.

(2)
Consists of up to 296,873,754 shares of common stock which may be converted under the convertible debentures issued to Cornell and 35,000,000 shares of common stock which may be issued upon exercise of the warrant issued to Cornell.

(3)
Consists of up to 296,873,754 shares of common stock which may be converted under the convertible debentures issued to Cornell and 35,000,000 shares of common stock which may be issued upon exercise of the warrant issued to Cornell, subject to a 4.99% ownership limitation in accordance with the terms of the convertible debentures and the warrant.

The following information contains a description of the selling shareholder’s relationship to Pacer and how it acquired the shares to be sold in this offering. The selling stockholder has not held a position or office, or had any other material relationship with Pacer, except as follows:

Shares Acquired In Financing Transactions With Pacer

Cornell Capital Partners, LP. Cornell is the holder of the convertible debentures and warrant described herein. All investment decisions of Cornell are made by its general partner, Yorkville Advisors, LLC (“Yorkville”). Mark Angelo, the managing member of Yorkville, makes the investment decisions on behalf of Yorkville. Cornell acquired all shares being registered in this offering in financing transactions with Pacer. Those transactions are explained below:

•
Convertible Debentures. On April 1, 2006, Cornell purchased a convertible debenture from Pacer in the principal amount of $1,000,000. Pursuant to a Securities Purchase Agreement and on May 5, 2006, the Company issued a three (3) year convertible debenture totaling $1,000,000 to Cornell secured by all of the assets and property of the Company. The debentures accrue interest at a rate of ten percent (10%) per year. The debentures are convertible at the holder’s option until the maturity date. The conversion price is equal to the lower of (i) $0.05 or (ii) ninety-five percent (95%) of the lowest volume weighted average price of the common stock for the thirty (30) trading days immediately preceding the conversion date. At maturity, Pacer has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price equal to the lower of $0.05 or ninety-five percent (95%) of the volume weighted average price for the thirty (30) days immediately preceding the conversion date. Pacer has the right to redeem all or a portion of the debenture upon three (3) business days’ notice by paying to Cornell one-hundred twenty percent (120%) of the amount redeemed plus accrued interest. These debentures are secured by substantially all of the Company’s assets as well as 430,422,903 shares of Pacer common stock pledged by our Chief Executive Officer, Rainier Gonzalez, pursuant to that certain Insider Pledge and Escrow Agreement, dated April 1, 2006. Pacer is registering in this offering 296,873,754 shares of common stock underlying the convertible debentures.

•
Pursuant to a Securities Purchase Agreement, and on May 5, 2006, the Company issued a three (3) year convertible debenture totaling $1,000,000 to Cornell secured by all of the assets and property of the Company. The debentures accrue interest at a rate of ten percent (10%) per year. The debentures are convertible at the holder’s option until the maturity date. The conversion price is equal to the lower of (i) $0.05 or (ii) ninety-five percent (95%) of the lowest volume weighted average price of the common stock for the thirty (30) trading days immediately preceding the conversion date.

•
Warrant. On April 1, 2006, Cornell received a five (5) year warrant to purchase 35,000,000 shares of Pacer’s common stock at an exercise price of $0.02 per share. The warrant was issued in connection with the purchase of the convertible debentures by Cornell.

There are certain risks related to sales by Cornell, including:

•
The outstanding shares will be issued based on discount to the market rate. As a result, the lower the stock price, the greater number of shares that will be issued to Cornell. This could result in substantial dilution to the interests of other holders of common stock.

•
To the extent Cornell sells its common stock, the common stock price may decrease due to the additional shares in the market. This could allow Cornell to sell greater amounts of common stock, the sales of which would further depress the stock price.

•
The significant downward pressure on the price of the common stock as Cornell sells material amounts of common stocks could encourage short sales by Cornell or others. This could place further downward pressure on the price of the common stock.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholder. There will be no proceeds to us from the sale of shares of common stock in this offering.

For illustrative purposes only, we have set forth below our use or intended use of proceeds we received in connection with the sale of the convertible debentures to Cornell. The table assumes estimated offering expenses of $85,000, ten percent (10%) commitment fees payable to Cornell upon the purchase of each debenture and a one-time $15,000 structuring fee paid to Cornell in connection with the structuring and issuance of the debentures. The figures below are estimates only, and may be changed due to various factors, including the timing of the receipt of the proceeds.

GROSS PROCEEDS FROM SALE OF DEBENTURES:	$2,000,000
10% commitment fee	($200,000)
Structuring fee	($15,000)
Related Offering Expenses	($85,000)
Net proceeds	$1,700,000

USE OF PROCEEDS:	AMOUNT
Acquisitions	$1,000,000
General Working Capital	$700,000
Total	$1,700,000

We intend to use $1,000,000 towards the partial funding of all of our future acquisitions in 2007. We anticipate that we will generate the remainder of the funds to finalize this purchase through a combination of cash from our operations and external financing. Currently, the Company does not have specific acquisitions planned but is continually reviewing various opportunities for possible acquisition.

We intend to use the remainder of the funds to provide general working capital to our facilities. Specifically, we intend to provide working capital to Knox County, South Cameron Memorial Hospital and Minnie G. Boswell Memorial Hospital in order to increase profitability by generating revenue, leveraging the cost structure, and reducing outstanding current liabilities.

DILUTION

The net tangible book value (deficit) of our Company as of September 30, 2006 was $(0.006) per share of common stock. Net tangible book value (deficit) per share is determined by dividing the tangible book value of our Company (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholder and none of the proceeds will be paid to our Company, our net tangible book value (deficit) will be unaffected by this offering.

PLAN OF DISTRIBUTION

The selling stockholder have advised us that the sale or distribution of our common stock owned by the selling stockholder may be effected directly to purchasers by the selling stockholder or by pledgees, donees, transferees or other successors in interest, as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholder or by agreement between the selling stockholder and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholder effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholder and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the “Securities Act”).

Cornell was formed in February 2000 as a Delaware limited partnership. Cornell is a domestic private equity fund in the business of investing in and financing public companies. Cornell does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing our common stock.

Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholder is advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholder are registered to sell securities in all fifty (50) states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We have agreed to indemnify Cornell and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $85,000. The offering expenses consist of: an SEC registration fee of $1,062, printing expenses of $2,500, accounting fees of $15,000, legal fees of $50,000 and miscellaneous expenses of $16,438. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholder. We did receive proceeds from the sale of debentures to Cornell.

The selling stockholder should be aware that the anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will apply to purchases and sales of shares of common stock by the selling stockholder, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling stockholder or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholder are distributing shares covered by this prospectus. Further, Cornell is contractually prohibited under the Securities Purchase Agreement from engaging in any “short sales”, as such term is defined by the Exchange Act. The selling stockholder are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the SEC.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS AND PLAN OF OPERATION

General

We are a provider of healthcare services with a primary focus on acquiring and restructuring hospitals. Specifically, we intend to focus on acquiring financially distressed hospitals, restructuring the operations to ensure financial viability and consolidating them under the Pacer brand name. We intend to attempt to ensure the financial viability of these healthcare facilities by applying our management experience to restructuring the daily operations. We also intend to design and implement best practices across these facilities to ensure quality medical services are provided to our patients.

On June 26, 2003, Pacer Health Services, Inc. was acquired by Pacer Health Corporation (f/k/a INFe, Inc.) in a transaction accounted for as a recapitalization of Pacer Health Services, Inc. For accounting purposes, Pacer Health Services, Inc. was the acquirer because the former stockholders’ of Pacer Health Services, Inc. received the larger portion of the common stockholder interests and voting rights in the combined enterprise when compared to the common stockholder interests and voting rights retained by the pre-merger stockholders of Pacer Health Corporation (f/k/a INFe, Inc.). As a result, Pacer Health Services, Inc. is re-capitalized to reflect the authorized stock of the legal parent, Pacer Health Corporation (f/k/a INFe, Inc.). Since Pacer Health Services, Inc. was the acquirer, for accounting purposes, Pacer’s November fiscal year end has been changed to Pacer Health Services, Inc.’s December 31, fiscal year end. Accordingly, our financial statements discussed below represent the financial statements of Pacer Health Services, Inc. which reflect the re-capitalization and includes the period from inception to the fiscal year end. Our principal offices are located at 7759 NW 146th Street, Miami Lakes, Florida 33016, and our telephone number is (305) 826-7660. Our website is www.pacerhealth.com.

No material part of our revenues were derived outside of the United States in the nine months ended September 30, 2006, and during that period, we had no material assets outside the United States.

Management’s Discussion and Analysis of Financial Condition and Results of Operations should be read with along with the accompanying Unaudited Consolidated Financial Statements.

Acquisitions

On February 8, 2006, the Company entered into an agreement with Knox County, Kentucky whereby the Company shall lease all of the assets of Knox County Hospital (“KCH”) for a total lease fee amount equal to $2,000,000. This lease will be effective at a future date when Knox County issues certain replacement bonds and the lease term will coincide with the term of the replacement bonds. The Company has also agreed to: (a) operate KCH and fund any operational losses; (b) enter into a cooperative lease agreement to lease the Hospital and the real estate of the Hospital for a period of three years at a rate of $1,100,000 per year until September 30, 2007, and effective July 1, 2007 $1,500,000 per year, payable in equal monthly installments; (c) continue to provide similar clinical hospital services as currently provided by the KCH; and (d) ensure that indigent care is available to the population of Knox County, Kentucky. The lease agreement shall be renewable twice at the option of the Company and shall grant to the Company a purchase option. The purchase price shall be set at the current amount of bond debt as of the date of the execution of the lease agreement less any amount paid under the lease agreement with respect to the KCH purchase plus any prepayment penalties on the replacement bond. Under the Agreement, the Company was required to provide a deposit of $250,000 into escrow. The Agreement contains a break up fee provision whereby if through no fault of Knox County or the hospital, the Company terminates the Agreement and all discussions regarding the Lease and Operating Agreement, then the Company shall pay a breakup fee of $750,000. The $250,000 deposit will be applied to the breakup fee. If through no fault of Pacer, by September 1, 2006 Knox County fails to issue the replacement bonds or terminates the agreement, then Knox County shall pay a breakup fee of from $500,000 to $750,000 to the Company. In July 2006, Knox County determined it was unable to issue replacement bonds and refunded to the Company $200,000 of its initial $250,000 deposit. On December 31, 2006, the Company entered into a lease agreement to lease the equipment and facility from Knox County. As a result, Knox County has not paid a breakup fee and the Company is operating the hospital.

On December 6, 2005, our wholly-owned subsidiary, Pacer Health Holdings of Lafayette, Inc. (“Pacer Sub”) acquired a majority interest in Southpark Community Hospital, L.L.C. (“Southpark”) Pacer Sub received a sixty percent equity position in Southpark and the remaining investors of Southpark reduced their equity position to forty percent in consideration for an infusion amount up to $2,500,000. Pacer Sub also assumed a prorated share of the outstanding liabilities and also assumed the position of guarantor, equal to its percentage of ownership, on all notes. Pacer Sub had also agreed to reimburse certain investors who made principal and interest payments on certain third party loans on behalf of Southpark. On September 29, 2006, the Company divested its majority interest for a $3,000,000 note receivable to a third party, which consists primarily of shareholders of the minority interest.

On September 1, 2005, our wholly-owned subsidiary, Pacer Health Management Corporation of Georgia, completed its asset purchase agreement with the Greene County Hospital Authority to acquire certain assets and assume certain liabilities used in the operation of Minnie G. Boswell Memorial Hospital. The total purchase amount was $1,108,676. On September 29, 2006, the Company executed a sale-leaseback of certain of its assets in Georgia, which included a sale of its skilled nursing operations to Health Systems Real Estate, Inc. The assets sold include all real property for MGBMH as well as licenses, permits and personal property, including vehicles, related to the skilled nursing operations.

On March 22, 2004, our wholly-owned subsidiary, Pacer Health Management Corporation, entered into an Asset Purchase Agreement with Camelot Specialty Hospital of Cameron, LLC (“Camelot”) to acquire certain assets used in the operation of South Cameron Memorial Hospital (“SCMH”). As consideration for the acquisition, the Company issued 50,000,000 shares of its common stock having a fair value of $1,100,000. On March 22, 2004, our wholly-owned subsidiary, Pacer Health Management Corporation, entered into an Asset Purchase Agreement with Camelot Specialty Hospital of Cameron, LLC to acquire certain assets used in the operation of South Cameron Memorial Hospital.

We intend to expand our regional network through the acquisition of additional financially distressed hospitals. In most cases, we believe that our initial market entry will be through the acquisition of key existing healthcare facilities in a market. We intend to retain the management of well-run facilities to benefit from their knowledge and experience. Smaller facilities may also be acquired in non-strategic locations. We believe that by acquiring existing facilities, we will build our network in a cost-efficient manner.

The net book value of goodwill at September 30, 2006 totaled $1,216,318 which represents 13.22% of the total assets at that date. We follow the provisions of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”), which require us to complete impairment tests on goodwill as of December 31, 2005. Accordingly, an impairment analysis was performed that resulted in no additional impairment. Goodwill will be tested for impairment annually at December 31 or more frequently when events or circumstances indicate that an impairment may have occurred. However, earnings in future years could be materially adversely affected if management later determines the goodwill balance is impaired.

Critical Accounting Estimates

The preparation of financial statements in accordance with U.S. Generally Accepted Accounting Principles requires us to make estimates and assumptions that affect reported amounts and related disclosures. We consider an accounting estimate to be critical if:
•	it requires assumptions to be made that were uncertain at the time the estimate was made; and

•	changes in the estimate or different estimates that could have been made could have a material impact on our consolidated results of operations or financial condition.

The table of critical accounting estimates is not intended to be a comprehensive list of all of our accounting policies that require estimates. We believe that of our significant accounting policies, as discussed in Note 1 of our consolidated financial statements for the nine months ended September 30, 2006 and for the years ended December 31, 2005 and 2004 included elsewhere in this report, the estimates discussed below involve a higher degree of judgment and complexity. We believe the current assumptions and other considerations used to estimate amounts reflected in our consolidated financial statements are appropriate. However, if actual experience differs from the assumptions and other considerations used in estimating amounts reflected in our consolidated financial statements, the resulting changes could have a material adverse effect on our consolidated results of operations and our financial condition.

The table that follows presents information about our critical accounting estimates, as well as the effects of hypothetical changes in the material assumptions used to develop each estimate:

BALANCE SHEET OR INCOME STATEMENT CAPTION/ NATURE OF CRITICAL ESTIMATE ITEM	ASSUMPTIONS/ APPROACH USED	SENSITIVITY ANALYSIS
Allowance for doubtful accounts and provision for doubtful accounts

Accounts receivable primarily consist of amounts due from third-party payors and patients. Our ability to collect outstanding receivables is critical to our results of operations and cash flows. To provide for accounts receivable that could become uncollectible in the future, we establish an allowance for doubtful accounts to reduce the carrying value of such receivables to their estimated net realizable value. The primary uncertainty lies with uninsured patient receivables and deductibles, co-payments or other amounts due from individual patients. Our allowance for doubtful accounts, included in our balance sheets as of September 30, 2006 and December 31, 2005 was as follows (in thousands):
• September 30, 2006 — $4,263,100; and
• December 31, 2005 — $4,402,894.

The largest component of bad debts in our patient accounts receivable relates to accounts for which patients are responsible, which we refer to as patient responsibility accounts. These accounts include both amounts payable by uninsured patients and co-payments and deductibles payable by insured patients. In general, we attempt to collect deductibles, co-payments and self-pay accounts prior to the time of service for non-emergency care. If we do not collect these patient responsibility accounts prior to the delivery of care, the accounts are handled through our billing and collections processes.

We verify each patient’s insurance coverage at the time of the scheduled admission or procedure, including eligibility, benefits and authorization / pre-certification requirements, in order to notify patients of the amounts for which they will be responsible. We attempt to verify insurance coverage within a reasonable amount of time for all emergency room visits and urgent admissions in compliance with the Emergency Medical Treatment and Active Labor Act.

If self-pay revenues during 2006 were changed by one percent (1%), our 2006 after-tax income from continuing operations would change by approximately $0.001 or diluted earnings per share of $0.001.

This is only one example of reasonably possible sensitivity scenarios. The process of determining the allowance requires us to estimate uncollectible patient accounts that are highly uncertain and requires a high degree of judgment. It is impacted by changes in regional economic conditions, business office operations, payor mix and trends in federal or state governmental healthcare coverage.

A significant increase in our provision for doubtful accounts (as a percentage of revenues) would lower our earnings. This would adversely affect our results of operations, financial condition, liquidity and future access to capital.

In general, we follow the following steps in collecting accounts receivable:
• if possible, cash collection of deductibles, co-payments and self-pay accounts at the time service is provided;
• billing and follow-up with third party payors;
• utilization of collection agencies; and
• if collection efforts are unsuccessful, write off of the patient accounts.

Allowance for doubtful accounts and provision for doubtful accounts (continued)

Our policy is to write off accounts after all legal actions have been exhausted. Patient responsibility accounts represent the majority of our write-offs. Generally, we do write off accounts at the time we utilize the services of a collection agency. If collection efforts have proven successful, a recovery of bad debt expense is recognized in the current period.

BALANCE SHEET OR INCOME STATEMENT CAPTION/ NATURE OF CRITICAL ESTIMATE ITEM
We determine the adequacy of the allowance for doubtful accounts reviewing our remittances against related charges. We continually adjust our reserve based on our collection history.

Revenue recognition / Allowance for contractual discounts

We recognize revenues in the period in which services are provided. Accounts receivable primarily consist of amounts due from third-party payors and patients. Amounts we receive for treatment of patients covered by governmental programs, such as Medicare and Medicaid, and other third-party payors such as HMOs, PPOs and other private insurers, are generally less than our established billing rates. Accordingly, our gross revenues and accounts receivable are reduced to net realizable value through an allowance for contractual discounts.
Our allowance for contractual discounts, included in our balance sheets as of September 30, 2006 and December 31, 2005 was as follows (in thousands):
• September 30, 2006 — $3,161,776; and
• December 31, 2005 — $3,746,076.
We recorded contractual allowance discounts, included in our results of operations, was as follows (in thousands):
• September 30, 2006 — $10,407,303; and
• December 31, 2005 —$9,695,457 of which $2,224,000 was a change in estimate.

Revenues are recorded at estimated net amounts due from patients, third-party payors and others for healthcare services provided. Estimates for contractual allowances are calculated based solely on historical collections from payors based on the type of service provided. All contractual adjustments regardless of type of payor or method of calculation are reviewed continually and compared to actual experience.

	Governmental payors	Governmental payors

The majority of services performed on Medicare and Medicaid patients are reimbursed at predetermined reimbursement rates except for our critical access acute care facility in Greensboro, Georgia and our geriatric psychiatric facility in Lake Charles, Louisiana, which is reimbursed on a reasonable cost method. The differences between the established billing rates (i.e., gross charges) and the actual reimbursement rates are recorded as contractual discounts and deducted from gross charges.

Because the laws and regulations governing the Medicare and Medicaid programs are complex and subject to change, the estimates of contractual discounts we record could change by material amounts. Adjustments related to settlements decreased our revenues by the following amounts (in thousands):
• 2006 — $1,693,150.

BALANCE SHEET OR INCOME STATEMENT CAPTION/ NATURE OF CRITICAL ESTIMATE ITEM

For our critical access acute care facility in Greensboro, Georgia and our geriatric psychiatric facility in Lake Charles, Louisiana , there is an adjustment or settlement of the difference between the actual cost to provide the service and the actual reimbursement rates. Settlements are adjusted in future periods when settlements of filed cost reports are received. Final settlements under these programs are subject to adjustment based on administrative review and audit by third party intermediaries, which can take several years to resolve completely.

• 2005 — $887,084.

A change in the settlement of five percent (5%) would result in a charge to our results of operations of $84,658.

This is only one example of reasonably possible sensitivity scenarios. The process of determining the allowance requires us to estimate reasonable costs and predetermined reimbursement rates that are highly uncertain and requires a high degree of judgment. It is impacted by changes in regional economic conditions, business office operations, payor mix and trends in federal or state governmental healthcare coverage.

A significant increase in our allowance for contractual discounts (as a percentage of revenues) would lower our earnings. This would adversely affect our results of operations, financial condition, liquidity and future access to capital.

	Non-Governmental payors	Non-Governmental payors

For most managed care plans, estimated contractual allowances are adjusted to actual contractual allowances as cash is received and claims are reconciled.

Accounts receivable primarily consist of amounts due from third party payors and patients. Amounts we receive for the treatment of patients covered by HMOs, PPOs and other private insurers are generally less than our established billing rates. We include contractual allowances as a reduction to revenues in our financial statements based on payor specific identification and payor specific factors for rate increases and denials.

If our overall estimated contractual discount percentage on all of our non-governmental revenues during 2006 were changed by one percent (1%), our 2006 after-tax income from continuing operations would change by approximately $0.001 million.

This is only one example of reasonably possible sensitivity scenarios. The process of determining the allowance requires us to estimate the amount expected to be received and requires a high degree of judgment. It is impacted by changes in managed care contracts and other related factors.

A significant increase in our estimate of contractual discounts would lower our earnings. This would adversely affect our results of operations, financial condition, liquidity and future access to capital.

Goodwill and accounting for business combinations

Goodwill represents the excess of the purchase price over the fair value of the net assets of acquired companies. Our goodwill included in our consolidated balance sheets as of September 30, 2006 and December 31, 2005 was as follows (in millions):
• September 30, 2006 — $1,216,318; and
• December 31, 2005 — $2,796,452.

We follow the guidance in Statement of Financial Accounting Standard (“SFAS”) No. 142, “Goodwill and Other Intangible Assets”, and test goodwill for impairment using a fair value approach. We are required to test for impairment at least annually, absent some triggering event that would accelerate an impairment assessment. On an ongoing basis, absent any impairment indicators, we perform our goodwill impairment testing as of December 31 of each year. We determine fair value using a discounted cash flow analysis. These types of analyses require us to make assumptions and estimates regarding future cash flows, industry economic factors and the profitability of future business strategies.

We performed our annual testing for goodwill impairment as of December 31, 2004 and 2005 using the methodology described here, and determined that no goodwill impairment existed. If actual future results are not consistent with our assumptions and estimates, we may be required to record goodwill impairment charges in the future.

BALANCE SHEET OR INCOME STATEMENT CAPTION/ NATURE OF CRITICAL ESTIMATE ITEM
The decrease in our goodwill during 2006 was primarily the result of the disposal of our majority interest in Southpark Community Hospital.
The purchase price of acquisitions are allocated to the assets acquired and liabilities assumed based upon their respective fair values and subject to change during the twelve month period subsequent to the acquisition date. Such valuations require us to make significant estimates and assumptions, including projections of future events and operating performance.

Our estimate of fair value of acquired assets and assumed liabilities are based upon assumptions believed to be reasonable based upon current facts and circumstances. If ten percent (10%) of the non-depreciable assets acquired during 2006 were allocated to a depreciable asset with an average life of twenty (20) years, depreciation expense would have increased by approximately $53,100 in 2006.

Fair value estimates are derived internal calculations of estimated future net cash flows. Our estimate of future cash flows is based on assumptions and projections we believe to be currently reasonable and supportable. Our assumptions take into account revenue and expense growth rates, patient volumes, changes in payor mix, and changes in legislation and other payor payment patterns.

Accounting for income taxes

Deferred tax assets generally represent items that will result in a tax deduction in future years for which we have already recorded the tax benefit in our income statement. We assess the likelihood that deferred tax assets will be recovered from future taxable income. To the extent we believe that recovery is not probable, a valuation allowance is established. To the extent we establish a valuation allowance or increase this allowance, we must include an expense as part of the income tax provision in our results of operations. Our deferred tax asset balances in our consolidated balance sheets as of June 30 for the following years were as follows (in thousands):

• 2006 — $1,406,787; and

• 2005 — $303,646.

Our valuation allowances for deferred tax assets in our consolidated balance sheets as of December 31 for the following years were as follows (in thousands):

• 2006 — $1,406,787; and

• 2005 — $303,646.

The first step in determining the deferred tax asset valuation allowance is identifying reporting jurisdictions where we have a history of tax and operating losses or are projected to have losses in future periods as a result of changes in operational performance. We then determine if a valuation allowance should be established against the deferred tax assets for that reporting jurisdiction.

The second step is to determine the amount of the valuation allowance. We will generally establish a valuation allowance equal to the net deferred tax asset (deferred tax assets less deferred tax liabilities) related to the jurisdiction identified in step one of the analysis. In certain cases, we may not reduce the valuation allowance by the amount of the deferred tax liabilities depending on the nature and timing of future taxable income attributable to deferred tax liabilities.

We have subsidiaries with a history of tax losses and, based upon those historical tax losses, we assumed that the subsidiaries would not be profitable in the future for income tax purposes. If our assertion regarding the future profitability of those subsidiaries were incorrect, then our deferred tax assets would be understated by the amount of the valuation allowance of $1,406,787 on September 30, 2006 and $303,646 on December 31, 2005.

The IRS may propose adjustments for items we have failed to identify as tax contingencies. If the IRS were to propose and sustain assessments equal to ten percent (10%) of our taxable loss for 2005, we would incur $110,192 of additional tax payments plus applicable penalties and interest.

In addition, significant judgment is required in determining and assessing the impact of certain tax-related contingencies. We establish accruals when, despite our belief that our tax return positions are fully supportable, it is probable that we have incurred a loss related to tax contingencies and the loss or range of loss can be reasonably estimated.

In assessing tax contingencies, we identify tax issues that we believe may be challenged upon examination by the taxing authorities. We also assess the likelihood of sustaining tax benefits associated with tax planning strategies and reduce tax benefits based on management’s judgment regarding such likelihood. We compute the tax and related interest on each contingency. We then determine the amount of loss, or reduction in tax benefits based upon the foregoing and reflect such amount as a component of the provision for income taxes in the reporting period.

BALANCE SHEET OR INCOME STATEMENT CAPTION/ NATURE OF CRITICAL ESTIMATE ITEM
We adjust the accruals related to tax contingencies as part of our provision for income taxes in our results of operations based upon changing facts and circumstances, such as progress of a tax audit, development of industry related examination issues, as well as legislative, regulatory or judicial developments. A number of years may elapse before a particular matter, for which we have established an accrual, is audited and resolved.

During each reporting period, we assess the facts and circumstances related to recorded tax contingencies. If tax contingencies are no longer deemed probable based upon new facts and circumstances, the contingency is reflected as a reduction of the provision for income taxes in the current period.

Payor Mix Concentration

The following table represents our payor mix concentration among the following five (5) payors:

•	Medicare

•	Medicaid

•	Blue Cross/Blue Shield

•	Commercial Insurance

•	Self-Pay

Payor	0-30 Days	31-60 Days	61-90 Days	91-120 Days	121-150 Days	151-180 Days	>180 Days	Total
Medicare	1,353,409	587,250	156,501	179,795	102,201	93,760	797,447	3,269,913
Medicaid	336,449	89,102	106,002	145,347	50,800	29,699	343,957	1,101,405
BCBS	91,215	130,962	64,540	24,103	60,000	24,922	308,888	704,630
Commercial	62,851	123,564	62,818	76,971	106,699	42,966	420,428	896,297
Private	29,722	431,074	254,628	244,912	177,611	174,054	2,114,865	3,426,867
	1,873,695	1,361,951	644,039	671,128	497,311	365,402	3,985,585	9,399,112

Results Of Operations For The Three (3) Months Ended September 30, 2006 and September 30, 2005.

Net Revenue

Net revenues for continuing operations for the three months ended September 30, 2006 and 2005, were $3,203,903 and $3,278,792, comprised of patient service revenues of $3,088,903 and $3,038,120 and management services fees $115,000 and $240,672, respectively. Patient service revenue of $10,771,104 for Southpark was included in discontinued operations for the three months ended September 30, 2006. The increase in revenue was primarily due to the acquisition of MGBMH offset by a settlement of our Medicare liability for SCMH and MGBMH based on the submitted Medicare cost reports. We anticipate revenues to continue to grow in the fiscal year ending December 31, 2006, primarily as a result of acquisitions.

Operating Expenses

Operating expenses for continuing operations for the three months ended September 30, 2006 and 2005 were $5,022,039 and $2,851,443, respectively. Operating expenses of $4,556,460 for Southpark was included in discontinued operations for the three months ended December 31, 2006. Operating expenses increased primarily due to the acquisition of MGBMH. We anticipate that our continued efforts to leverage our cost structure, particularly in the areas of compensation and other selling, general and administrative expenses will reduce expenses in the future. Additionally, we continue to centralize certain key accounting and administrative activities in our facilities, which we expect will reduce our operating costs and improve our operating efficiency over time. During the three months ended September 30, 2006, operating expenses consisted principally of $1,849,429 in salaries, wages and benefits, $1,283,730 in bad debt expenses, $557,440 in contract labor, $28,668 in depreciation, $82,458 in insurance expenses, $213,050 in medical supplies, $368,057 of professional fees, $127,697 in rent expenses and $511,510 of general and administrative expenses. We anticipate operating expenses to increase in the fiscal year ending December 31, 2006, primarily as a result of acquisitions.

Other Income/(Expense)

Other income/(expense) for the three months ended September 30, 2006 and 2005 was $688,260 and $(323,724). Other income consisted primarily of the gain on the sale of our skilled nursing facility of $637,196 and a gain on the change of fair market value of derivatives related to the convertible debenture of $347,211. Interest expense for the three months ended September 30, 2006 and 2005 was $302,769 and $21,971, respectively. Interest expense was recorded in connection with outstanding notes and loans payable for these periods, which increased by $280,798 for the three months ended September 30, 2006 as compared to the same period in 2005 primarily as a result of the amortization of debt discount related to the convertible debentures. Interest expense of $343,328 for Southpark was included in discontinued operations for the three months ended December 31, 2006.

Net Income

Our net income for the three months ended September 30, 2006 and 2005 was $2,759,505 and $103,625. The increase in net income is primarily the result of our gain on the sale of our skilled nursing facility of $637,196 and gain on the sale of majority interest of $4,433,895 offset by the recognition of a change in the fair market value of derivatives related to the convertible debenture of $347,211. During the three months ended September 30, 2006, Southpark had a net loss of $544,514, offset by a gain of $4,433,895 which was included in discontinued operations.

Results Of Operations For The Nine (9) Months Ended September 30, 2006 and September 30, 2005.

Net Revenue

Net revenues for continuing operations for the nine months ended September 30, 2006 and 2005, were $11,018,463 and $6,772,312, comprised of patient service revenues of $10,903,463 and $5,881,640 and management services fees of $115,000 and $840,672, respectively. Patient service revenue of $21,214,241 for Southpark was included in discontinued operations for the nine months ended September 30, 2006. The increase in revenue was primarily due to the acquisition of MGBMH and Southpark offset by a settlement of our Medicare liability for SCMH and MGBMH based on the submitted Medicare cost reports. We anticipate revenues to continue to grow in the fiscal year ending December 31, 2006, primarily as a result of acquisitions.

Operating Expenses

Operating expenses for continuing operations for the nine months ended September 30, 2006 and 2005 were $13,944,486 and $7,165,150, respectively. Operating expenses of $11,687,047 for Southpark was included in discontinued operations for the nine months ended December 31, 2006. Operating expenses increased primarily due to the acquisition of MGBMH. We anticipate that our continued efforts to leverage our cost structure, particularly in the areas of compensation and other selling, general and administrative expenses will reduce expenses in the future. Additionally, we continue to centralize certain key accounting and administrative activities in our facilities, which we expect will reduce our operating costs and improve our operating efficiency over time. In the first nine months ended September 30, 2006, operating expenses consisted principally of $5,686,236 in salaries, wages and benefits, $2,841,401 in bad debt expenses, $1,672,817 in contract labor, $89,740 in depreciation, $388,923 in insurance expenses, $687,937 in medical supplies, $878,366 of professional fees, $370,216 in rent expenses and $1,328,850 of general and administrative expenses. We anticipate operating expenses to increase in the fiscal year ending December 31, 2006, primarily as a result of acquisitions.

Other Income/(Expense)

Other income/(expense) for the nine months ended September 30, 2006 and 2005 was $(383,064) and $(291,123). Other income/(expense) consisted primarily of the gain on the sale of our skilled nursing facility of $637,196 and a loss on the change of fair market value of derivatives related to the convertible debenture of $550,685. Interest expense for the nine months ended September 30, 2006 and 2005 was $534,713 and $52,285, respectively. Interest expense was recorded in connection with outstanding notes and loans payable for these periods, which increased by $482,428 for the nine months ended September 30, 2006 as compared to the same period in 2005 as a result of our acquisition of MGBMH and the amortization of debt discount related to the convertible debentures. Interest expense of $990,403 for Southpark was included in discontinued operations for the nine months ended December 31, 2006.

Net Loss

Our net loss for the nine months ended September 30, 2006 was $2,472,113, as compared to a net loss for the nine months ended September 30, 2005 of $733,961. The decrease in net income is primarily the result of our gain on the sale of our skilled nursing facility of $637,196 and gain on sale of majority interest of $4,433,895 (included in discontinued operations) offset by the settlement of our acquisition of Southpark, a net loss of $3,596,921 from Southpark (included in discontinued operations) and the recognition of a change in the fair market value of derivatives related to the convertible debenture of $(550,685).

Significant Features of Restructuring Plan

Our restructuring plan for South Cameron Memorial Hospital consists primarily of revenue generation and reduction of costs. We intend to generate revenue in South Cameron Memorial Hospital by implementing a comprehensive revenue generation plan. Prior to its devastation by Hurricane Rita, South Cameron Memorial Hospital had a successful marketing strategy. We have reestablished a marketing department that currently works with the hospital administration and business office to specifically target various healthcare facilities, including but not limited to physician’s offices and skilled nursing facilities. We are attempting to develop brand awareness by marketing specifically to these facilities. Furthermore, we have publicly advertised through television and radio commercials as well as billboards to further enhance our brand awareness in the Lake Charles, LA market.

We have begun to reduce excess costs in the cost structure of South Cameron. We have eliminated unnecessary positions, and in certain cases, consolidated departments and job positions. We have begun the process of identifying and managing our cost drivers to ensure that they approximate the same expense as other similar facilities. We believe that we will finalize our reengineering of the cost structure in the spring of 2007.

We are in the final stages of turning around the operations of MGBMH. We have begun restructuring operations in 2004 when we were first engaged to manage the facility. As a result, the majority of our restructuring plan has been implemented. The final stages of our plan include revenue generation through additional outpatient programs and through the acquisition of certain medical equipment (e.g., CT Scanner). We expect to continue to see results of our restructuring in the near future.

RESULTS OF OPERATIONS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005, COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 2004.

The Company had revenues $11,515,119 and $8,231,505 in the years ended December 31, 2005 and 2004, respectively, an increase of $3,283,614 or 39.8%. Our revenues increased significantly for the year ended December 31, 2005 from the year ended December 31, 2004 primarily as a result of our acquisition of the medical hospital in Lafayette, Louisiana and Greensboro, Georgia. The increase was partially offset by a reduction in our revenues for our Cameron, Louisiana facility and our Lake Charles facility. This reduction was the direct result of the destruction of our acute care facility and temporary shutdown of our Lake Charles, Louisiana facility from Hurricane Rita. Revenue includes reimbursement amounts billed to Medicare, Medicaid and private insurance companies. These amounts are shown at the gross amount billed less contractual allowances. Revenue also includes other operational income.

The Company had total operating expenses of $12,863,596 and $8,545,226 in the years ended December 31, 2005 and 2004, respectively, an increase of $4,318,370 or 50.5%. Our expenses increased significantly for the year ended December 31, 2005 from the year ended December 31, 2004 primarily as a result of our acquisition of the medical hospital in Lafayette, Louisiana and Greensboro, Georgia. As a result of our late acquisition of Southpark, our operating costs were disproportionally higher for the facility due to the fact that we are in the beginning stages of our turnaround plan. Accordingly, the expenses reflect the cost structure that was in place prior to Pacer’s acquisition of the majority interest. The operating expense of our Cameron, Louisiana Facility and Lake Charles, Louisiana facility also increased. The increase was the direct result of Hurricane Rita. The increase includes cleanup costs and the cost of restocking various medical supplies in our Lake Charles, Louisiana facility as well as payment of severance to former employees laid off as a result of the destruction of our Cameron, Louisiana facility. Our Cameron, Louisiana facility also incurred significant operating expenses when it treated and housed a significant amount of displaced Hurricane Katrina victims. These expenses were not reimbursed to the Company by the Federal Emergency Management Agency (“FEMA”) or the State of Louisiana in 2005. The Company anticipates full reimbursement of such expenses in fiscal year 2006.

The Company had a net loss of $899,039 in 2005 compared to net income of $879,248 in 2004. The income / (loss) per share was approximately $(0.00) in 2005 and $0.00 in 2004. This is primarily the result of our acquisition of Southpark. On December 6, 2005, we acquired a 60% interest in Southpark Community Hospital LLC. During the month of December, Southpark Community Hospital LLC incurred a loss of $640,403. As a result of the value of the minority interest being $0, we are required to allocate the entire loss of $640,403 to our consolidated statement of operations instead of 60% of the stated loss. The loss is primarily attributable to the inherited cost structure of Southpark Community Hospital LLC and the low revenues generated prior to the Company’s acquisition. The Company began to effectuate its turnaround and restructuring plan shortly after its acquisition of its membership interest. The implementation of the turnaround and restructuring plan is expected to last through the first quarter of next year. As a result, the Company expects Southpark Community Hospital LLC to have losses until at least the end of next quarter.

The Company plans to expand its business over the next several years, largely through the acquisition of financially distressed hospitals. The corporate general and administrative expenses are expected to increase over this time period, due principally to expansion of corporate personnel and integration costs planned to be incurred in connection with the development and implementation of centralized operational and financial systems.

The Company incurred interest expense of $158,210 and $329,082 for the years ended December 31, 2005 and 2004, respectively, a decrease of $170,872 or 51.9%. The decrease is primarily due to the settlement of outstanding convertible debentures we had issued to Cornell Capital Partners, LP (“Cornell”) and had settled on November 30, 2004. We may also incur additional debt in future years in order to facilitate acquisitions or expand corporate operations. Interest paid on this future debt could have a material adverse effect on our business, financial condition, results of operations, cash flows, and prospects.

The provision for income taxes for the years ended December 31, 2005 and 2004 was $0 and $0, respectively. Any tax benefit generated by our loss was offset by a deferred tax asset allowance. Our future effective tax rate will depend on various factors including the mix between state taxable income or losses, amounts of tax deductible goodwill and the timing of adjustments to the valuation allowance on our net deferred tax assets.

Liquidity And Capital Resources

We had cash on hand of $970,671 at September 30, 2006. Net Cash used in operating activities during the nine month period ended September 30, 2006 was $4,008,241, compared to net cash provided by operations of $150,056 in operating activities for the same period a year earlier. The primary contributor was the increase of net accounts receivable and the gain on sale of majority interest in Southpark offset by an increase in Medicare liability and accounts payable. Our primary source of operating cash, net accounts receivable, increased $6,286,343 offset by bad debt expense of $4,450,204. The net increase in the accounts receivable was primarily the result of additional revenue generated from our facilities which has yet to be collected from Medicare, Medicaid and commercial third-party payors. In addition, our net loss included a gain on sale of our majority interest in Southpark of $4,433,894 which is deducted from our cash flows. Additionally, our Medicare liability increased $1,742,082 as a result of the submission of cost reports for our facilities. The decrease from the prior year in cash generated by operations, after considering the effect of the sale of the nursing home and increases in the accounts receivable and Medicare liability, is due primarily to increase of uncollected reimbursements from Medicare, Medicaid and commercial third-party payors. As we experience changes in our business mix and as admissions of uninsured patients grow, our operating cash flow is negatively impacted due to lower levels of cash collections and higher levels of bad debt.

Net Cash provided by investing activities was $2,566,724 for the nine months ended September 30, 2006, compared to $420,979 for the same period in 2005. The primary contributor was the proceeds from the sale of our Nursing Home facility offset by purchases in capital equipment. Net proceeds from the sale of the proceeds of our Greensboro, Georgia facility was $2.59 million. Net cash used in purchasing medical equipment and computers was $184,609. We expect our need for capital equipment to increase in the future as our capital equipment ages and rapid new innovations in medical technology emerges. As we acquire new capital equipment, our investing cash is negatively impacted due to the significant cost of capital equipment.

Net Cash provided in financing activities was $1,192,963 for the nine months ended September 30, 2006, compared to cash used of $423,233 in the same period for 2005. The primary contributor was the proceeds from the sale of convertible debentures to Cornell Capital Partners, LP. Net cash provided by the issuance of convertible debentures (net of related expenses) to Cornell $1,732,758 which had debt lender fees of $544,409 offset by a $250,000 redemption of convertible debenture. We do not anticipate to issue any additional convertible debentures to Cornell Capital Partners, LP. Additionally, we received proceeds of $849,000 from related party loans offset primarily by repayments of $800,529 for related party loans, repayments of $800,599 for loans payable. We anticipate that we will receive related party loans in the future as the need arises due to its immediate liquidity to the Company.

During the nine months ended September 30, 2006, we had repayments of $287,285 for capitalized lease obligations, repayments of $832,599 for loans payable, repayments of $482,807 for notes payable offset by a contribution of $639,738 by the minority interest. We anticipate future payments to continue in the future as part of our repayment of outstanding debt and loans payable. As we continue to expand, we expect our debt and loans payable to increase as we will require additional funds to support the working capital of future acquisitions. Accordingly, our financing cash flow will fluctuate as we receive cash from debt and loans payable and we use cash in its repayment.

The Company believes that future cash flows from operating activities and from issuances of debt and common stock will provide adequate funds to meet the ongoing cash requirements of its existing business over the next 12 months. However, failure to successfully raise additional capital or incur debt could limit the planned expansion of our existing business in the short-term. We cannot provide assurance that the occurrence of unplanned events, including temporary or long-term adverse changes in global capital markets, will not interrupt or curtail our short-term or long-term growth plans.

We anticipate that we will refinance our debt to obtain better payment terms with respect to the outstanding debt of Southpark. This would result in significantly less cash used to repay outstanding debt. Furthermore, as a result of our financing from Cornell, we anticipate that we will be required to use cash to repay Cornell. If we are unable to repay Cornell on a monthly basis, we will be forced to let Cornell convert the monthly payment into shares of common stock. The conversion will result in no usage of cash from the Company.

On April 1, 2006, the Company executed a Securities Purchase Agreement with Cornell whereby it would issue $2,000,000 of secured convertible debentures. On April 1, 2006, pursuant to the Securities Purchase Agreement, the Company issued a three (3) year convertible debenture totaling $1,000,000 to Cornell secured by all of the assets and property of the Company. The debenture accrues interest at a rate of ten percent (10%) per year. The debentures are convertible at the holder’s option until the maturity date. The conversion price is equal to the lower of (a) $0.05 or (b) ninety-five percent (95%) of the lowest volume weighted average price of the common stock for the thirty (30) trading days immediately preceding the conversion date.

In connection with the April 1, 2006 issuance of the $1,000,000 convertible debenture, the Company recorded a contra liability of $115,000 by debiting debt discount. These $115,000 in costs are fees and expenses paid directly to the lender in connection with obtaining the debt funding. Debt discount will be directly offset against the gross convertible debentures balance outstanding. The total debt discount will be amortized to interest expense over the life of the debt.

On May 5, 2006, pursuant to the Securities Purchase Agreement, the Company issued a three (3) year convertible debenture totaling $1,000,000 to Cornell secured by all of the assets and property of the Company. The debenture accrues interest at a rate of ten percent (10%) per year. The debentures are convertible at the holder’s option until the maturity date. The conversion price is equal to the lower of (i) $0.05 or (ii) ninety-five percent (95%) of the lowest volume weighted average price of the common stock for the thirty (30) trading days immediately preceding the conversion date.

In connection with the May 5, 2006 issuance of the $1,000,000 convertible debenture, the Company recorded a contra liability of $100,000 by debiting debt discount. These $100,000 in costs are fees and expenses paid directly to the lender in connection with obtaining the debt funding. Debt discount will be directly offset against the gross convertible debentures balance outstanding. The total debt discount will be amortized to interest expense over the life of the debt.

In conjunction with the Securities Purchase Agreement, the Company issued a five (5) year warrant to Cornell to purchase 35,000,000 shares of common stock at an exercise price of $0.02. The warrants may be cashless exercised if the Registration Statement discussed below is not effective within one hundred eighty (180) days.

The convertible debentures and warrants contain registration rights with filing and effectiveness deadlines and a liquidated damages provision. The registration statement was required to be filed within sixty (60) days of the initial funding date of April 1, 2006 and was required to become effective within one hundred twenty (120) of the initial funding date. The Company is required to accrue as liquidated damages, payable in cash or shares at the lender’s option, two percent (2%) of the value of the convertible debentures for each thirty (30) day period after the scheduled deadline as applicable. The Company must also maintain the registration statement effective until all the registrable securities have been sold by the lender (the “Registration Period”).

The Company concluded that since the secured convertible debentures had a variable conversion rate, the Company could not guarantee it would have enough authorized shares pursuant to the criteria of EITF 00-19 and therefore the embedded conversion option must be accounted for as a derivative. In addition the liquidated damage penalty in the Registration Rights Agreement would cause derivative classification. In addition, all prior existing non-employee options or warrants (950,000) must be classified as liabilities for the same reason. The Company recorded an embedded conversion options liability and warrant liability relating to 35,000,000 warrants at the April 1, 2006 funding date with a debt discount. In addition, the fair value of 950,000 existing warrants was reclassified to warrant liabilities from stockholders’ equity at the funding date.

Intangible Assets

Intangible assets at September 30, 2006 consisted of goodwill of $1,216,318 which is the result of the acquisitions of SCMH. Goodwill consists of the excess of purchase price over the fair value of assets and liabilities acquired in acquisitions accounted for under the purchase method of accounting.

The Company follows the provisions of SFAS No. 141, “Business Combinations” (“SFAS 141”), which requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method. Additionally, acquired intangible assets are separately recognized if the benefit of the intangible asset is obtained through contractual or other legal rights, or if the intangible asset can be sold, transferred, licensed, rented, or exchanged, regardless of the acquirer’s intent to do so.

The Company also follows the provisions of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”). As required by SFAS 142, the Company has completed certain impairment tests for its recorded goodwill. These tests include determining the fair value of the Company’s single reporting unit, as defined by SFAS 142, and comparing it to the carrying value of the net assets allocated to the reporting unit. Goodwill will be tested for impairment annually at December 31 or more frequently when events or circumstances indicate that an impairment may have occurred.

Stock-Based Compensation

Prior to January 1, 2006, the Company accounts for stock based compensation under the provisions of SFAS No. 123, “Accounting for Stock Based Compensation”. For stock and options issued to employees, and for transactions with non-employees in which services were performed in exchange for the Company’s common stock, the transactions are recorded on the basis of fair value of the services received or the fair value of the equity instruments issued, whichever was more readily measurable.

In December 2002, SFAS No. 148, “Accounting for Stock-Based Compensation - Transition and Disclosure” was issued. This pronouncement amends SFAS No. 123, “Accounting for Stock-Based Compensation,” and provides guidance to companies that wish to voluntarily change to the fair value based method of accounting for stock-based employee compensation, among other provisions. The Company accounts for its employee stock based compensation under the fair value based method provisions of SFAS No. 123. During the nine (9) months ended September 30, 2006 and the year ended December 31, 2005, there were no grants of stock options to either employees or non-employees.

On January 1, 2006, the Company implemented Statement of Financial Accounting Standard 123 (revised 2004) (“SFAS 123(R)”), “Share-Based Payment” which replaced SFAS 123 “Accounting for Stock-Based Compensation” and superseded APB Opinion No. 25, “Accounting for Stock Issued to Employee”. SFAS 123(R) requires the fair value of all stock-based employee compensation awarded to employees to be recorded as an expense over the related vesting period. The statement also requires the recognition of compensation expense for the fair value of any unvested stock option awards outstanding at the date of adoption. During 2006, all employee stock compensation is recorded at fair value using the Black Scholes Pricing Model. In adopting SFAS 123(R), the Company used the modified prospective application (“MPA”). MPA requires the Company to account for all new stock compensation to employees using fair value, and for any portion of awards prior to January 1, 2006 for which the requisite service has not been rendered and the options remain outstanding as of January 1, 2006, the Company should recognize the compensation cost for that portion of the award the that requisite service was rendered on or after January 1, 2006. The fair value for these awards is determined based on the grant-date.

For stock directly issued to employees for services, a compensation charge is recorded against earnings over the service period measured at the date of grant based on the fair value of the stock award. During the nine (9) months ended September 30, 2006 and the year ended December 31, 2005, the Company issued 5,100,000 and 6,000,000 shares of common stock, respectively, to key employees pursuant to the terms of an employment agreement and an additional 5,000,000 for employee bonuses during the year ended December 31, 2005. 8,000,000 shares that were issued during the year ended December 31, 2005 were surrendered, cancelled and available for future reissuance.

Patient Service Revenue Recognition

In general, the Company follows the guidance of the United States Securities and Exchange Commission’s Staff Accounting Bulletin No. 104 for revenue recognition. The Company records revenue when persuasive evidence of an arrangement exists, services have been rendered, or product delivery has occurred, the sales price to the patient is fixed or determinable, and collectability is reasonably assured. The Company also follows the industry specific revenue recognition criteria as delineated in the AICPA Audit and Accounting Guide “Health Care Organizations”.

(i) Hospital Operations

The Company recognizes revenues in the period in which services are performed and billed to the patient or third party payor. Accounts receivable primarily consist of amounts due from third party payors and patients. Amounts the Company receives for treatment of patients covered by governmental programs such as Medicare and Medicaid and other third party payors such as health maintenance organizations, preferred provider organizations and other private insurers are generally less than the Company’s established billing rates. Accordingly, the revenues and accounts receivable reported in the Company’s unaudited consolidated financial statements are recorded at the amount expected to be received.

The Company derives a significant portion of its revenues from Medicare, Medicaid and other payors that receive discounts from our standard charges. The Company must estimate the total amount of these discounts to prepare its consolidated financial statements. The Medicare and Medicaid regulations and various managed care contracts under which these discounts must be calculated are complex and are subject to interpretation and adjustment. The Company estimates the allowance for contractual discounts on a payor-specific basis given its interpretation of the applicable regulations or contract terms. These interpretations sometimes result in payments that differ from the Company’s estimates. Additionally, updated regulations and contract renegotiations occur frequently, necessitating regular review and assessment of the estimation process by management. Changes in estimates related to the allowance for contractual discounts affect revenues reported in the Company’s unaudited consolidated statements of operations in the period of the change.

Management has recorded estimates for bad debt losses, which may be sustained in the collection of these receivables. Although estimates with respect to realization of the receivables are based on Management’s knowledge of current events, the Company’s collection history, and actions it may undertake in the future, actual collections may ultimately differ substantially from these estimates. Receivables are written off when all legal actions have been exhausted.

The Company participates in the Louisiana disproportionate share hospital (“DSH”) fund and the Georgia disproportionate share hospital fund (“ICTF”) related to uncompensated care provided to a disproportionate percentage of low-income and Medicaid patients. Upon meeting certain qualifications, our facilities in Louisiana and Georgia become eligible to receive additional reimbursement from the fund. The reimbursement amount is determined upon submission of uncompensated care data by all eligible hospitals. Once the reimbursement amount is determined and collectability is reasonably assured, the additional reimbursement is included as revenue under SEC Staff Accounting Bulleting 104.

(ii) Management Services

The Company recognizes management service fees as services are provided.

(iii) Patient Accounts Receivable, Allowance For Contractuals, And Allowance For Doubtful Accounts

Patient Accounts Receivable at September 30, 2006 is as follows:

Patient accounts receivable	$9,702,866
Less: Allowance for contractual discounts	(3,161,776)
Less: Allowance for doubtful accounts	(4,263,100)
Patient Accounts Receivable, net	$2,277,990

The Company derives a significant portion of its revenues from Medicare, Medicaid and other payers that receive discounts from our standard charges. The Company must estimate the total amount of these discounts to prepare its unaudited consolidated financial statements. The Medicare and Medicaid regulations and various managed care contracts under which these discounts must be calculated are complex and are subject to interpretation and adjustment. The Company estimates the allowance for contractual discounts on a payor-specific basis given its interpretation of the applicable regulations or contract terms. These interpretations sometimes result in payments that differ from the Company’s estimates. Additionally, updated regulations and contract renegotiations occur frequently, necessitating regular review and assessment of the estimation process by management. Changes in estimates related to the allowance for contractual discounts affect revenues reported in the period in which the change in estimate occurred.

During the three and nine months ended September 30, 2006, the Company recorded bad debt expense of $1,283,730 and $2,841,401, respectively. The Company included in discontinued operations bad debt expense of $1,161,071 and $1,608,803 for the three and nine months ended September 30, 2006. During the three and nine months ended September 30, 2005, the Company recorded bad debt expense of $72,510 and $396,700, respectively. The Company establishes an allowance for doubtful accounts to reduce the carrying value of patient receivables to their estimated net realizable value. The primary uncertainty of such allowances lies with uninsured patient receivables and deductibles, co-payments or other amounts due from individual patients. The Company also recognized a recovery of bad debt expense of $131,250 during the three and nine months ended September 30, 2005, respectively, in relation to its management fees receivable due from the Greene County Hospital Authority for its management of Minnie G. Boswell Memorial Hospital prior to its acquisition by the Company. As a result of the offset of the management fee receivable against the purchase price for the acquisition of Minnie G. Boswell Memorial Hospital, the Company recognized a recovery of bad debt expense of $205,476 for the year ended December 31, 2005.

DESCRIPTION OF BUSINESS

General Historical Information

Pacer Health Corporation (“Pacer” or the “Company”) is a provider of healthcare services with a primary focus on acquiring and restructuring hospitals. Specifically, we focus on acquiring financially distressed hospitals, restructuring the operations to ensure financial viability and consolidate them under the Pacer brand name. We seek to ensure the financial viability of these healthcare facilities by applying our limited management experience and expertise to restructuring their daily operations. We also design and implement “best practices” across these facilities to ensure quality medical services are provided to our patients.

Our facilities provide acute medical care, including emergency room and urgent care services, geriatric psychiatric services, and skilled nursing services. We currently serve the following markets:
•	Lake Charles, Louisiana;

•	Cameron, Louisiana; and

•	Greensboro, Georgia.

Our facilities serve the general population with respect to our acute medical care services. However, our psychiatric services and skilled nursing services serve primarily the elderly population aged 65 or older.

Our principal offices are located at 7759 NW 146th Street, Miami Lakes, Florida 33016, and our telephone number is (305) 826-7660. Our website is www.pacerhealth.com.

On June 26, 2003, Pacer Health Services, Inc. was acquired by Pacer Health Corporation (formerly known as INFe, Inc.) in a transaction accounted for as a recapitalization of Pacer Health Services, Inc. For accounting purposes, Pacer Health Services, Inc. was the acquirer because the former stockholders’ of Pacer Health Services, Inc. received the larger portion of the common stockholder interests and voting rights in the combined enterprise when compared to the common stockholder interests and voting rights retained by the pre-merger stockholders of Pacer Health Corporation). As a result of the foregoing, Pacer Health Services, Inc. was re-capitalized to reflect the authorized stock of the legal parent, Pacer Health Corporation. Since Pacer Health Services, Inc. was the acquirer, for accounting purposes, Pacer’s November fiscal year end had been changed to Pacer Health Services, Inc.’s December 31, fiscal year end.

On March 22, 2004, our wholly-owned subsidiary, Pacer Health Management Corporation, entered into an Asset Purchase Agreement with Camelot Specialty Hospital of Cameron, LLC (“Camelot”) to acquire certain assets used in the operation of South Cameron Memorial Hospital (“SCMH”). As consideration for the acquisition, the Company issued 50,000,000 shares of its common stock having a fair value of $1,100,000. On March 22, 2004, our wholly-owned subsidiary, Pacer Health Management Corporation, entered into an Asset Purchase Agreement with Camelot Specialty Hospital of Cameron, LLC to acquire certain assets used in the operation of South Cameron Memorial Hospital.

On September 1, 2005, our wholly-owned subsidiary, Pacer Health Management Corporation of Georgia, completed its asset purchase agreement with the Greene County Hospital Authority to acquire certain assets and assume certain liabilities used in the operation of Minnie G. Boswell Memorial Hospital. The total purchase amount was $1,108,676. On September 29, 2006, the Company executed a sale-leaseback of certain of its assets in Georgia, which included a sale of its skilled nursing operations to Health Systems Real Estate, Inc. The assets sold include all real property for MGBMH as well as licenses, permits and personal property, including vehicles, related to the skilled nursing operations.

On December 6, 2005, our wholly-owned subsidiary, Pacer Health Holdings of Lafayette, Inc. (“Pacer Sub”) acquired a majority interest in Southpark Community Hospital, L.L.C. (“Southpark”) Pacer Sub received a sixty percent equity position in Southpark and the remaining investors of Southpark reduced their equity position to forty percent in consideration for an infusion amount up to $2,500,000, the exact amount to be reasonably determined by Pacer Sub as necessary to sustain the operations of Southpark. Pacer Sub also assumed a prorated share of the outstanding liabilities and also assumed the position of guarantor, equal to its percentage of ownership, on all notes. Pacer Sub has also agreed to reimburse certain investors who made principal and interest payments on certain third party loans on behalf of Southpark. On September 29, 2006, the Company divested its majority interest for a $3,000,000 note receivable to a third party, which consists primarily of shareholders of the minority interest.

On February 8, 2006, the Company entered into an agreement with Knox County, Kentucky whereby the Company shall lease all of the assets of Knox County Hospital (“KCH”) for a total lease fee amount equal to $2,000,000. This lease will be effective at a future date when Knox County issues certain replacement bonds and the lease term will coincide with the term of the replacement bonds. The Company has also agreed to: (a) operate KCH and fund any operational losses; (b) enter into a cooperative lease agreement to lease the Hospital and the real estate of the Hospital for a period of three years at a rate of $1,100,000 per year until September 30, 2007, and effective July 1, 2007 $1,500,000 per year, payable in equal monthly installments; (c) continue to provide similar clinical hospital services as currently provided by the KCH; and (d) ensure that indigent care is available to the population of Knox County, Kentucky. The lease agreement shall be renewable twice at the option of the Company and shall grant to the Company a purchase option. The purchase price shall be set at the current amount of bond debt as of the date of the execution of the lease agreement less any amount paid under the lease agreement with respect to the KCH purchase plus any prepayment penalties on the replacement bond. Under the Agreement, the Company was required to provide a deposit of $250,000 into escrow. The Agreement contains a break up fee provision whereby if through no fault of Knox County or the hospital, the Company terminates the Agreement and all discussions regarding the Lease and Operating Agreement, then the Company shall pay a breakup fee of $750,000. The $250,000 deposit will be applied to the breakup fee. If through no fault of Pacer, by September 1, 2006 Knox County fails to issue the replacement bonds or terminates the agreement, then Knox County shall pay a breakup fee of from $500,000 to $750,000 to the Company. In July 2006, Knox County determined it was unable to issue replacement bonds and refunded to the Company $200,000 of its initial $250,000 deposit. On December 31, 2006, the Company entered into a lease agreement to lease the equipment and facility from Knox County. As a result, Knox County has not paid a breakup fee and the Company is operating the hospital.

No material part of our revenues were derived outside of the United States in fiscal year 2005 or the nine (9) months ended September 30, 2006, and during said year and nine (9) month period, we had no material assets outside of the United States.

Industry Overview

The Healthcare Industry’s Size and Opportunity

Size. The domestic healthcare industry is a large and growing industry. The Centers for Medicare and Medicaid Services (“CMS”) released a report on February 22, 2006 projecting a 7.3% increase in health care spending in 2006, surpassing $2 trillion. As a percentage of Gross Domestic Product (“GDP”), health care spending is expected to continue to grow, reaching 16.2% in 2005, up from 16.0% in 2004. As published in Health Affairs in Februrary 2006, by 2015, health care spending in the U.S. is projected to reach $4.0 trillion and 20.0% of GDP.

Opportunity to Create a Regional Network. We believe that the domestic healthcare industry presents opportunities for innovation, differentiation and the creation of regional networks due to the following industry characteristics:

Highly Fragmented. The domestic healthcare industry market is highly fragmented and made up of many economically independent entities. We believe that the growing societal demands for quality healthcare services and for greater administrative efficiency has resulted in a need for reducing the various typical practices among the disparate healthcare entities.

Opportunity to Grow the Market. We believe the healthcare industry also presents opportunities to expand the range of Healthcare services we can provide to our patients. We believe the following several factors will lead to this opportunity.

•
Increased Per Capita Spending. Annual healthcare spending in the United States in 2003 was $5,635 per capita according to a study by the Organization for Economic Co-operation and Development and is projected by the actuaries at the Center for Medicare and Medicaid Services to increase to over $11,000 by 2014.

•
Future Favorable Demographics. We believe that favorable demographics should generate additional industry growth. According to the United States Census Bureau, the older population is projected to double from 36 million in 2003 to 72 million in 2030, and to increase from 12% to 20% of the population in the same time frame. The population aged 85 and older is also projected to double, from 4.7 million in 2003 to 9.6 million in 2030, and to double again to 20.9 million in 2050.

Business Strategy

Our goal is to become a regional provider of hospital services. We intend to accomplish this by targeting and acquiring financially distressed hospitals and restructuring the operations to attempt to achieve financial viability. We believe that the acquisition of financially distressed facilities at a significant discount and its subsequent turnaround will allow us to increase significantly the value of the facilities. We intend to acquire these facilities through a combination of capital infusion, traditional financing and funds from current operations. Key elements of our strategy include:

•	Expand Our Healthcare Facilities Base

•	Enhance the Operational Efficiencies

•	Improve Expense Management

Expand Our Healthcare Facilities Base

We plan to expand our healthcare operations in order to increase our market share in existing markets and/or acquire healthcare facilities in new markets where we believe the opportunity exists. Our efforts to increase our healthcare facilities base include the following practices and initiatives:

•	Acquisitions - The success of our Company depends significantly on acquiring healthcare facilities. Through January 31, 2007, we have acquired the following facilities:

•	General acute care hospital in Cameron, LA;

•	Psychiatric hospital in Lake Charles, LA; and

•	General acute care hospital in Greensboro, GA;

We are operating the Barbourville, KY facility under a lease agreement. We expect to continue our rapid growth by pursuing and acquiring various healthcare facilities when opportunities arise.

On September 29, 2006, the Company executed a sale-leaseback of certain of its assets in Georgia, which included a sale of its skilled nursing operations to Health Systems Real Estate, Inc. (“HSRE”) The assets sold include all real property for MGBMH as well as licenses, permits and personal property, including vehicles, related to the skilled nursing operations. HSRE also agreed to assume certain liabilities, including accrued vacation for employees it subsequently hired in conjunction with the sale.

On September 29, 2006, the Company divested its majority interest in Southpark Community Hospital for a $3,000,000 note receivable to a third party, which consists primarily of shareholders of the minority interest. The terms of the agreement include assumption of all prorated liabilities and guarantees of SPCH from the Company.

•
Increase Market Share - We intend to attempt to increase our market share in the markets we serve. We have begun to increase our brand awareness among the doctors we serve in the markets and have done various public advertisements. We also intend to construct a new facility in Greensboro, GA in order to attract patients from neighboring counties. We are also increasing our capital additions, such as a CT Scanner in Greensboro, GA, in order to provide additional services to patients and physicians in order to increase our patient volumes.

Enhance The Operational Efficiencies

We intend to leverage our inter-entity network to provide us with operation efficiencies by promoting “best practices” across all of our facilities. The following are examples of the operational efficiencies:

•
Business Office - We are in the process of developing and reengineering the business office to improve our collection efforts. By streamlining and automating our business office, we expect to reduce the period from which the patient is discharged to when the bill is issued to the third party payor. Furthermore, we are hiring additional personnel so we can better process denial management. Both of these improvements will enhance our cash flow while reducing our bad debts expense.

•
Information System - We are in the process of standardizing our information technology across an enterprise-wide information system. Currently, our facilities are retaining the same information system they have been operating prior to our acquisition. By placing all of our facilities across an enterprise-wide platform, we expect to be able to make more informed strategic managerial decisions for the entire company. Furthermore, with a common platform, we expect that our facilities in our inter-entity network will be better able to share “best practices”.

Improve Expense Management

We intend to leverage our inter-entity network to further improve our cost structure by obtaining significant cost savings to our business. The following practices and initiatives reflect our commitment to leveraging our inter-entity network:

•
Managing Supplies Inventories - We are in the process of developing a group purchase order method that will allow us to use our economies of scale to negotiate with various vendors and obtain favorable pricing terms for our medical supplies. By obtaining favorable terms, we expect to reduce medical supplies expense.

•
Managing Costs - We intend to reduce or eliminate duplicate resources. We are in the process of centralizing our billing function. We expect that by eliminating the duplicate business offices that exist in all our facilities, we can increase the productivity of the business office personnel and reduce excess personnel This would result in significant savings in our salaries and wages expense.

Operations

Our hospitals provide a wide range of medical and surgical services commonly available in hospitals in non-urban markets. These services generally include general surgery, internal medicine, emergency room care, diagnostic care, rehabilitation services, and psychiatric care. Our hospitals do not engage in extensive medical research and medical education programs. In addition to providing access to capital resources, we make available a variety of management services to our hospitals. These services include, among other things:

•	accounting, financial, tax, managed care and reimbursement management;

•	corporate ethics and compliance;

•	employee benefit strategies;

•	legal management;

•	managed care contracting; and

•	revenue cycle management.

Marketing

We offer various medical services, specifically, general acute medical care, and geriatric psychiatric services. Our marketing effort has been focused primarily on brand awareness among physicians. We have hired marketers who have devoted significant portions of their time developing physicians’ awareness of our facilities. Furthermore, we have advertised publicly through television, radio, newspapers and billboards in the local markets. We believe that as we continue to increase our brand awareness, our patient volume will increase,

Competition

Our facilities located in Cameron, Louisiana and Greensboro, Georgia face minimal competition while our facility located in Lake Charles, Louisiana has competition from various other treatment centers, private physician practices, and hospitals. We expect that any future acquisition will face similar competition from similar healthcare facilities. To the extent we are unable to compete successfully against our existing and future competitors, our business, operating results and financial condition may be materially adversely affected. While we believe we are and will compete effectively within the healthcare industry, additional competitors, currently and in the future, have or may enter the industry and effectively compete against us.

Intellectual Property

We are in the process of registering a variety of service marks, trademarks and trade names for use in our business, including: “Pacer Healthcare”, “Pacer Health” and “Pacer Hospital”.

We regard our intellectual property and brand awareness to be an important factor in the marketing of our company in its growth stage. We are not aware of any facts that would negatively impact our continuing use of any of our service marks, trademarks or trade names.

Insurance and Risk Management

Our business exposes us to the risk of liabilities arising out of our operations. For example, liabilities may arise out of claims of patients, employees or other third parties for personal injury or property damage occurring in the course of our operations. The healthcare industry, in general, is subject to substantial risk of malpractice claims resulting from personal injuries of patients. In our case, in particular, we face potential malpractice claims arising out of the treatment of patients who are treated in our acute care facilities. We currently maintain malpractice insurance coverage of $4 million, with various levels of per claim deductibles. Currently, none of our policies require any collateral. We evaluate, based on historical data and overall trends in the industry, the level of risk we have with regards to a potential malpractice claim. We adjust our coverage based on these factors to ensure we have provided sufficient coverage. However, we cannot provide assurances that any claims against will be completely covered by our insurance polices. Such a claim could have an adverse impact on the business, financial condition, cash flows and results of operations.

Employees

On December 1, 2006, we employed approximately 235 employees. We also employed various doctors as independent contractors to perform the healthcare services at all of our facilities. None of our employees are represented by unions. We consider our employee relations to be in good standing.

Regulation

We are subject to extensive federal, state and local laws and regulations that are applicable to various healthcare facilities. Under these laws, healthcare facilities must meet various requirements for licensure. Furthermore, healthcare facilities must meet extensive requirements to ensure continued participation in government programs, including but not limited to Medicare and Medicaid. Failure to comply with these requirements can result in loss of licensure, loss of participation in government programs, loss of payments, as well as civil and criminal sanctions. New laws and regulations may increase our cost of compliance and doing business and may have a material adverse effect on our business. We believe we are in compliance with current federal, state and local laws and regulations.

Fraud and Abuse Laws. Our participation in the Medicare and/or Medicaid programs is heavily regulated by federal statute and regulation. Under these regulations, if a healthcare facility fails to comply substantially with the numerous federal laws governing a facility’s activities, the facility’s participation in the Medicare and/or Medicaid programs may be terminated and/or civil or criminal penalties may be imposed. For example, a healthcare facility may lose its ability to participate in the Medicare and/or Medicaid programs if it performs any of the following acts:

•	Making claims to Medicare and/or Medicaid for services not provided or misrepresenting actual services provided in order to obtain higher payments;

•	Paying money to induce the referral of patients or purchase of items or services where such items or services are reimbursable under a federal or state health program; or

•
Failing to provide appropriate emergency medical screening services to any individual who comes to a healthcare facility’s campus or otherwise failing to properly treat and transfer emergency patients.

The Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) broadened the scope of the fraud and abuse laws by adding several criminal statutes that are not related to the receipt of payments from a federal healthcare program. HIPAA created civil penalties for proscribed conduct, including, but not limited to, upcoding and billing for medically unnecessary goods or services. It also established new enforcement mechanisms to combat fraud and abuse. These mechanisms include a “bounty” system whereby a portion of the payments recovered is returned to the government agencies, as well as a “whistleblower” program. HIPAA also expanded the categories of persons that may be excluded from participation in federal and state healthcare programs.

A provision of the Social Security Act, known as the “anti-kickback” or “fraud and abuse” statute, prohibits the payment, receipt, offer or solicitation of money with the intent of generating referrals or orders for services or items covered by a federal or state healthcare program. Violations of this statute are punishable by criminal and civil fines, exclusion from federal and state healthcare programs, and damages up to three-times the total dollar amount involved.

The Office of Inspector General is authorized to publish regulations outlining activities and business relationships that would be deemed not to violate the anti-kickback statute. These regulations are known as the “safe harbor” regulations. The safe harbor regulations do not make conduct illegal, but rather delineate standards that, if complied with, protect conduct that might otherwise be deemed in violation of the anti-kickback statute.

The Office of Inspector General of the Department of Health and Human Services is responsible for identifying fraud and abuse activities in government programs. In order to fulfill its duties, the Office of Inspector General performs audits, investigations and inspections. In addition, it provides guidance to healthcare providers by identifying types of activities that could violate the anti-kickback statute. The Office of Inspector General has identified the following incentive arrangements as potential violations:

•	payment of any incentive by a healthcare facility each time a physician refers a patient to the facility;

•	use of free or significantly discounted office space or equipment for physicians in facilities usually located close to the healthcare facility;

•	provision of free or significantly discounted billing, nursing or other staff services;

•	free training for a physician’s office staff, including management and laboratory technique training;

•	guarantees which provide that if the physician’s income fails to reach a predetermined level, the healthcare facility will pay any portion of the remainder;

•	low-interest or interest-free loans, or loans which may be forgiven if a physician refers patients to the healthcare facility;

•	payment of the costs of a physician’s travel and expenses for conferences;

•	payment of services which require few, if any, substantive duties by the physician or which are in excess of the fair market value of the services rendered; or

•	purchasing goods or services from physicians at prices in excess of their fair market value.

We have a variety of financial relationships with physicians who may refer patients to our hospitals. Physicians may also own our stock. We also have contracts with physicians providing for a variety of financial arrangements, including leases, independent contractor agreements and professional service agreements.

We intend to use our best efforts to structure each of our arrangements, especially each of our business arrangements with physicians, to fit as closely as possible to an applicable safe harbor. However, all of our business arrangements may not fit wholly within the safe harbors and thus we cannot guarantee that these arrangements will not be scrutinized by government authorities or, if scrutinized, that they will be determined to be in compliance with the anti-kickback statute or other applicable laws. The failure of a particular arrangement to comply with the safe harbor regulations does not mean that the arrangement violates the anti-kickback statute. We believe that all of our business arrangements are substantially in compliance with the anti-kickback statute. If we violate the anti-kickback statute, we could be subject to criminal and civil penalties and/or possible exclusion from participating in Medicare, Medicaid or other governmental healthcare programs.

The Social Security Act also includes a provision commonly known as the “Stark Law”. This law prohibits physicians from referring Medicare and Medicaid patients to selected types of healthcare facilities in which they or any of their immediate family members have ownership or other financial interests. These types of referrals are commonly known as “self-referrals”. Sanctions for violating the Stark Law include civil monetary penalties, assessments equal to twice the dollar value of each service and exclusion from Medicare and Medicaid programs. There are ownership and compensation arrangement exceptions to the self-referral prohibition. One exception allows a physician to make a referral to a healthcare facility if the physician owns an interest in the entire healthcare facility, as opposed to an ownership interest in a department of the healthcare facility. Another exception allows a physician to refer patients to a healthcare facility in which the physician has an ownership interest if the facility is located in a rural area, as defined in the statute. There are also exceptions for many of the customary financial arrangements between physicians and providers, including employment contracts, leases and recruitment agreements. The federal government released regulations interpreting some, but not all, of the provisions included in the Stark Law in January 2002, and the government has said it intends to release additional regulations in the future that will provide a full interpretation of this law. We have structured our financial arrangements with physicians to comply with the statutory exceptions included in the Stark Law and subsequent regulations in its current form. However, the future issuance of regulations may interpret provisions of the Stark Law in a manner different from the manner in which we have currently interpreted them. We cannot predict the final form that these regulations will take or the effect those regulations will have on us, including any possible restructuring of our existing relationships with physicians.

Many states in which we intend to operate in also have adopted, or are considering adopting, laws similar to the Stark Law. Some of these state laws apply even if the payment for care does not come from the government. These statutes typically provide for criminal and civil penalties as remedies as well as loss of licensure. While there is little precedent for the interpretation or enforcement of these state laws, we have attempted to structure our financial relationships with physicians and others in light of these laws. However, if a state determines that we have violated such a law, we could be subject to criminal and civil penalties in addition to possible licensure revocation.

Corporate Practice of Medicine and Fee-Splitting. Some states have laws that prohibit unlicensed persons or business entities, including corporations or business organizations that own healthcare facilities, from employing physicians. Some states also have adopted laws that prohibit direct or indirect payments or fee-splitting arrangements between physicians and unlicensed persons or business entities. Possible sanctions for violations of these restrictions include loss of a physician’s license, civil and criminal penalties and rescission of business arrangements. These laws vary from state to state, are often vague and have seldom been interpreted by the courts or regulatory agencies. We structure our arrangements with healthcare providers to comply with the relevant state law. However, we cannot assure you that governmental officials charged with the responsibility for enforcing these laws will not assert that we, or transactions in which we are or may be involved, are in violation of these laws. These laws may also be interpreted in a manner inconsistent with our current interpretations by the various state courts.

Emergency Medical Treatment and Active Labor Act. Some of our current facilities and potential acquisitions may be subject to the Emergency Medical Treatment and Active Labor Act (“EMTALA”). The EMTALA imposes requirements as to the care that must be provided to anyone who comes to healthcare facilities providing emergency medical services seeking care before they may be transferred to another facility or otherwise denied care. This federal law requires any healthcare facility that participates in the Medicare program to conduct an appropriate medical screening examination of every person who is presented to the facility’s emergency department for treatment and, if the patient is suffering from an emergency medical condition, to either stabilize that condition or make an appropriate transfer of the patient to a facility that can handle the condition. The obligation to screen and stabilize emergency medical conditions exists regardless of a patient’s ability to pay for treatment. Sanctions for failing to fulfill these requirements include exclusion from participation in Medicare and Medicaid programs as well as civil monetary penalties. In addition, the law creates private civil remedies that enable an individual who suffers personal harm as a direct result of a violation of the law to sue the offending facility for damages and equitable relief. A healthcare facility that suffers a financial loss as a direct result of another participating facility’s violation of the law also has a similar right. Although we believe that our practices are in compliance with the law, we can give no assurance that governmental officials responsible for enforcing the law or others will not assert we are in violation of these laws.

Federal False Claims Act. Another trend in healthcare litigation is the use of the federal False Claims Act. The federal False Claims Act prohibits providers from knowingly submitting false claims for payment to the federal government. This law has been used not only by the federal government, but also by individuals who bring an action on behalf of the government under the law’s “qui tam” or “whistleblower” provisions. When a private party brings a qui tam action under the federal False Claims Act, the defendant will generally not be aware of the lawsuit until the government makes a determination whether it will intervene and take a lead in the litigation.

Civil liability under the federal False Claims Act can be up to three-times the actual damages sustained by the government plus civil penalties for each separate false claim. There are many potential bases for liability under the federal False Claims Act. Although liability under the federal False Claims Act arises when an entity knowingly submits a false claim for reimbursement to the federal government, the federal False Claims Act defines the term “knowingly” broadly. Although simple negligence generally will not give rise to liability under the federal False Claims Act, submitting a claim with reckless disregard to its truth or falsity can constitute knowingly submitting a false claim.

Healthcare Reform. The healthcare industry continues to attract much legislative interest and public attention. In recent years, an increasing number of legislative proposals have been introduced or proposed in Congress and in some state legislatures that would effect major changes in the healthcare system. Proposals that have been considered include cost controls on hospitals, insurance market reforms to increase the availability of group health insurance to small businesses and mandatory health insurance coverage for employees. The costs of implementing some of these proposals would be financed, in part, by reductions in payments to healthcare providers under Medicare, Medicaid and other government programs. We cannot predict the course of future healthcare legislation or other changes in the administration or interpretation of governmental healthcare programs and the effect that any legislation, interpretation, or change may have on us.

Conversion Legislation. Many states, including those where we may in the future acquire healthcare facilities, have adopted legislation regarding the sale or other disposition of hospitals operated by not-for-profit entities. In other states that do not have specific legislation, the attorneys general have demonstrated an interest in these transactions under their general obligations to protect charitable assets from waste. These legislative and administrative efforts primarily focus on the appropriate valuation of the assets divested and the use of the proceeds of the sale by the not-for-profit seller. These review processes can add additional time to the closing of a future healthcare facility acquisition. There can be no assurance, however, that future actions on the by state legislators or attorneys general will not seriously delay or even prevent our ability to acquire healthcare facilities. If these activities are widespread, they could have a negative impact on our ability to acquire additional hospitals.

Certificates of Need. The acquisition or construction of new facilities and the addition of new services and expensive equipment at our facility may be subject to state “certificate of need” laws that require prior approval by state regulatory agencies. These laws generally require that a state agency determine the public need and give approval prior to the acquisition or construction of facilities or the addition of new services. If we fail to obtain necessary state approval, we will not be able to expand our facility, complete acquisitions or add new services. Violation of these state laws may result in the imposition of civil sanctions or the revocation of the facility’s licenses.

Privacy and Security Requirements of the Health Insurance Portability and Accountability Act of 1996. The Administrative Simplification Provisions of HIPAA require the use of uniform electronic data standards for the exchange of information between two parties to carry out financial and administrative activities related to healthcare, including healthcare claims and payment transactions submitted or received electronically. These provisions are intended to improve the efficiency and effectiveness of the healthcare industry by enabling the efficient electronic transmission of certain health information. On August 17, 2000, final regulations were published by the Centers for Medicare and Medicaid Services (a division of the Department of Health and Human Services) establishing electronic data transmission standards that all healthcare providers must use when submitting or receiving certain healthcare transactions electronically. Compliance with these regulations was required by October 16, 2003. We are currently substantially in compliance with these regulations. We cannot predict with accuracy the impact that future interpretation of these regulations will have on us.

The Administrative Simplification Provisions also require the Centers for Medicare and Medicaid Services to adopt standards to protect the security and privacy of health-related information. The Centers for Medicare and Medicaid Services promulgated final regulations containing security standards on February 20, 2003, but compliance with these regulations is not required until April 21, 2005. These final security regulations would require healthcare providers to implement administrative, physical and technical safeguards to protect the integrity, confidentiality and availability of electronically received, maintained or transmitted individually identifiable health-related information. In addition, the Centers for Medicare and Medicaid Services released final regulations containing privacy standards in December 2000. These privacy regulations became effective April 14, 2001, and compliance with these regulations was required by April 14, 2003. In addition, on August 14, 2002, the Centers for Medicare and Medicaid Services made additional changes to the privacy regulations to remove consent requirements which were anticipated to hinder access to care as well as to clarify other provisions related to oral communications, parental access to their children’s records and to prohibit certain marketing without patient authorization. The privacy regulations, including modifications, will extensively regulate the use and disclosure of individually identifiable health-related information and a patient’s rights to his or her health information. The security regulations and the privacy regulations could impose significant costs on our current facilities and future acquisitions in order to comply with these standards. We cannot predict with accuracy the impact that these final regulations, when fully implemented, will have on us. If we violate these provisions of HIPAA, we can be subject to monetary fines, penalties and criminal sanctions.

Payment

Medicare. Under the Medicare program, healthcare facilities are paid for inpatient and outpatient services performed by them.

Payments for inpatient acute services are generally made pursuant to a prospective payment system. Under PPS, healthcare facilities are paid a prospectively determined amount for each discharge based on the patient’s diagnosis. Specifically, each discharge is assigned to a diagnosis related group, commonly known as a “DRG”, based on the patient’s condition and treatment during the relevant inpatient stay. This assignment also affects the prospectively determined capital rate paid with each DRG. Each DRG is assigned a payment rate that is prospectively set using national average costs per case for treating a patient for a particular diagnosis. DRG payments do not consider the actual costs incurred by a facility in providing a particular inpatient service. However, DRG and capital payments are adjusted by a predetermined geographic adjustment factor assigned to the geographic area in which the healthcare facility is located. In addition to DRG and capital payments, healthcare facilities may qualify for “outlier” payments when the relevant patient’s treatment costs exceed a specified threshold. Certain healthcare facilities may qualify for disproportionate share payments when their percentage of low-income patients exceeds specified thresholds.

The DRG rates are adjusted by an update factor each federal fiscal year, which begins on October 1. The index used to adjust the DRG rates gives consideration to the inflation experienced in purchasing goods and services. For several years, however, the percentage increases in the DRG payments have been lower than the projected increase in the costs of goods and services purchased by healthcare facilities. DRG rate increases were 3.4% for federal fiscal year 2001, 2.75% for federal fiscal year 2002, 2.95% for federal fiscal year 2003, 3.4% for federal fiscal year 2004, 3.3% for federal fiscal year 2005 and 3.7% for federal fiscal year 2006.

As a result of the Medicare Prescription Drug, Improvement and Modernization Act of 2003, hospitals are allowed to receive full market basket updates for federal fiscal years 2005, 2006 and 2007 if hospitals provide the Centers for Medicare and Medicaid Services specific data relating to the quality of services provided. The Act also made a permanent increase in the base DRG payment rate (1.6%) for rural hospitals and urban hospitals in smaller metropolitan areas. In addition, the Act provided for payment relief to the wage index component of the base DRG rate. As of October 1, 2004, the Act lowered the percentage of the DRG subject to a wage adjustment from 71% to 62% for hospitals in areas with a wage index below the national average.

Outpatient services have traditionally been paid at the lower of customary charges or on a reasonable cost basis. The Balanced Budget Refinement Act of 1999 (the “’99 BBRA”) established a PPS for outpatient services that commenced on August 1, 2000. Outpatient services are assigned ambulatory payment classifications, which are readjusted no less than annually.

The ‘99 BBRA eliminated the anticipated average reduction of 5.7% for various Medicare outpatient payments under the Balanced Budget Act of 1997 (the “’97 BBRA”). Under the ‘99 BBRA, outpatient payment reductions for non-urban healthcare facilities with 100 beds or less were mitigated through a “hold harmless” provision until December 31, 2003. Payment reductions under Medicare outpatient PPS of non-urban hospitals with greater than 100 beds and urban healthcare facilities will be mitigated through a corridor reimbursement approach, where a percentage of such reductions were reimbursed through December 31, 2003.

Prior to the implementation of the prospective payment systems, payments to exempt hospitals and units, such as inpatient psychiatric, rehabilitation, mandated swing bed facilities and skilled nursing services, were based upon reasonable costs, subject to a cost per discharge target and maintenance of minimum levels of care. The ‘97 BBRA established a PPS for Medicare skilled nursing facilities and swing bed facilities that commenced in July 1998 and was implemented progressively through June 2003. Under the Benefits Improvement and Protection Act of 2000, the skilled nursing facility PPS was increased to the skilled nursing facility market basket minus 0.5% for fiscal years 2002 and 2003. BIPA also required rates for certain categories to be increased by 6.7% effective April 1, 2001, which is still in effect. The ‘99 BBRA provided for a 20% increase for certain categories effective April 1, 2000, which also is still in effect.

The Balanced Budget Act of 1997 mandated a PPS for inpatient rehabilitation hospital services. A PPS system for Medicare inpatient rehabilitation services is being phased in over two years beginning January 1, 2002. The limits are updated annually through a market basket index.

On November 15, 2004, CMS published a final regulation to implement a PPS for inpatient hospital services furnished in psychiatric hospitals and psychiatric units of general, acute care hospitals and critical access hospitals. The new prospective payment system replaced the cost-based system for reporting periods beginning on or after January 1, 2005. PPS is being implemented over a three-year transition period with full payment under PPS to begin in the fourth year. CMS estimates that PPS rates will increase an average of 4.2% effective July 1, 2006.

Furthermore, the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (“MMA”), offers a prescription drug benefit for Medicare beneficiaries and also provides a number of benefits to hospitals, particularly rural hospitals.

Medicaid. Most state Medicaid payments are made under a PPS or under programs that negotiate payment levels with individual hospitals. Medicaid is currently funded jointly by state and federal government. The federal government and many states are currently considering significantly reducing Medicaid funding, while at the same time expanding Medicaid benefits. Effective April 1, 2002, the federal government reduced the upper payment limits of Medicaid reimbursements made to the states. This could adversely affect future levels of Medicaid payments received by our healthcare facilities.

Annual Cost Reports. Healthcare facilities participating in the Medicare and some Medicaid programs, whether paid on a reasonable cost basis or under a PPS, are required to meet certain financial reporting requirements. Federal and, where applicable, state regulations require submission of annual cost reports identifying medical costs and expenses associated with the services provided by each hospital to Medicare beneficiaries and Medicaid recipients.

Annual cost reports required under the Medicare and some Medicaid programs are subject to routine governmental audits. These audits may result in adjustments to the amounts ultimately determined to be due to the healthcare facilities under these reimbursement programs. Finalization of these audits often takes several years. Providers can appeal any final determination made in connection with an audit.

Commercial Insurance. Our healthcare facility provides services to individuals covered by private healthcare insurance. Private insurance carriers pay our facility or in some cases reimburse their policyholders based on the facility’s established charges and the coverage provided in the insurance policy. Commercial insurers are trying to limit the payments for healthcare services by negotiating discounts. Reductions in payments for services provided by our facility to individuals covered by commercial insurers could adversely affect us.

Currently, our billing software does not generate automatic contractual adjustments based on fee schedules provided by Medicare, Medicaid, or third-party payors. On a monthly basis, we estimate our contractual adjustments on a per facility basis. In our estimates, we consider cash collections received based on the payor and the type of service rendered. By relying on historical payments of similar charges of the same payor, we believe that we can accurately determine the future payments we will receive from the payor for future services rendered of the same type. Furthermore, we are enforcing our policy of collecting deductibles and co-payments with patients on a timely basis. As a result of our collection efforts, we expect bad debts expense to be reduced in the future.

Our revenue days outstanding reflected in our consolidated net accounts receivable for September 30, 2006 and December 31, 2005 were 153.96 days and 193.96 days. The decrease was due to the restructuring of the business offices and the stricter enforcement of our collection policies.

MANAGEMENT

As of January 31, 2007, the directors and executive officers of Pacer, their age, positions in Pacer, the dates of their initial election or appointment as directors or executive officers, and the expiration of the terms are as follows:

Name of Director/ Executive Officer	Age	Position	Period Served
Rainier Gonzalez	34	Chairman, CEO, President and Secretary	June 2003 to date
Eric Pantaleon, M.D.	45	Director	July 2003 to date
Alfredo Jurado	34	Director	July 2003 to date
Marcelo Llorente	29	Director	March 2005 to date
Eugene Marini	44	Director	March 2005 to date
J. Antony Chi	33	Chief Financial Officer	July 2004 to date

There are no family relationships between or among the directors, executive officers or any other person. None of Pacer’s directors or executive officers is a director of any company that files reports with the United States Securities and Exchange Commission. None of Pacer’s directors have been involved in legal proceedings.

Pacer’s directors are elected at the annual meeting of stockholders and hold office until their successors are elected. Pacer’s officers are appointed by the Board of Directors and serve at the pleasure of the Board and are subject to employment agreements, if any, approved and ratified by the Board.

Rainier Gonzalez, President, Chief Executive Officer and Chairman. Mr. Gonzalez has been President, Chief Executive Officer, Secretary and Chairman of the Company since June 26, 2003. Mr. Gonzalez currently serves as a principal in two South Florida financial services firms, GTowers Inc. and First USA Title Services, both of which he also helped found in 2002. From 2000 to 2002, Mr. Gonzalez served as vice president of business development, and principal, for Brick Mountain LLC, an Internet company that was sold to Jupiter Media (Nasdaq: JUPM). From 1999 to 2000, he was an associate in the Washington D.C. law firm of Sidley Austin Brown & Wood, where he worked in the securitization and structured finance department. Mr. Gonzalez earned his bachelor’s degree in political science from Florida International University in 1995, and his law degree, magna cum laude, from the Indiana University School of Law in 1998. Prior to joining Sidley Austin Brown & Wood, he worked as a law clerk for Federal Judge Denny Chin of the Southern District of New York.

Eric Pantaleon, M.D., Director. Dr. Pantaleon has been a director of the Company since July 2003. Dr. Pantaleon has been a pediatrician in private practice since 1994, and is an active member of the American Academy of Pediatrics. He is also a pediatric clinical instructor at the University of Miami - Jackson Memorial Medical Center, and serves as an assistant pediatric clinical instructor at Nova Southeastern University. From 1990 to 1993, he was a resident in training at the Jersey Shore Medical Center, where he served on the hospital’s Medical Education Committee and was president of the Residents House Staff. Dr. Pantaleon completed both his pre-medical and doctoral education at the Universidad Nacional Pedro Henriquez Urena in Santo Domingo, Dominican Republic.

Alfredo Jurado, Esq., Director. Mr. Jurado has been a director of the Company since July 2003. Mr. Jurado is currently an attorney in private practice and an active member of the Florida Bar. Prior to that, he was a co-owner and general counsel for a Miami-based financial services firm, which he joined in 2002. From 1998 to 2002, Mr. Jurado worked for the Florida State Attorney’s Office, where he served as a county court prosecutor, a county court supervisor and, most recently, a felony trial unit prosecutor in Florida’s 17th Judicial Circuit. In 1997, he served as a certified legal intern in the 11th Judicial Circuit of the Florida State Attorney’s Office, and in 1996, he served as a law clerk for the Honorable Judge Scott Silverman, also of the 11th Judicial Circuit. Mr. Jurado earned his bachelor’s degree in criminal science from Florida International University in 1995, and his law degree, cum laude, from Nova Southeastern University, Shepard Broad Law Center, in 1998.

Eugene Marini, Director. Mr. Marini has been a director of the Company since March 2005. Mr. Marini is currently the Chief Executive Officer of Oakridge Outpatient and Surgical Center, which he joined in 2004. Prior to joining Oakridge, Mr. Marini was Director of Operations at Catholic Health Services, Inc. from 2001 through 2004 where he oversaw the operations of three nursing homes, two acute care rehabilitation hospitals, two home health agencies and two adult living facilities. In 1999, Mr. Marini was recruited by Ruben King-Shaw, then Secretary of the Agency for Healthcare Administration of the State of Florida, to restructure the Agency’s Managed Care and Health Quality Division. From 1994 to 1997, Mr. Marini was Chief Executive Officer of West Gables Rehabilitation Hospital, a 60-bed acute rehabilitation facility and 120 bed sub-acute facility, which he brought into JCAHO compliance. Mr. Marini also served as Vice-President of Operations and Business Development at the Miami Heart Institute and Chief Executive Officer at Doctors Hospital of Hollywood. Mr. Marini holds a master’s degree in public health and a bachelor’s degree in health administration from Florida International University. He is a licensed nursing home administrator and member of the American College of Healthcare Executives.

Rep. Marcelo Llorente, Esq., Director. Rep. Llorente has been a director of the Company since March 2005. Rep. Llorente currently represents District 116 in the Florida House of Representatives, to which he was elected to in 2002. Rep. Llorente is also an attorney with the law firm of Bryant, Miller & Olive, P.A., where he specializes in the areas of public finance and affordable housing. Rep. Llorente is a member of the Florida Bar, American Bar Association, and Cuban-American Bar Association. Rep. Llorente has been active in the “Amor en Acion: (Love in Action)” Latin American Missionary Group. He also served as a Volunteer Law Student in the Leon County Teen Court program and as a certified legal intern providing legal representation to domestic violence victims through Florida State University’s Children Advocacy Center. Rep. Llorente graduated cum laude from Tulane University with a bachelor’s degree and holds a law degree from Florida State University College of Law.

J. Antony Chi, Chief Financial Officer. Mr. Chi has been with the Company since July 2004. His prior experience includes working at PriceWaterhouseCoopers LLP from 1997 to 1998 and Ernst & Young LLP from 1998 to 1999. He has also worked at LNR Property Corporation from 1999 to 2000, Gerald Stevens Inc. from 2000 to 2001, and most recently, AutoNation, Inc., which he joined in 2001, prior to joining Pacer Health. Mr. Chi holds a bachelor’s degree from New York University. Mr. Chi is currently a Certified Public Accountant in the State of Maryland.

Board Meetings And Committees

For the nine (9) months ended September 30, 2006, the Board met three (3) times. During the fiscal year ended December 31, 2005, the Board met four times. All the members of the Board attended the meetings.

Audit Committee

We have a separately-designated standing audit committee established in accordance with section 3(a)(58)(A) of the Exchange Act. The members of our Committee are Messrs. Marini, Jurado and Llorente. All three members of the committee are independent. Mr. Marini is our audit committee financial expert and is independent as defined under the applicable SEC Rules.

Compensation Committee

We have a separately-designated standing compensation committee. The members of our Committee are Messrs. Marini and Jurado. Both members of the committee are independent.

Compensation Of Directors

For his or her service on the Board, each director receives $1,000 per quarter as reimbursement of expenses, payable in cash or restricted stock, at the option of the Company.

Section 16(a) Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder require Pacer’s officers and directors, and persons who beneficially own more than ten percent of a registered class of Pacer’s equity securities, to file reports of ownership and changes in ownership with the United States Securities and Exchange Commission and to furnish Pacer with copies.

Based on its reviews of the copies of the Section 16(a) forms received by it, or written representations from certain reporting persons, Pacer believes that, during the last fiscal year, the officers, directors and greater than ten percent (10%) beneficial owners of Pacer timely complied with the Section 16(a) filing requirements.

Code Of Ethics

On April 14, 2004, the Board adopted a written Code of Ethics designed to deter wrongdoing and promote honest and ethical conduct, full, fair and accurate disclosure, compliance with laws, prompt internal reporting and accountability to adherence to the Code of Ethics. This Code of Ethics was filed with the Commission as an exhibit to the Company’s Form 10-KSB for the year ended December 31, 2003.

Executive Compensation

The following table sets forth information with respect to the total compensation earned by, or paid to, Rainier Gonzalez, the Company’s President and Chief Executive Officer and J. Antony Chi, Chief Financial Officer (collectively, the “Named Executive Officers”), for the fiscal years ended December 31, 2005, 2004, and 2003. No other executive officer of the Company earned total salary and bonus in excess of $100,000 during any such fiscal years.

	Annual Compensation				Long Term Compensation
Name and Principal Position	Year	Salary	Other Annual Compensation		Restricted Stock Awards		Securities Underlying Options
Rainier Gonzalez,	2005	$250,000	$20,192	(1)	—		—
Chairman, CEO and President	2004	$191,200	—		—		—
	2003	$—	—		—		—

J. Antony Chi,	2005	$150,000	—		—		—
Chief Financial Officer	2004	$150,000	—		$150,000	(2)	—

(1)	This represents automobile allowance issued to Mr. Gonzalez per the employment agreement dated September 1, 2005 and renewed through August 31, 2007.

(2)	This represents 10,000,000 shares of restricted stock issued or to be issued per the employment agreement dated July 5, 2004 and renewed through July 4, 2007.

Aggregated Options Exercises In Fiscal 2005 And Year-End Option Values

There were no option or SAR exercises in the last two fiscal years.

The following table sets forth information for the Named Executive Officers named in the Summary Compensation Table with respect to the value of unexercised options to purchase common stock of the Company held as of December 31, 2005.

	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at 12/31/2005 Exercised/Unexercised	Value of Unexercised Shares In the Money Options at 12/31/2005(1) Exercised/Unexercised
Rainier Gonzalez	—	—	—	—
J. Antony Chi	—	—	—	—

(1)	The fair market value of the Company’s common stock at the close of business on December 31, 2005 was $0.02.

Stock Option Plan

On June 2, 2003, the Company filed a Form S-8 Registration Statement to register 8,000,000 shares underlying its 2003 Stock Plan. On February 21, 2003, the Company filed a Form S-8 Registration Statement to register 6,000,000 shares underlying its 2003 Stock Incentive Plan. On June 21, 2002, the Company filed a Form S-8 Registration Statement to register 1,000,000 shares underlying its 2002 Stock Incentive Plan. All shares registered under the stock plans have been issued. Based on the information available to the Company’s current management, the above information contains a description of the Company’s stock option plans.

Employment Agreements

Pacer currently has an employment agreement with its Chief Executive Officer, Rainier Gonzalez. The agreement commenced on January 1, 2004 and was subsequently revised on September 1, 2005 to provide for a base salary of $250,000 per annum. The agreement expires on August 31, 2007.

Pacer currently has an employment agreement with its Chief Financial Officer, J. Antony Chi. The agreement commenced on July 5, 2004 and provides for a base salary of $150,000 per annum and 10,000,000 shares to be issued ratably over a three (3) year period. The agreement expires on July 5, 2007.

DESCRIPTION OF PROPERTY

Our corporate headquarters are located in leased premises at 7759 NW 146th Street, Miami Lakes, Florida 33016. On December 31, 2005, we leased the real estate for a psychiatric hospital in Lake Charles, Louisiana. We currently own the real estate for our medical facilities in Greensboro, Georgia. We consider these facilities to be in good operating condition and suitable for their current use. We do not expect that we will need to make significant capital expenditures on these facilities in the near future.

LEGAL PROCEEDINGS

Alliance Emergency Group, Inc. and Greene Emergency Physicians, LLC v. Greene County Hospital Authority and Minnie G. Boswell Memorial Hospital, Inc.

In connection with its acquisition of MGBMH, the Company is defending a lawsuit filed on September 30, 2004 against Greene County Hospital Authority and Minnie G. Boswell Memorial Hospital, Inc. (collectively, the “Defendants”) by Alliance Emergency Group (“Alliance”) and Greene Emergency Physicians (“GEP”) in the Superior Court of Dekalb County, Georgia. Alliance and GEP allege that in June 2004 Defendants breached its ER physician staffing contract. The last settlement demand by Alliance and GEP was $1.5 million, which was rejected by the Company. There are several outstanding motions and the case is scheduled for trial on January 16, 2007. Defendants believe they have meritorious defenses in the case and intend to vigorously defend themselves.

Sharon K. Postell v. Greene County Hospital Authority d/b/a Minnie G. Boswell Memorial Hospital, Pacer Health Management Corporation of Georgia, Inc., and Anita Brown, in Her Individual Capacity

The Company has been named as a co-defendant in a lawsuit initiated by Plaintiff Sharon K. Postell on August 19, 2005. Plaintiff alleges that the Company discriminated against her based on her religion in violation of 42 U.S.C. § 1983 and Title VII. Plaintiff also claims that she was retaliated against when she complained about the religious discrimination. The last settlement demand by Plaintiff was for approximately $70,000, which the Company rejected. Discovery is complete in this case and Defendants have filed a motion to dismiss Plaintiff’s claim in its entirety.

From time to time we become subject to other proceedings, lawsuits and other claims in the ordinary course of business including proceedings related to medical services provided and other matters. Such matters are subject to many uncertainties, and outcomes are not predictable with assurance.

Other than as stated above, there is no current outstanding litigation in which we are involved in other than routine litigation incidental to our ongoing business.

PRINCIPAL STOCKHOLDERS

The following table sets forth information with respect of the beneficial ownership as of December 1, 2006 for each officer and director of Pacer and for each person who is known to Pacer to be the beneficial owner of more than five percent (5%) of Pacer’s common stock.

Security Ownership of Certain Beneficial Owners and Management
Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Class(1)

Common	Rainier Gonzalez	[430,422,903	]	[74.15	]%
7759 N.W. 146th Street
Miami Lakes, FL 33016

Common	Eric Pantaleon	[1,154,983	]		*
7759 N.W. 146th Street
Miami Lakes, FL 33016

Common	Alfredo Jurado	[1,042,633	]		*
7759 N.W. 146th Street
Miami Lakes, FL 33016

Common	Eugene M. Marini	[209,299	]		*
7759 N.W. 146 Street
Miami Lakes, FL 33016

Common	Rep. Marcello Llorente	[209,299	]		*
7759 NW 146th Street
Miami Lakes, FL 33016

Common	J. Antony Chi	[10,000,000	]		*
7759 N.W. 146 Street
Miami Lakes, FL 33016

Common	All Officers And Directors As A Group (6) Persons	[443,039,117	]	[76.32	]%

*	Less than one percent (1%).

(1)
Applicable percentage of ownership is based on 580,496,774 shares of common stock outstanding as of December 1, 2006 for each stockholder. Beneficial ownership is determined in accordance within the rules of the SEC and generally includes voting of investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within sixty (60) days of December 1, 2006 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such persons, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

CERTAIN RELATIONSHIP AND RELATED TRANSACTIONS

During the past two years, Pacer has not entered into a transaction with a value in excess of $60,000 with a director, officer or beneficial owner of five percent (5%) or more of Pacer’s common stock, except as disclosed in the following paragraphs.

During the three and nine months ended September 30, 2006, the Company received funds of $139,000 and $849,000 from a related party who is the President, Chief Executive Officer, Chairman of the Board of Directors and principal stockholder of the Company. Funds received in 2006 from the related party bear a flat interest rate of three percent (3%) and have no due date. During the three and nine months ended September 30, 2006, the Company repaid $484,000 and $800,529 of the outstanding amount. At September 30, 2006, the Company had reflected total loans payable to this individual of $64,500 and related accrued interest of $2,000.

In September 2005, the Company granted 10,000,000 common shares of common stock to our Director of Corporate Operations under a new employment agreement. The shares are valued at $150,000 based on the $0.015 per share quoted trade price on the grant date which is being recognized over the three (3) year service period. The first 3,000,000 were issued and vested on November 15, 2005 and 2,000,000, 2,000,000, and 3,000,000 will be issued and vest at the first, second and third anniversary of the date of the employment agreement, respectively.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S
COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

Our Common stock began trading on the NASDAQ Over-the-Counter Bulletin Board (the “OTCBB”) under the symbol “PHLH.OB” on February 20, 2004. Prior to that date, our common stock traded under the symbol “INFE”.

The following table sets forth the average high and low bid prices for the common stock for each calendar quarter and subsequent interim period since January 1, 2004, as reported by the National Quotation Bureau, and represent interdealer quotations, without retail markup, markdown or commission and may not be reflective of actual transactions.

	Bid Prices
	High	Low

2006
First Quarter	0.020	0.013
Second Quarter	0.028	0.015
Third Quarter	0.025	0.015
Fourth Quarter Through 2007	0.024	0.018

2005
First Quarter	0.02	0.01
Second Quarter	0.04	0.02
Third Quarter	0.03	0.01
Fourth Quarter	0.02	0.01

2004
First Quarter	0.03	0.02
Second Quarter	0.03	0.02
Third Quarter	0.02	0.01
Fourth Quarter	0.02	0.01

Pacer presently is authorized to issue 930,000,000 shares of common stock, $0.0001 par value per share. As of February 13, 2007, there were 580,496,774 shares of common stock issued and outstanding.

Pacer is authorized to issue 20,000,000 shares of preferred stock, $0.0001 par value per share, zero (0) of which is outstanding. One (1) share of preferred stock was previously designated as Series A Convertible Preferred, which was previously issued to Rainier Gonzalez and since converted into 318,822,903 shares of common stock. All of the other preferred stock is undesignated and may not be designated or issued by the Board of Directors absent prior stockholder approval.

Dividends

We have never paid dividends on our common stock and we do not anticipate paying cash dividends in the foreseeable future. We intend to retain future earnings to fund the development and growth of our business. Any payment of dividend in the future will be at the discretions of our board of directors and will be dependent upon our earnings, financial condition, capital requirements and other factors deemed relevant by our board of directors. Future credit facilities may also restrict our ability to pay dividends in the future.

Stockholders

The Number of registered stockholders on February 13, 2007 was one hundred sixty-six (167) based on information furnished to us by our Transfer Agent.

Penny Stock

Our common stock is deemed to be “penny stock” as that term is defined in Rule 3a51-1 promulgated under the Exchange Act. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline. Penny stocks are stock:

•	With a price of less than $5.00 per share;

•	That are not traded on a “recognized” national exchange;

•	Whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 per share); or

•
In issuers with net tangible assets less than $2 million (if the issuer has been in continuous operation for at least three (3) years) or $10 million (if in continuous operation for less than three (3) years), or with average revenues of less than $6 million for the last three (3) years.

Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.

Recent Sales Of Unregistered Securities

During the last three (3) years, Pacer issued the following unregistered securities:

Amount of Shares Issued	Date Issued	Issued To	Price/Purpose

833,334	10/29/03	E. Pantaleon	Price- $0.02 per share Director’s Fees

833,334	10/29/03	A. Jurado	Price- $0.02 per share Director’s Fees

1,000,000	10/30/03	T. Vidal	Price- $0.03 per share Consideration of Employment Services

26,666,700	10/30/03	A. Mendes	Price- $0.03 per share Payment for Promissory note for the acquisition of the stock of AAA Medical Group, Inc. (Acquisition in 2003)

50,000	12/2/03	J. Burgos	Price- $0.03 per share Consideration of Loan

50,000	12/2/03	A. Burgos	Price- $0.03 per share Consideration of Loan

300,000	12/23/03	C. Gomez	Price- $0.01 per share Payment For Promissory Note

700,000	12/23/03	C. Loro	Price- $0.01 per share Payment For Promissory Note

1,600,000	12/31/03	J. Dodrill	Price- $0.03 per share Payment For Settlement of Outstanding Liability (In settlement of preacquisition legal fees liability)

2,000,000	1/7/04	J. Scafidi	Price- $0.021 per share Settlement Agreement (in settlement of prior consulting services on business development)

Amount of Shares Issued	Date Issued	Issued To	Price/Purpose

476,190	1/7/04	Newbridge Securities Corporation	Price- $0.021 per share Placement Agent Fee

318,822,903	1/8/04	R. Gonzalez	Conversion of Preferred Stock

1,600,000	1/27/04	J. Dodrill	Price- $0.02 per share Settlement Agreement (In settlement of preacquisition legal fees liability)

25,000	1/28/04	V. Blanco	Price- $0.02 per share Satisfaction of Loan

2,000,000	2/4/04	D. Byrns	Price- $0.021 per share Employment Agreement

50,000	2/9/04	J. Stanger	Price- $0.025 per share Consulting Services (In accordance to consulting agreement for patient billing consulting)

50,000,000	2/10/04	Butterworth Investments	Price- $0.022 per share
Acquisition Agreement (Acquisition of the operations of South Cameron Memorial Hospital in Cameron, LA)

1,000,000	2/23/04	J. Getter	Price- $0.029 per share Consulting Services (In accordance with consulting agreement for business development services)

600,000	3/29/04	J. Stanger	Price- $0.018 per share Consulting Services (In accordance to consulting agreement for patient billing consulting)

200,000	6/7/04	G. Williams, J. Peterson	Price- $0.025 per share Consulting Services (In accordance to consulting agreement for website consulting)

2,000,000	10/11/04	J. Chi	Price- $0.015 per share Employment Agreement

40,000	10/11/04	T. Vidal	Price- $0.044 per share Employment Agreement

8,000,000	3/8/05	D. Byrns	Price- $0.021 per share Employment Agreement

112,350	5/23/05	GEI Enterprises LLC	Price- $0.02 per rental agreement

100,000	6/8/05	M. Llano	Price- $0.03 per share Consulting Agreement (In accordance to consulting agreement for serving as Interim Vice-President of Finance)

Amount of Shares Issued	Date Issued	Issued To	Price/Purpose

3,000,000	7/5/05	J. Chi	Price- $0.015 per share Employment Agreement

100,000	7/6/05	M. Llano	Price- $0.024 per share Consulting Agreement (In accordance to consulting agreement for serving as Interim Vice-President of Finance)

50,000	8/11/05	M. Llorente	Price- $0.02 per share Director’s Fees

50,000	8/11/05	E. Marini	Price- $0.02 per share Director’s Fees

50,000	8/11/05	A. Jurado	Price- $0.02 per share Director’s Fees

50,000	8/11/05	E. Pantaleon	Price- $0.02 per share Director’s Fees

100,000	8/22/05	M. Llano	Price- $0.021 per share Consulting Agreement (In accordance to consulting agreement for serving as Interim Vice-President of Finance)

66,667	11/10/05	M. Llorente	Price- $0.015 per share Director’s Fees

66,667	11/10/05	E. Marini	Price- $0.015 per share Director’s Fees

66,667	11/10/05	A. Jurado	Price- $0.015 per share Director’s Fees

66,667	11/10/05	E. Pantaleon	Price- $0.015 per share Director’s Fees

300,000	11/14/05	M. Llano	Price- $0.015 per share Consulting Agreement (In accordance to consulting agreement for serving as Interim Vice-President of Finance)

3,000,000	11/15/05	T. Vidal	Price- $0.015 per share Employment Agreement

100,000	12/14/05	M. Llano	Price- $0.015 per share Consulting Agreement (In accordance to consulting agreement for serving as Interim Vice-President of Finance)

100,000	1/9/06	M. Llano	Price- $0.02 per share Consulting Agreement (In accordance to consulting agreement for serving as Interim Vice-President of Finance)

Amount of Shares Issued	Date Issued	Issued To	Price/Purpose

5,000,000	7/21/06	J. Chi	Price- $0.015 per share Employment Agreement

40,000	8/9/06	M. Llorente	Price- $0.025 per share Director’s Fees

40,000	8/9/06	E. Marini	Price- $0.025 per share Director’s Fees

40,000	8/9/06	A. Jurado	Price- $0.025 per share Director’s Fees

40,000	8/9/06	E. Pantaleon	Price- $0.025 per share Director’s Fees

2,000,000	9/30/06	T. Vidal	Price- $0.015 per share Employment Agreement

52,632	11/13/06	M. Llorente	Price- $0.019 per share Director’s Fees

52,632	11/13/06	E. Marini	Price- $0.019 per share Director’s Fees

52,632	11/13/06	A. Jurado	Price- $0.019 per share Director’s Fees

52,632	11/13/06	E. Pantaleon	Price- $0.019 per share Director’s Fees

On April 1, 2006, the Company executed a Securities Purchase Agreement with Cornell Capital Partners, L.P. (“Cornell”) whereby it would issue $2,000,000 of secured convertible debentures. On April 1, 2006, pursuant to the Securities Purchase Agreement, the Company issued a three year convertible debenture totaling $1,000,000 to Cornell secured by all of the assets and property of the Company. The debenture accrues interest at a rate of 10% per year. The debentures are convertible at the holder’s option until the maturity date. The conversion price is equal to the lower of (a) $0.05 or (b) 95% of the lowest volume weighted average price of the common stock for the 30 trading days immediately preceding the conversion date.

On May 5, 2006, pursuant to the Securities Purchase Agreement, the Company issued a three year convertible debenture totaling $1,000,000 to Cornell secured by all of the assets and property of the Company. The debenture accrues interest at a rate of 10% per year. The debentures are convertible at the holder’s option until the maturity date. The conversion price is equal to the lower of (i) $0.05 or (ii) 95% of the lowest volume weighted average price of the common stock for the 30 trading days immediately preceding the conversion date.

In conjunction with the Securities Purchase Agreement, the Company issued a five year warrant to Cornell to purchase 35,000,000 shares of common stock at an exercise price of $0.02. The warrants may be cashless exercised if the Registration Statement discussed below is not effective within 180 days.

With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated under the Securities Act. In each instance, the purchaser had access to sufficient information regarding Pacer so as to make an informed investment decision. More specifically, Pacer had a reasonable basis to believe that each purchaser was an “accredited investor” as defined in Regulation D of the Securities Act and otherwise had the requisite sophistication to make an investment in Pacer’s securities.

DESCRIPTION OF SECURITIES

General

Pacer’s authorized capital consists of 930,000,000 shares of common stock, par value $0.0001 per share and 20,000,000 shares of preferred stock. At December 1, 2006, there were 580,496,774 outstanding shares of common stock and zero (0) outstanding shares of preferred stock. Set forth below is a description of certain provisions relating to Pacer’s capital stock.

Common Stock

Each outstanding share of common stock has one vote on all matters requiring a vote of the stockholders. There is no right to cumulative voting; thus, the holder of fifty percent or more of the shares outstanding can, if they choose to do so, elect all of the directors. In the event of a voluntary of involuntary liquidation, all stockholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of the common stock have no preemptive rights with respect to future offerings of shares of common stock. Subject to the declaration and payment of dividends upon any preferred stock at the time outstanding, to the extent of any preference to which that preferred stock is entitled and after the provision for any sinking or purchase fund or funds for any series of any preferred stock has been complied with, the board of directors may declared and pay dividends on the common stock, payable in cash or other consideration, out of the funds legally available therefore. It is Pacer’s present intention to retain earnings, if any, for use in its business. The payment of dividends on the common stock are, therefore, unlikely in the foreseeable future.

Preferred Stock

Pacer is authorized to issue 20,000,000 shares of preferred stock, none of which is outstanding. The available preferred stock is undesignated. The Board of Directors does not have the right to set forth the rights, designations, preferences or other terms of the preferred stock. Such rights and preferences must be authorized by the stockholders in accordance with Florida law.

Convertible Debentures

On April 1, 2006, Cornell purchased a convertible debenture from Pacer in the principal amount of $1,000,000 pursuant to a Securities Purchase Agreement, and on May 5, 2006, the Company issued a three (3) year convertible debenture totaling $1,000,000 to Cornell secured by all of the assets and property of the Company. The debentures accrue interest at a rate of ten percent (10%) per year.

Pursuant to a Securities Purchase Agreement, and on May 5, 2006, the Company issued a three (3) year convertible debenture totaling $1,000,000 to Cornell secured by all of the assets and property of the Company. The debentures accrue interest at a rate of ten percent (10%) per year.

The debentures are convertible at the holder’s option any time up to maturity at a conversion price equal to the lower of $0.05 or ninety-five percent (95%) of the volume weighted average price for the thirty (30) days immediately preceding the conversion date. At maturity, Pacer has the option to either pay the holder the outstanding principal balance and accrued interest or to convert the debentures into shares of common stock at a conversion price equal to the lower of $0.05 or ninety-five percent (95%) of the volume weighted average price for the thirty (30) days immediately preceding the conversion date. Pacer has the right to redeem all or a portion of the debenture upon three business days’ notice by paying Cornell one-hundred twenty percent (120%) of the amount redeemed plus accrued interest. Pacer is registering in this offering 296,873,754 shares of common stock underlying the convertible debentures. These debentures are secured by substantially all of the Company’s assets as well as 430,422,903 shares of Pacer common stock pledged by Rainier Gonzalez pursuant to that certain Insider Pledge and Escrow Agreement dated April 1, 2006.

Warrants

On April, 1, 2006, Cornell received a five (5) year warrant to purchase 35,000,000 shares of Pacer’s common stock at an exercise price of $0.02 per share. The warrant was issued in connection with the issuance of the convertible debentures to Cornell.

On June 20, 2002, INFe had issued 950,000 warrants to various consultants in exchange for their services. These warrants have an exercise price of $0.50 per share and expire over a five (5) year period. The warrants were assumed by the Company in the reverse merger.

Transfer Agent

The transfer agent and registrar for our common stock is Computershare Transfer Company, Inc., 350 Indiana Street, Suite 800, Golden, Colorado, Telephone (303) 262-0600.

Limitation Of Liability: Indemnification

Our Articles of Incorporation (as amended) include an indemnification provision under which we have agreed to indemnify directors and officers of Pacer from and against certain claims arising from or related to future acts or omissions as a director or officer of Pacer. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Pacer pursuant to the foregoing, or otherwise, Pacer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Anti-Takeover Effects Of Provisions Of The Articles Of Incorporation

Authorized And Unissued Stock

The authorized but unissued shares of our common are available for future issuance without our stockholders’ approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of Pacer that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the desires of Pacer’s Board of Directors. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

The existence of authorized but unissued and unreserved shares of preferred stock may enable the Board of Directors to issue shares to persons friendly to current management which would render more difficult or discourage an attempt to obtain control of our Company by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of our Company’s management.

EXPERTS

Our audited consolidated financial statements as of December 31, 2005 and for the years ended December 31, 2005 and 2004, have been included in this prospectus in reliance upon the report of Salberg & Company, PA, independent registered public accounting firm, included herein, given on the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

Kirkpatrick & Lockhart Nicholson Graham LLP will pass upon the validity of the shares of common stock offered hereby for us. Their opinion will be filed by amendment.

HOW TO GET MORE INFORMATION

We have filed with the SEC a registration statement on Form SB-2 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, reference is made to the accompanying registration statement. Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the SEC’s Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

FINANCIAL STATEMENTS

CONTENTS

PACER HEALTH CORPORATION AND SUBSIDIARES CONSOLIDATED FINANCIAL STATEMENTS FOR THE NINE (9) MONTHS ENDED SEPTEMBER 30, 2006 (UNAUDITED)

Consolidated Balance Sheet as of September 30, 2006 (Unaudited)	F-1

Consolidated Statements of Operations for the three and nine months ended September 30, 2006 and 2005 (Unaudited)	F-2

Consolidated Statement of Cash Flows for the nine months ended September 30, 2006 and 2005 (Unaudited)	F-3

Notes to Consolidated Financial Statements (Unaudited)	F-4 - F-16

PACER HEALTH CORPORATION AND SUBSIDIARES CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

Report of Independent Registered Public Accounting Firm	F-17

Consolidated Balance Sheet for the Year Ended December 31, 2005	F-18 - F19

Consolidated Statements of Operations for the Years ended December 31, 2005 and 2004	F-20

Consolidated Statement of Changes in Stockholders’ Equity (Deficiency) Years Ended December 31, 2005 and 2004	F-21

Consolidated Statement of Cash Flows for the Year Ended December 31, 2005 and 2004	F-22 - F-24

Notes to Consolidated Financial Statements	F-25 - F-49

F-i

Pacer Health Corporation and Subsidiaries
Consolidated Balance Sheet
September 30, 2006
(Unaudited)

September 30,
2006
(As Restated, Note 14)
ASSETS
Current Assets
Cash	$970,671
Patient accounts receivable, net	2,277,990
Inventory	345,596
Prepaid Expenses	120,125
Total Current Assets	3,714,382

Property and equipment, net	1,154,239

Other Assets
Notes receivable	3,000,000
Deposits	275
Debt issue costs, net	44,050
Deposit for future acquisition	65,000
Goodwill, net	1,216,318
Total Other Assets	4,325,643

Total Assets	$9,194,264

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFCIENCY)

Current Liabilities
Accounts payable	$1,402,466
Settlements payable	260,500
Accrued wages and related payroll taxes	711,565
Accrued interest payable	40,274
Accrued professional fees	40,550
Accrued rent	2,675
Accrued liabilities, related party	1,885
Accrued expenses	279,119
Accrued liquidated damages	80,000
Patient Deposits	34,254
Notes Payable, current portion	56,931
Medicare payable, current portion	1,182,366
Loan payable - related party	64,500
Accrued interest payable - related party	2,000
Warrant liability	739,823
Embedded conversion option liability	1,580,375
Total Current Liabilities	6,479,283

Long Term Liabilities
Convertible debenture, net of debt discount of $1,688,204	61,796
Finance obligation on sale-leaseback of real property	1,810,000
Medicare payable, net of current portion	2,713,571
Notes payable, net of current portion	549,284
Total Long Term Liabilities	5,134,651

Total Liabilities	11,613,934

Commitments and Contingencies	-

Stockholders' Equity (Deficiency)
Preferred stock, Series A, $0.0001 par value, 20,000,000
shares authorized, none issued and outstanding	-
Common stock, $0.0001 par value, 930,000,000 shares authorized
578,286,246 issued and outstanding	57,828
Additional paid in capital	2,368,685
Accumulated deficit	(4,756,183)
(2,329,670)
Less: Deferred compensation	(90,000)
Total Stockholders' Equity (Deficiency)	(2,419,670)

Total Liabilities and Stockholders' Equity (Deficiency)	$9,194,264

See accompanying notes to unaudited consolidated financial statements

Pacer Health Corporation and Subsidiaries
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
	(As Restated - Note 14)		(As Restated - Note 14)
Revenues
Patient services revenues, net	$3,088,903	$3,038,120	$10,903,463	$5,881,640
Management services fees	115,000	240,672	115,000	840,672
Total Revenues	3,203,903	3,278,792	11,018,463	6,722,312

Operating Expenses
Advertising	4,013	516	25,522	2,635
Amortization of Debt Costs	8,192	-	8,192	-
Bad debt expense	1,283,730	72,510	2,841,401	396,700
Contract labor	557,440	494,568	1,672,817	1,118,502
Depreciation	28,668	25,898	89,740	53,787
Insurance	82,458	107,047	388,923	269,888
Liquidated Damages	80,000	-	80,000	-
Loan fee	69,896	21,414	83,359	21,414
Medical Supplies	213,050	166,760	687,937	601,191
Patient Expenses	58,641	17,571	115,592	112,021
Professional fees	368,057	109,633	878,366	253,901
Rent	127,697	142,915	370,216	440,776
Repairs and Maintenance	25,967	13,985	111,943	30,503
Salaries and wages	1,849,429	1,516,663	5,686,236	3,407,201
Travel	63,680	41,835	303,812	71,677
Utilities	52,388	35,234	167,197	78,535
General and administrative	148,733	84,894	433,233	306,419
Total Operating Expenses	5,022,039	2,851,443	13,944,486	7,165,150

Net Loss from Operations	(1,818,136)	427,349	(2,926,023)	(442,838)

Other Income (Expense)
Other Income / (Expense)	(2,407)	115	38	413
Gain on debt settlement	-	-	-	10,000
Gain on disposal of assets	637,196	-	702,296	-
Realized Gain/(Loss) on
Securities	-	60,290	-	76,507
Unrealized Gain/(Loss) on
Securities	-	(67,400)	-	-
Finance Charges	9,029	-	-	(31,000)
Change in fair market value of
Derivatives	347,211	-	(550,685)	-
Recovery of Management Fee
Bad debts	-	131,250	-	131,250
Expenses related to natural
Disaster	-	(426,008)	-	(426,008)
Interest expense	(302,769)	(21,971)	(534,713)	(52,285)
Total Other Income /
(Expense), net	688,260	(323,724)	(383,064)	(291,123)
Net Income/(Loss) from
Continuing Operations	$(1,129,876)	$103,625	$(3,309,087)	$(733,961)

Discontinued Operations
Gain from operations of
discontinued component
(including gain on disposal of
$4,433,895)	3,889,381	-	836,974	-
	3,889,381	-	836,974	-

Net Income/(Loss)	$2,759,505	$103,625	$(2,472,113)	$(733,961)

Net Income/(Loss) Per Share -
Basic and Diluted

Income/Loss from continuing
Operations	$(0.00)	$0.00	$(0.01)	$(0.00)

Income/Loss from discontinued
Operations	$0.01	$0.00	$0.00	$0.00

Net Income/(Loss) Per Share -
Basic and Diluted	$0.00	$0.00	$(0.00)	$(0.00)

Weighted average number of shares outstanding
during the period - basic
and diluted	574,216,681	571,484,578	574,453,792	569,044,637

See accompanying notes to unaudited consolidated financial statements

Pacer Health Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
	2006	2005
	(As Restated - Note 14)
Cash Flows from Operating Activities:
Net Income/(Loss)	$(2,472,113)	$(733,961)
Adjustments to reconcile net income/(loss) to net cash used in operating activities:
Amortization of debt discount to interest expense	296,309	-
Amortization of debt issue costs	8,192	-
Bad debt expense	4,450,204	396,700
Recovery of bad debt on management fees	-	(131,250)
Depreciation	1,185,802	53,787
Gain on sale of nursing home assets	(637,196)	-
Gain on sale of majority interest	(4,433,894)	-
Gain on debt settlement	-	(10,000)
Amortization of stock based expenses	75,000	31,363
Stock issued for services	5,500	26,358
Stock issued for rent	-	2,247
Loss on disaster related disposal of equipment	-	273,808
Change in fair market value of derivatives	6,276	-
Changes in operating assets and liabilities:
(Increase) decrease in:
Patient receivables	(6,286,343)	(234,581)
Management fee receivable, net	-	(525,000)
Investments	-	(76,507)
Other receivables	(160,870)	-
Supplies Inventory	(71,471)	-
Prepaids and other current assets	353,212	(42,449)
Increase (decrease) in:
Accounts payable	1,624,440	349,139
Settlements payable	(5,000)	(256,257)
Accrued interest payable	33,905	(3,568)
Accrued wages payable	760,161	313,744
Accrued expenses	(55,072)	(17,278)
Accrued rent	428	2,247
Accrued penalties and liquidated damages	80,000	53,300
Accrued professional fees	40,550	(15,181)
Deferred income	-	(1,974)
Escrow	(575,000)	-
Medicare payable	1,742,082	694,732
Other current liabilities	26,657	637
Net Cash Provided by/(Used in) Operating Activities	(4,008,241)	150,056

Cash Flows from Investing Activities:
Acquisition of property, plant and equipment	(184,609)	(55,245)
Deposit held for future acquisition	(65,000)	-
Proceeds from sale of trading securities	-	76,507
Acquisition of cash	-	458,393
Cash overdraft	226,333	-
Sale of nursing home assets	2,590,000	-
Purchase Price Allocation Adjustments	-	(58,676)
Net Cash Provided by/(Used in) in Investing Activities	2,566,724	420,979

Cash Flows from Financing Activities:
Proceeds from loan payable - related party	849,000	210,000
Repayments of loan payable - related party	(800,529)	(345,000)
Proceeds from issuance of convertible debenture	1,732,758	-
Debt lender fees	544,409	-
Repayments of convertible debenture	(250,000)	-
Repayments of loans payable	(832,599)	-
Repayments of capitalized lease obligations	(287,285)	-
Minority interest capital contribution	639,738	-
Repayments of note payable	(482,807)	(59,733)
Proceeds from note payable	80,278	75,000
Repayment of advances	-	(303,500)
Net Cash Provided by/(Used in) Financing Activities	1,192,963	(423,233)

Net Increase/(Decrease) in Cash	(248,554)	147,802

Cash, Beginning of Period	$1,219,225	$1,023,028

Cash, End of Period	$970,671	$1,170,830

Supplemental Disclosure of Cash Flow Information:
Cash Paid for:
Interest	$1,555,221	$64,011
Taxes	$-	$-
Supplemental Disclosure of Non Cash Investing and Financing Activities:
Reclassification of deposit to purchase equipment	$-	$149,760
Issuance of Note Payable for Insurance Policies	$358,881	$-
Issuance of Note Payable for Equipment	$28,523	$-
Issuance of Note Payable for Land	$505,822	$-
Derivative liabilities recorded as debt discount	$1,142,313	$-
Warrant issued recorded as debt discount	$627,200	$-
Reclass of fair value of warrant from equity to liability	$5,415	$-

See accompanying notes to consolidated financial statements

Pacer Health Corporation and Subsidiaries
Notes to Consolidated Financial Statements
September 30, 2006
(Unaudited)

Note 1 Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the United States Securities and Exchange Commission for interim consolidated financial information. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of our consolidated financial position and results of operations.

It is Management’s opinion, however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair consolidated financial statement presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year.

For further information, refer to the audited consolidated financial statements and footnotes of the Company for the year ending December 31, 2005 included in the Company’s Form 10-KSB.

At September 30, 2006, the Company had a working capital deficit of $2,764,901. For the nine months ended September 30, 2006, the Company had a net loss of $2,472,113 and a negative cash flow from operations of $4,008,241. This net loss is primarily the result of our acquisition of the majority interest of Southpark Community Hospital LLC, which we divested on September 29, 2006, and a change in fair value of derivatives of $(550,685) offset by non recurring gains of $637,196 from the sale of the nursing home unit and $836,974 from discontinued operations. On December 6, 2005, we acquired a 60% interest in Southpark Community Hospital LLC. During the nine months ended September 30, 2006, Southpark Community Hospital LLC incurred an operating loss of $3,596,921, offset by a related gain on disposal of $4,433,895. The loss was primarily attributable to the inherited cost structure of Southpark Community Hospital LLC and the low revenues generated due to the start-up nature of the operations. The Company began to effectuate its turnaround and restructuring plan shortly after its acquisition of its membership interest. On September 29, 2006, the Company divested its majority interest to a third party. Accordingly, Management does not believe that substantial doubt exists about the Company’s ability to continue as a going concern.

Note 2 Nature of Operations and Summary of Significant Accounting Policies

(A) Nature of Operations

Pacer Health Corporation (“Pacer”), a Florida corporation, has twelve subsidiaries:

•	Pacer Health Services, Inc. (a Florida corporation formed on May 5, 2003),
•	Pacer Health Management Corporation (a Louisiana Corporation formed on February 1, 2004),
•	Pacer Holdings of Louisiana, Inc. (a Florida corporation formed on March 3, 2004),
•	Pacer Holdings of Georgia, Inc. (a Florida corporation formed on June 26, 2004),
•	Pacer Health Management Corporation of Georgia (a Georgia corporation formed on June 28, 2004),
•	Pacer Holdings of Arkansas, Inc. (a Florida corporation formed on October 26, 2004),
•	Pacer Health Management of Florida LLC (a Florida limited liability company formed on December 19, 2005),
•	Pacer Holdings of Lafayette, Inc. d/b/a Pacer Health Holdings of Lafayette, Inc. (a Louisiana corporation formed on November 28, 2005),
•	Pacer Holdings of Kentucky, Inc. (a Florida corporation formed on March 9, 2006),
•	Pacer Health Management Corporation of Kentucky (a Kentucky corporation formed on March 20, 2006),
•	Woman's OB-GYN Center, Inc. (a Georgia corporation formed on October 30, 2006), and
•	Lake Medical Center, Inc. (a Georgia corporation formed on October 30, 2006).

On February 8, 2006, the Company entered into an agreement with Knox County, Kentucky whereby the Company shall lease all of the assets of Knox County Hospital (“KCH”) for a total lease fee amount equal to $2,000,000. This lease will be effective at a future date when Knox County issues certain replacement bonds and the lease term will coincide with the term of the replacement bonds. The Company has also agreed to: (a) operate KCH and fund any operational losses; (b) enter into a cooperative lease agreement to lease the Hospital and the real estate of the Hospital for a period of three years at a rate of $1,100,000 per year until September 30, 2007, and effective July 1, 2007 $1,500,000 per year, payable in equal monthly installments; (c) continue to provide similar clinical hospital services as currently provided by the KCH; and (d) ensure that indigent care is available to the population of Knox County, Kentucky. The lease agreement shall be renewable twice at the option of the Company and shall grant to the Company a purchase option. The purchase price shall be set at the current amount of bond debt as of the date of the execution of the lease agreement less any amount paid under the lease agreement with respect to the KCH purchase plus any prepayment penalties on the replacement bond. Under the Agreement, the Company was required to provide a deposit of $250,000 into escrow. The Agreement contains a break up fee provision whereby if through no fault of Knox County or the hospital, the Company terminates the Agreement and all discussions regarding the Lease and Operating Agreement, then the Company shall pay a breakup fee of $750,000. The $250,000 deposit will be applied to the breakup fee. If through no fault of Pacer, by September 1, 2006 Knox County fails to issue the replacement bonds or terminates the agreement, then Knox County shall pay a breakup fee of from $500,000 to $750,000 to the Company. In July 2006, Knox County determined it was unable to issue replacement bonds and refunded to the Company $200,000 of its initial $250,000 deposit. The Company is currently in negotiation with Knox County. As a result, Knox County has not paid a breakup fee. The remaining $50,000 deposit is included in deposit for future acquisition in the accompanying consolidated balance sheet. The Company is currently seeking a financing alternative to complete the acquisition.

On December 6, 2005, our wholly-owned subsidiary, Pacer Health Holdings of Lafayette, Inc. (“Pacer Sub”) acquired a majority interest in Southpark Community Hospital, L.L.C. (“Southpark”) Pacer Sub received a sixty percent equity position in Southpark and the remaining investors of Southpark reduced their equity position to forty percent in consideration for an infusion amount up to $2,500,000, the exact amount to be reasonably determined by Pacer Sub as necessary to sustain the operations of Southpark. Pacer Sub also assumed a prorated share of the outstanding liabilities and also assumed the position of guarantor, equal to its percentage of ownership, on all notes. Pacer Sub has also agreed to reimburse certain investors who made principal and interest payments on certain third party loans on behalf of Southpark. On September 29, 2006, the Company divested its majority interest for a $3,000,000 note receivable to a third party, which consists primarily of shareholders of the minority interest. (See Note 3)

On September 1, 2005, our wholly-owned subsidiary, Pacer Health Management Corporation of Georgia, completed its asset purchase agreement with the Greene County Hospital Authority to acquire certain assets and assume certain liabilities used in the operation of Minnie G. Boswell Memorial Hospital. The total purchase amount was $1,108,676. (See Note 3) On September 29, 2006, the Company executed a sale-leaseback of certain of its assets in Georgia, which included a sale of its skilled nursing operations to Health Systems Real Estate, Inc. (See Note 3)

Pacer along with its subsidiaries (collectively, the “Company”) began its activities in May 2003. The Company acquires financially distressed hospitals. The Company currently owns and operates a non-urban hospital in Cameron, Louisiana, a non-urban health clinic in Grand Lakes, Louisiana, a geriatric psychiatric center in Lake Charles, Louisiana and a non-urban hospital in Greensboro, Georgia. The Company is currently in the process of managing and acquiring an acute care facility in Barbourville, Kentucky. The Company is attempting to build a regional network of hospitals designed to provide healthcare services to various individuals.

(B) Principles of Consolidation

The consolidated financial statements include the accounts of Pacer and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

(C) Revenue Recognition and Patients Receivable

(i) Hospital Operations

In general, the Company follows the guidance of the United States Securities and Exchange Commission’s Staff Accounting Bulletin No. 104 for revenue recognition. The Company records revenue when persuasive evidence of an arrangement exists, services have been rendered, or product delivery has occurred, the sales price to the patient is fixed or determinable, and collectability is reasonably assured. The Company also follows the industry specific revenue recognition criteria as delineated in the AICPA Audit and Accounting Guide “Health Care Organizations”.

The Company recognizes revenues in the period in which services are performed and billed to the patient or third party payor. Accounts receivable primarily consist of amounts due from third party payors and patients. Amounts the Company receives for treatment of patients covered by governmental programs such as Medicare and Medicaid and other third party payors such as health maintenance organizations, preferred provider organizations and other private insurers are generally less than the Company’s established billing rates. Accordingly, the revenues and accounts receivable reported in the Company’s unaudited consolidated financial statements are recorded at the amount expected to be received.

The Company derives a significant portion of its revenues from Medicare, Medicaid and other payors that receive discounts from our standard charges. The Company must estimate the total amount of these discounts to prepare its consolidated financial statements. The Medicare and Medicaid regulations and various managed care contracts under which these discounts must be calculated are complex and are subject to interpretation and adjustment. The Company estimates the allowance for contractual discounts on a payor-specific basis given its interpretation of the applicable regulations or contract terms. These interpretations sometimes result in payments that differ from the Company’s estimates. Additionally, updated regulations and contract renegotiations occur frequently, necessitating regular review and assessment of the estimation process by management. Changes in estimates related to the allowance for contractual discounts affect revenues reported in the Company’s unaudited consolidated statements of operations in the period of the change.

Management has recorded estimates for bad debt losses, which may be sustained in the collection of these receivables. Although estimates with respect to realization of the receivables are based on Management’s knowledge of current events, the Company’s collection history, and actions it may undertake in the future, actual collections may ultimately differ substantially from these estimates. Receivables are written off when all legal actions have been exhausted. (See Note 4)

The Company participates in the Louisiana disproportionate share hospital (“DSH”) fund and the Georgia disproportionate share hospital fund (“ICTF”) related to uncompensated care provided to a disproportionate percentage of low-income and Medicaid patients. Upon meeting certain qualifications, our facilities in Louisiana and Georgia become eligible to receive additional reimbursement from the fund. The reimbursement amount is determined upon submission of uncompensated care data by all eligible hospitals. Once the reimbursement amount is determined and collectability is reasonably assured, the additional reimbursement is included as revenue under SEC Staff Accounting Bulleting 104.

(ii) Management Services

The Company recognizes management service fees as services are provided.

(D) Stock Based Compensation

On January 1, 2006, the Company implemented Statement of Financial Accounting Standard 123 (revised 2004) (“SFAS 123(R)”), “Share-Based Payment” which replaced SFAS 123 “Accounting for Stock-Based Compensation” and superseded APB Opinion No. 25, “Accounting for Stock Issued to Employees.” SFAS 123(R) requires the fair value of all stock-based employee compensation awarded to employees to be recorded as an expense over the related vesting period. The statement also requires the recognition of compensation expense for the fair value of any unvested stock option awards outstanding at the date of adoption. During 2006, all employee stock compensation is recorded at fair value using the Black Scholes Pricing Model. In adopting SFAS 123(R), the Company used the modified prospective application (“MPA”). MPA requires the Company to account for all new stock compensation to employees using fair value, and for any portion of awards prior to January 1, 2006 for which the requisite service has not been rendered and the options remain outstanding as of January 1, 2006, the Company should recognize the compensation cost for that portion of the award that the requisite service was rendered on or after January 1, 2006. The fair value for these awards is determined based on the grant-date.

(E) Basic and Diluted Net Income (Loss) Per Share

Basic net income (loss) per common share (“Basic EPS”) excludes dilution and is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the year. Diluted net income (loss) per share (“Diluted EPS”) reflects the potential dilution that could occur if stock options or other contracts to issue common stock, such as convertible notes, were exercised or converted into common stock. There is no calculation of fully diluted earnings per share for the nine months ended September 30, 2006 as discussed below.

At September 30, 2006, there were warrants for 950,000 shares of common stock, which may dilute future earnings per share. There is no incremental effect of these warrants on diluted net loss per share in 2006 due to the Company’s net loss for the nine months ended September 30, 2006.

Additionally, pursuant to the terms of certain employment agreements for two individuals who have received restricted stock awards, the vesting date for shares issued is one year subsequent to the receipt of said shares. The employees must provide services for one year in order to be fully vested in their stock award. As a result, the Company has only included those shares that have been issued and correspond to the employees’ current service period. As such, these shares are not included in basic earnings per share until they become fully vested. The Company follows financial accounting as set forth in SFAS No. 123(R) for cliff vesting when recording the charges for services provided.

(F) Use of Estimates

The preparation of unaudited consolidated financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions about the future outcome of current transactions, which may affect the reporting and disclosure of these transactions. Accordingly, actual results could differ from those estimates used in the preparation of these financial statements.

Significant estimates in 2006 include contractual allowances on revenues and related patients receivable, bad debt allowance on patients receivable, valuation of stock based compensation, valuation of assets acquired and liabilities assumed in acquisitions, valuation and related impairments of goodwill and other long-lived assets, valuation of derivatives and an estimate of the deferred tax asset valuation allowance.

(G) Accounting for Derivatives

The Company evaluates its convertible debt, options, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under Statement of Financial Accounting Standards 133 “Accounting for Derivative Instruments and Hedging Activities” and related interpretations including EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”.

The result of this accounting treatment is that the fair value of the embedded derivative is marked-to-market each balance sheet date and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the consolidated statement of operations as an other income or expense. Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Equity instruments that are initially classified as equity that become subject to reclassification under SFAS 133 are reclassified to liability at the fair value of the instrument on the reclassification date.

(H) Reclassifications

Certain amounts for the nine months ended September 30, 2005 have been reclassified to conform to the presentation of the September 30, 2006 financial statements. The reclassifications had no effect on the net income for the nine months ended September 30, 2005.

Note 3 Acquisitions and Divestitures

On September 1, 2005 (“Acquisition Date”), the Company completed its acquisition of Minnie G. Boswell Memorial Hospital (“MGBMH”). Under the terms of the acquisition agreement, the Company acquired the business and certain identifiable assets and assumed certain liabilities. At the Acquisition Date, MGBMH was a provider of healthcare services with a primary focus on hospitals and nursing homes. MGBMH owns and operates a non-urban hospital and nursing home. The Company operates this hospital doing business as Minnie G. Boswell Memorial Hospital.

The Company accounted for this acquisition using the purchase method of accounting in accordance with SFAS No. 141. The purchase price of the facility was $1,108,676, including $108,676 in direct costs of the acquisition. In connection with the acquisition, the Company applied a receivable due to it from MGBMH of $1,086,807 and waived receipt of the additional $86,807 from the seller as a charge to management income.

The results of operations of MGBMH are included in the consolidated results of operations of the Company from the Acquisition Date.

The initial allocation of fair value of the assets acquired and liabilities assumed was done on September 1, 2005 and revised as of September 30, 2006 as follows:

Cash	$460,188
Accounts receivable, net	1,197,343
Supplies	262,685
Prepaid insurance	102,372
Fixed assets	731,107
Liabilities	(1,645,019)

Purchase Price	$1,108,676

The following unaudited pro forma consolidated results of operations have been prepared as if the acquisition of MGBMH had occurred at January 1, 2004:

	Period Ended
	Year Ended December 31, 2005	Year Ended December 31, 2004
Net Revenues	$13,489,797	$15,830,151
Net (Loss) Income	$(2,625,618)	$(369,067)
Net (Loss) Income per Share - Basic	$(.00)	$(.00)
Net (Loss) Income per Share - Diluted	$(.00)	$(.00)

Pro forma data does not purport to be indicative of the results that would have been obtained had these events actually occurred at January 1, 2004 and is not intended to be a projection of future results.

On September 29, 2006, the Company executed a sale-leaseback of certain of its assets in Georgia, which included a sale of its skilled nursing operations to Health Systems Real Estate, Inc. (“HSRE”) The assets sold include all real property for MGBMH as well as licenses, permits and personal property, including vehicles, related to the skilled nursing operations. HSRE also agreed to assume certain liabilities, including accrued vacation for employees it subsequently hired in conjunction with the sale. The sale price was $2,600,000, resulting in a gain of $637,196, which is included in Other Income and a deferred gain of $1,534,524 which is treated as a financing obligation for accounting purposes (see below). The Company received $2,590,000 as a result of a $10,000 credit withheld by HSRE for assumed accrued vacation. In connection with the transaction, HSRE entered into a short-term operating lease with the Company whereby HSRE leases the real property comprising of the real property back to the Company pursuant to a five year triple net lease which would call for annual lease payments equal to $480,000, provided that the Company shall have the right to terminate the lease at the end of thirty-six months if the Company provides HSRE with ninety days written notice prior to such 36th month (see renewal provisions below). As lessor, HSRE takes a perfected security interest in all of the tangible personal property and general intangibles used in connection with the operation of the acute care hospital to secure the Company’s obligations under the lease. If HSRE effectuates a sale of the tangible real and personal property located at the current Hospital/Nursing Home site in the future, then HSRE agrees to pay to the Company an amount equal to fifty percent (50%) of the cash net proceeds (gross cash proceeds less all expenses of the sale) from such sale.

The sale-leaseback of the real property has been accounted for as a financing lease, wherein the property remains on the books and continues to be depreciated. The gain on this transaction will be recognized over the lease term including renewal periods. The Company has the option to renew the lease at the end of the lease term subject to certain conditions. The lease may be renewed for two separate five-year terms with a written notice not earlier than nine months and not later than ninety days prior to the expiration of the original lease term. The rent for the renewal periods will be reset in accordance to a rental amount formula based upon the fair market value as of the date of the renewal. (See Note 7)

On December 6, 2005 (“Acquisition Date”), the Company completed its acquisition of Southpark Community Hospital (“SPCH”). Under the terms of the acquisition agreement, the Company received a sixty percent equity position in Southpark and the remaining investors of Southpark reduced their equity position to forty percent in consideration for an infusion amount up to $2,500,000, the exact amount to be reasonably determined by the Company as necessary to sustain the operations of Southpark. The Company also assumed a prorated share of the outstanding liabilities and also assumed the position of guarantor, equal to its percentage of ownership, on all notes. The Company has also agreed to reimburse certain investors who made principal and interest payments on certain third party loans on behalf of Southpark.

The Company accounted for this acquisition using the purchase method of accounting in accordance with SFAS No. 141. The purchase price of the facility was $2,450,000 as of September 30, 2006, which includes additional consideration of $1,950,000 in the nine months ended September 30, 2006. The purchase price as of September 30, 2006 of $2,450,000 was increased from the purchase price of $500,000 as of December 31, 2005 as a result of the additional amounts paid pursuant to the acquisition agreement. The results of operations of SPCH are included in the consolidated results of operations of the Company from the Acquisition Date.

The initial allocation of fair value of the assets acquired and liabilities assumed which is subject to an allocation adjustment as allowed under SFAS 141 were as follows:

Cash	$126,726
Accounts receivable, net	1,390,059
Inventory	120,000
Prepaid insurance and other current assets	142,356
Fixed assets	16,032,505
Goodwill	4,250,224
Liabilities	(19,611,870)
Purchase Price	$2,450,000

Goodwill (see adjustment below to acquired Goodwill relating to minority interest)	4,250,224
Minority interest portion of Goodwill charged to Additional Paid-In Capital	(720,090)
Goodwill recorded	$3,530,134

The above purchase price allocation constitutes 100% of the fair value of the total assets and liabilities of SPCH with the exception of goodwill where the minority interest 40% portion was allocated to consolidated equity as a charge to additional paid in capital. Since the purchase price of $2,450,000 exceeded the fair value of the net assets identified, goodwill of $3,530,124 was recognized net of the minority interest portion of $720,090. There is no minority interest since the Company acquired net liabilities.

The following unaudited pro forma consolidated results of operations have been prepared as if the acquisition of SPCH had occurred at January 1, 2004:

	Period Ended
	Year Ended December 31, 2005	Year Ended December 31, 2004
Net Revenues	$1,751,442	$0
Net (Loss) Income	$(3,521,542)	$(13,140)
Net (Loss) Income per Share - Basic	$(.00)	$(.00)
Net (Loss) Income per Share - Diluted	$(.00)	$(.00)

Pro forma data does not purport to be indicative of the results that would have been obtained had these events actually occurred at January 1, 2004 and is not intended to be a projection of future results. Furthermore, the operations of SPCH did not begin admitting patients until August 2005. Accordingly, there is no patient revenue in 2004.

On September 29, 2006, the Company divested its majority interest for a $3,000,000 note receivable to a third party, which consists primarily of shareholders of the minority interest. Upon the execution of a binding letter of intent, the Company formally relinquished control of SPCH to the third party. The terms of the agreement include assumption of all prorated liabilities and guarantees of SPCH from the Company. The sale resulted in a gain of $4,433,895 which is included in Discontinued Operations.

Note 4 Patient Accounts Receivable, Allowance for Contractuals, and Allowance for Doubtful Accounts

Patient Accounts Receivable at September 30, 2006 is as follows:

Patient accounts receivable	$9,702,866
Less: Allowance for contractual discounts	(3,161,776)
Less: Allowance for doubtful accounts	(4,263,100)
Patient Accounts Receivable, net	$2,277,990

The Company derives a significant portion of its revenues from Medicare, Medicaid and other payers that receive discounts from our standard charges. The Company must estimate the total amount of these discounts to prepare its unaudited consolidated financial statements. The Medicare and Medicaid regulations and various managed care contracts under which these discounts must be calculated are complex and are subject to interpretation and adjustment. The Company estimates the allowance for contractual discounts on a payor-specific basis given its interpretation of the applicable regulations or contract terms. These interpretations sometimes result in payments that differ from the Company’s estimates. Additionally, updated regulations and contract renegotiations occur frequently, necessitating regular review and assessment of the estimation process by management. Changes in estimates related to the allowance for contractual discounts affect revenues reported in the period in which the change in estimate occurred.

During the three and nine months ended September 30, 2006, the Company recorded bad debt expense of $1,283,730 and $2,841,401, respectively. The Company included in discontinued operations bad debt expense of $1,161,071 and $1,608,803 for the three and nine months ended September 30, 2006. During the three and nine months ended September 30, 2005, the Company recorded bad debt expense of $72,510 and $396,700, respectively. The Company establishes an allowance for doubtful accounts to reduce the carrying value of patient receivables to their estimated net realizable value. The primary uncertainty of such allowances lies with uninsured patient receivables and deductibles, co-payments or other amounts due from individual patients. The Company also recognized a recovery of bad debt expense of $131,250 during the three and nine months ended September 30, 2005, respectively, in relation to its management fees receivable due from the Greene County Hospital Authority for its management of Minnie G. Boswell Memorial Hospital prior to its acquisition by the Company. As a result of the offset of the management fee receivable against the purchase price for the acquisition of Minnie G. Boswell Memorial Hospital, the Company recognized a recovery of bad debt expense of $205,476 for the year ended December 31, 2005. (See Note 3)

Note 5 Property, Plant and Equipment, net

Property, plant and equipment at September 30, 2006 is as follows:

Land	$532,072
Building and improvements	275,476
Equipment	465,202
Furniture & fixtures	5,000
Less: accumulated depreciation	(123,511)
Property and Equipment, net	$1,154,239

Depreciation expense for the three and nine months ended September 30, 2006 was $28,668 and $89,740, respectively. The Company included in discontinued operations depreciation expense of $205,983 and $1,096,062 for the three and nine months ended September 30, 2006. Depreciation expense for the three and nine months ended September 30, 2005 was $25,898 and $53,787, respectively.

As a result of the decrease during the three months ended March 31, 2006 in the initial estimate of the assumed Medicare payable liability from the acquisition of MGBMH, the Company was required to reduce the purchase price allocation of value to certain property, plant and equipment of MGBMH in accordance with SFAS No. 141. The amount of the reduction in the value of property, plant and equipment was $217,388. This revised allocation is reflected in Note 3.

Note 6 Loan Payable-Related Party

During the three and nine months ended September 30, 2006, the Company received funds of $139,000 and $849,000 from a related party who is the President, Chief Executive Officer, Chairman of the Board of Directors and principal stockholder of the Company. Funds received in 2006 from the related party bear a flat interest rate of three percent (3%) and have no due date. During the three and nine months ended September 30, 2006, the Company repaid $484,000 and $800,529 of the outstanding amount. At September 30, 2006, the Company had reflected total loans payable to this individual of $64,500 and related accrued interest of $2,000.

Note 7 Notes, Loans, Capital Lease Obligations Payable

On September 30, 2006, the Company had the following outstanding notes, loans payable and capital lease obligations:

Note payable dated July 31, 1994, original principal of $37,150, annual interest rate of 6.941%, originally due July 15, 2011.	15,226
Note payable dated July 2006, original principal of $18,180, payable in 5 monthly payments of $3,636	3,636
Note payable dated July 2006, original principal of $10,343, payable in 3 monthly payments of $3,448	3,448
Construction loan (land) - dated June 2006, original principal of $536,100, original term 24 months, annual interest rate 12%, quarterly interest only payments, principal due at maturity	536,100
Insurance Note Payable dated January 2006, original principal of $88,570, maturity date January 2007.	30,357
Insurance Note Payable dated December 2005, original principal of $195,511, maturity date October 2006.	17,000
Insurance Note Payable dated January 2006, original principal of $5,312, maturity date October 2006.	448

Total	$606,215
Current Portion	$56,931
Long Term Portion	$549,284

At September 30, 2006, the Company had the following financing obligation:
Finance obligation on sale leaseback of real property on September 29, 2006 for $1,810,000	$1,810,000

The sale-leaseback of the real property has been accounted for as a financing lease, wherein the property remains on the books and continues to be depreciated. The gain on this transaction will be recognized over the lease term including renewal periods. The Company has the option to renew the lease at the end of the lease term subject to certain conditions. The Company will pay $480,000 annually to the lessor. (See Note 3)

Maturities of the Company’s debt at September 30, 2006 were as follows:

2007	$1,114,905
2008	655,895
2009	484,618
2010	69,738
2011	2,198,415
Thereafter
$4,523,571

Note 8 Medicare Payable

Medicare liabilities resulted primarily from our submission of a cost report for our Cameron / Lake Charles, Louisiana facility for the standalone period March 22, 2004 to December 31, 2004 (in the amount of $641,099) and the year ended December 31, 2005 (in the amount of $1,311,837); the submission of a cost report for our Greensboro, Georgia facility for the standalone period September 1, 2005 to December 31, 2005 (in the amount of $351,382); and from our assumption of Medicare liabilities as a result of business acquisitions (see Note 3). Medicare liabilities result from Medicare audits or our submission of cost reports to Medicare. Medicare liabilities represent amounts due to Medicare as a result of excess cost reimbursements by Medicare (see Note 2(C)). The Company has current Medicare liabilities of $1,182,366 and long term Medicare liabilities of $2,713,571. The long term portion relates to negotiated payment plans from our Cameron / Lake Charles, Louisiana facility and our Greensboro, Georgia facility.

The majority of services performed on Medicare and Medicaid patients are reimbursed at predetermined reimbursement rates except for our critical access acute care facility in Greensboro, Georgia and our geriatric psychiatric facility in Lake Charles, Louisiana, which is reimbursed on a reasonable cost method. The differences between the established billing rates (i.e., gross charges) and the actual reimbursement rates are recorded as contractual discounts and deducted from gross charges.

For our critical access acute care facility in Greensboro, Georgia and our geriatric psychiatric facility in Lake Charles, Louisiana, there is an adjustment or settlement of the difference between the actual cost to provide the service and the actual reimbursement rates. Settlements are adjusted in future periods when settlements of filed cost reports are received. Final settlements under these programs are subject to adjustment based on administrative review and audit by third party intermediaries, which can take several years to resolve completely.

Our Lake Charles, Louisiana facility has negotiated two payment plans with respect to its Medicare payable for the cost report periods ended December 31, 2003 and 2004. The facility is currently in negotiation of establishing the payment plan for the cost report period ended December 31, 2005. A summary of the significant terms of the plans are as follows:

	For the Period Ended December 31, 2003	For the Period Ended December 31, 2004	For the Period Ended December 31, 2005
Principal Outstanding at September 30, 2006	$158,836	$624,198	$1,251,973
Monthly Payment Amount	$17,550	$17,873	$29,932
Maturity Date	July 2007	May 2010	To be Determined

Our Greensboro, Georgia facility has negotiated two payment plans with respect to its Medicare payable for the cost report periods ended August 31, 2005 and December 31, 2005. The facility is currently on a payment plan for the cost report period ended December 31, 2006 for estimated overpayments paid during the calendar year 2006. A summary of the significant terms of the plans are as follows:

	For the Period Ended August 31, 2005	For the Period Ended December 31, 2005	For the Period Ended December 31, 2006
Principal Outstanding at September 30, 2006	$598,285	$322,125	$268,853
Monthly Payment Amount	$23,180	$12,500	$10,325
Maturity Date	March 2009	April 2009	April 2009

Note 9 Commitments and Contingencies

Legal Proceedings

Alliance Emergency Group, Inc. and Greene Emergency Physicians, LLC v. Greene County Hospital Authority and Minnie G. Boswell Memorial Hospital, Inc.

In connection with its acquisition of MGBMH, the Company is defending a lawsuit filed on September 30, 2004 against Greene County Hospital Authority and Minnie G. Boswell Memorial Hospital, Inc. by Alliance Emergency Group (“Alliance”) and Greene Emergency Physicians (“GEP”) in the Superior Court of Dekalb County, Georgia. Alliance and GEP allege that in June 2004 Defendants breached its ER physician staffing contract. The last settlement demand by Alliance and GEP was $1.5 million dollars, which was rejected by the Company. There are several outstanding motions and the case is scheduled for trial on January 16, 2007. Defendants believe they have meritorious defenses in the case and intend to vigorously defend themselves.

Sharon K. Postell v. Greene County Hospital Authority d/b/a Minnie G. Boswell Memorial Hospital, Pacer Health Management Corporation of Georgia, Inc., and Anita Brown, in Her Individual Capacity

The Company has been named as a co-defendant in a lawsuit initiated by Plaintiff Sharon K. Postell on August 19, 2005. Plaintiff alleges that the Company discriminated against her based on her religion in violation of 42 U.S.C. § 1983 and Title VII. Plaintiff also claims that she was retaliated against when she complained about the religious discrimination. The last settlement demand by Plaintiff was for approximately $70,000, which the Company rejected. Discovery is complete in this case and Defendants have filed a motion to dismiss Plaintiff’s claim in its entirety.

From time to time we become subject to other proceedings, lawsuits and other claims in the ordinary course of business including proceedings related to medical services provided and other matters. Such matters are subject to many uncertainties, and outcomes are not predictable with assurance.

Other Matters

The Company is subject to a potential “breakup fee” of $750,000 relating to an Agreement with Knox County as discussed in Note 2.

Note 10 Convertible Debentures

On April 1, 2006, the Company executed a Securities Purchase Agreement with Cornell Capital Partners, L.P. (“Cornell”) whereby it would issue $2,000,000 of secured convertible debentures. On April 1, 2006, pursuant to the Securities Purchase Agreement, the Company issued a three year convertible debenture totaling $1,000,000 to Cornell secured by all of the assets and property of the Company. The debenture accrues interest at a rate of 10% per year. The debentures are convertible at the holder’s option until the maturity date. The conversion price is equal to the lower of (a) $0.05 or (b) 95% of the lowest volume weighted average price of the common stock for the 30 trading days immediately preceding the conversion date.

In connection with the April 1, 2006 issuance of the $1,000,000 convertible debenture, the Company recorded a contra liability of $115,000 by debiting debt discount. These $115,000 in costs are fees and expenses paid directly to the lender in connection with obtaining the debt funding. The Company also incurred additional expenses of $37,923 related to accountant and attorneys fees in connection with the financing that was paid directly from the debt funding which will be capitalized and amortized as debt costs. As of September 30, 2006, the Company has amortized $6,297 of debt issue costs. Debt discount will be directly offset against the gross convertible debentures balance outstanding. As of September 30, 2006, the Company has amortized $166,058 of debt discount. The total debt discount will be amortized to interest expense over the life of the debt.

On May 5, 2006, pursuant to the Securities Purchase Agreement, the Company issued a three year convertible debenture totaling $1,000,000 to Cornell secured by all of the assets and property of the Company. The debenture accrues interest at a rate of 10% per year. The debentures are convertible at the holder’s option until the maturity date. The conversion price is equal to the lower of (i) $0.05 or (ii) 95% of the lowest volume weighted average price of the common stock for the 30 trading days immediately preceding the conversion date.

In connection with the May 5, 2006 issuance of the $1,000,000 convertible debenture, the Company recorded a contra liability of $100,000 by debiting debt discount. These $100,000 in costs are fees and expenses paid directly to the lender in connection with obtaining the debt funding. The Company also incurred additional expenses of $14,319 related to accountant and attorneys fees in connection with the financing that was paid directly from the debt funding which will be capitalized and amortized as debt costs. As of September 30, 2006, the Company has amortized $1,894 of debt issue costs. Debt discount will be directly offset against the gross convertible debentures balance outstanding. As of September 30, 2006, the Company has amortized $130,250 of debt discount. The total debt discount will be amortized to interest expense over the life of the debt.

In conjunction with the Securities Purchase Agreement, the Company issued a five year warrant to Cornell to purchase 35,000,000 shares of common stock at an exercise price of $0.02. The warrants may be cashless exercised if the Registration Statement discussed below is not effective within 180 days.

The convertible debentures and warrants contain registration rights with filing and effectiveness deadlines and a liquidated damages provision. The registration statement must be filed within 60 days of the initial funding date of April 1, 2006 and must become effective within 120 of the initial funding date. If a deadline is not met, the Company shall accrue as liquidated damages, payable in cash or shares at the lender's option, 2% of the value of the convertible debentures for each 30-day period after the scheduled deadline as applicable. The Company must also maintain the registration statement effective until all the registrable securities have been sold by the lender (the "Registration Period"). As of September 30, 2006, the registration statement had not been declared effective. Accordingly, as of September 30, 2006, the company has accrued $80,000 in accrued liquidated damages related to the filing.

The Company evaluated whether or not the secured convertible debentures contain embedded conversion options which meet the definition of derivatives under SFAS 133 “Accounting for Derivative Instruments and Hedging Activities” and related interpretations. The Company concluded that since the secured convertible debentures had a variable conversion rate, the Company could not guarantee it would have enough authorized shares pursuant to the criteria of EITF 00-19 and therefore the embedded conversion option must be accounted for as a derivative. In addition the liquidated damage penalty in the Registration Rights Agreement would cause derivative classification as the Company considers the registration rights agreement to be part of the convertible debentures contract both to be accounted for as a single unit considering the criteria EITF 05-4 “The Effects of a Liquidated Damages Clause on a Freestanding Financial Instrument Subject to EITF 00-19”. In addition, all prior existing non-employee options or warrants (950,000) must be classified as liabilities for the same reason. The Company recorded an embedded conversion options liability and warrant liability relating to 35,000,000 warrants at the April 1, 2006 funding date with a debt discount. In addition, $5,415 of the fair value of 950,000 existing warrants was reclassified to warrant liabilities from stockholders’ equity at the funding date.

The following table summarizes the assets and liabilities recorded in conjunction with the issuance of the convertible debentures at the respective issuance dates:

	Convertible Debenture Issued April 1, 2006	Convertible Debenture Issued May 5, 2006
Principal liability	1,000,000	1,000,000
Debt issue costs	37,923	14,319
Debt discount from lender fees	115,000	100,000
Debt discount from embedded conversion option	257,800	884,513
Debt discount from warrants issued with convertible debenture	627,200	-
Initial embedded convertible option liability	257,800	884,513
Initial warrant liability	627,200	-
Initial warrant liability reclassed from equity	5,415	-

The change in fair value recognized as other income (expense) of the embedded conversion option and warrant liabilities from the issuance dates to September 30, 2006 were $438,062 and $112,623.

Note 11 Stockholders’ Deficiency

(A)	Common Stock

On January 9, 2006, the Company issued 100,000 shares of common stock to our Vice-President of Operations for services rendered during the period December 2005. These shares were valued based on the quoted closing trading price of the Company’s common stock on the grant date which was $0.015 per share and had a fair value of $1,500 which was expensed.

On July 21, 2006, the Company issued 5,000,000 shares of common stock to its Chief Financial Officer in accordance with an employment agreement. The shares were valued at $0.015 per share based on the quoted trading price of the Company’s common stock on the grant date in 2004 and recorded as part of deferred compensation. The expense has been and continues to be charged to operations over the service period.

On August 9, 2006, the Company issued to its four independent Directors 40,000 shares each of its common stock in lieu of payment of the Director’s fees. The shares were valued at $0.025 per share based on the quoted closing trading price of the Company’s common stock on the grant date and had a total fair value of $4,000 which was expensed.

On September 30, 2006, the Company issued 2,000,000 shares of common stock to its Director of Corporate operations in accordance with an employment agreement. The shares were valued at $0.015 per share based on the quoted trading price of the Company’s common stock on the grant date in 2005 and recorded as part of deferred compensation. The expense has been and continues to be charged to operations over the service period.

(B)	Common Stock Warrants

On June 20, 2002, the predecessor to the Company had issued 950,000 stock warrants to various consultants in exchange for their services. These warrants have a strike price of $.50 per share. All of the warrants expire over a five-year period. No warrants were granted during the nine months ended September 30, 2006 and 2005.

These warrants were not cancelled as a result of the recapitalization transaction with Pacer and thus are considered deemed issuance of options as part of the recapitalization with no net accounting effect. (See Note 10 for reclassification of $5,415 of fair value of these warrants to a liability.)

Note 12 Related Party Transactions

During the three and nine months ended September 30, 2006, the Company received funds of $139,000 and $849,000 from a related party who is the President, Chief Executive Officer, Chairman of the Board of Directors and principal stockholder of the Company. Funds received in 2006 from the related party bear a flat interest rate of three percent (3%) and have no due date. During the three and nine months ended September 30, 2006, the Company repaid $484,000 and $800,529 of the outstanding amount. At September 30, 2006, the Company had reflected total loans payable to this individual of $64,500 and related accrued interest of $2,000.

On January 9, 2006, the Company issued 100,000 shares of common stock to our Vice-President of Operations for services rendered during the period December 2005. These shares were valued based on the quoted closing trading price of the Company’s common stock on the grant date which was $0.015 per share and had a fair value of $1,500 which was expensed.

On July 21, 2006, the Company issued 5,000,000 shares of common stock to its Chief Financial Officer in accordance with an employment agreement. The shares were valued at $0.015 per share based on the quoted trading price of the Company’s common stock on the grant date in 2004 and recorded as part of deferred compensation. The expense has been and continues to be charged to operations over the service period.

On August 9, 2006, the Company issued to its four independent Directors 40,000 shares each of its common stock in lieu of payment of the Director’s fees. The shares were valued at $0.025 per share based on the quoted closing trading price of the Company’s common stock on the grant date and had a total fair value of $4,000 which was expensed.

On September 30, 2006, the Company issued 2,000,000 shares of common stock to its Director of Corporate operations in accordance with an employment agreement. The shares were valued at $0.015 per share based on the quoted trading price of the Company’s common stock on the grant date in 2005 and recorded as part of deferred compensation. The expense has been and continues to be charged to operations over the service period.

MGBMH incurs a rent expense for temporary dwelling for employees and contractors in the amount of $3,300 monthly payable to the landlord who is a related party of an officer the Company. The terms of this lease are month to month.

Note 13 Income Taxes

There was no income tax expense for the three and nine months ended September 30, 2006 and 2005, due to the Company’s utilization of net operating loss carryforwards.

Note 14 Restatement

Subsequent to the filing of the Form 10-QSB for the three and nine months ended September 30, 2006, management determined that the sale-leaseback transaction discussed in Note 3 should have been accounted for as a financing transaction rather than a sale transaction in accordance with FASB Statement No. 98 “Accounting for Leases”. The effect of the restatement is as follows:

	As Previously Presented	As Restated
Total Assets	$8,918,788	$9,194,264
Total Liabilities	$9,803,934	$11,613,934
Net income (loss) - Three months ended September 30, 2006	$4,294,030	$2,759,505
Net income (loss) per share - Three months ended September 30, 2006	$.01	$.00
Net income (loss) - Nine months ended September 30, 2006	$(937,588)	$(2,472,113)
Net income (loss) per share - Nine months ended September 30, 2006	$(.00)	$(.00)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of:
Pacer Health Corporation

We have audited the accompanying consolidated balance sheet of Pacer Health Corporation and subsidiaries as of December 31, 2005, and the related consolidated statements of operations, changes in stockholders’ equity (deficiency), and cash flows for the years ended December 31, 2005 and 2004. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Pacer Health Corporation and subsidiaries at December 31, 2005, and the results of its operations and its cash flows for the years ended December 31, 2005 and 2004 in conformity with accounting principles generally accepted in the United States of America.

As more fully discussed in Note 19, subsequent to the issuance of the Company’s December 31, 2005 financial statements included in the Company’s Form 10-KSB and Form SB-2 and our report therein dated April 7, 2006 we became aware that a certain liability should have been classified as a current liability rather than as a long term liability and a reclassification of certain amounts paid for an acquisition was required in the cash flow statement. In our related report we expressed an unqualified opinion. Our opinion in the revised consolidated financial statements remain unqualified.

/s/ SALBERG & COMPANY, P.A.
Boca Raton, Florida
April 7, 2006 (except for Note 19 as to which the date is January 25, 2007)

Pacer Health Corporation and Subsidiaries
Consolidated Balance Sheet
December 31, 2005

As restated (Note 19)
ASSETS
Current Assets
Cash	$1,219,225
Patient receivables, net	3,045,227
Supplies	504,722
Prepaid Expenses	114,456
Other current assets	14,334
Total Current Assets	4,897,964

Property and equipment, net	16,922,692

Other Assets
Goodwill, net	2,796,452
Total Other Assets	2796,452

Total Assets	$24,617,108

LIABILITIES AND STOCKHOLDERS’ EQUITY(DEFICIENCY)
Current Liabilities
Accounts payable	$3,121,001
Escrow liability	575,000
Settlements payable	265,500
Accrued wages	640,218
Accrued rent	2,247
Accrued liabilities, related party	15,830
Accrued expenses	470,265
Patient Deposits	7,597
Notes Payable	117,019
Medicare payable, current portion	1,670,530
Loan payable, related party	16,029
Accrued interest payable, related party	8,369
Notes payable	1,100,000
Line of Credit	2,500,000
Capitalized lease obligations, current portion	459,435
Loan payables, current portion	1,120,790
Total Current Liabilities	12,089,830

Pacer Health Corporation and Subsidiaries
Consolidated Balance Sheet
December 31, 2005
(continued)

Long Term Liabilities
Loan payables, net of current portion	10,372,875
Capitalized lease obligations, net of current portion	1,592,038
Medicare payable, net of current portion	700,712
Total Long Term Liabilities	12,665,625

Total Liabilities	24,755,455

Commitments and Contingencies (Note 11)

Minority Interest in Consolidated Subsidiary Company	-

Stockholders’ Equity (Deficiency)
Preferred stock, Series A, $0.0001 par value, 20,000,000 shares authorized, none issued and outstanding	-
Common stock, $0.0001 par value, 930,000,000 shares authorized 573,026,246 issued and outstanding	57,302
Additional paid in capital	2,148,422
Accumulated deficit	(2,284,071)
(78,347)
Less: Deferred compensation	(60,000)

Total Stockholders’ Equity (Deficiency)	(138,347)

Total Liabilities and Stockholders’ Equity	$24,617,108

See accompanying notes to consolidated financial statements

Pacer Health Corporation and Subsidiaries
Consolidated Statements of Operations

	For Year Ended December 31,
Revenues	2005	2004
Patient services revenues, net	$10,614,447	$7,581,505
Management fees	900,672	650,000
Total Revenues	11,515,119	8,231,505

Operating Expenses
Advertising	5,907	2,418
Amortization of debt issue costs-	-	25,616
Amortization of equity line commitment fee	-	390,000
Bad debt expense	1,849,012	1,505,836
Contract labor	2,036,956	1,058,084
Depreciation	170,021	16,040
Insurance	425,114	279,681
Loan fee	72,500	-
Medical Supplies	946,188	533,738
Patient Expenses	157,951	118,844
Professional fees	388,516	534,434
Rent	559,269	512,527
Repairs and Maintenance	83,824	35,316
Salaries and wages	5,376,415	2,714,145
Travel	162,572	53,336
Utilities	183,607	121,137
General and administrative	445,744	644,074
Total Operating Expenses	12,863,596	8,545,226

Net Loss from Operations	(1,348,477)	(313,721)

Other Income (Expense)
Gain on debt settlement	10,000	1,432,707
Realized Gain on Securities	76,507	-
Other income	521,141	89,344
Interest Expense	(158,210)	(329,082)
Total Other Income (Expense), net	449,438	1,192,969

Minority Interest in Consolidated Subsidiary Company	-	-
Net Income/(Loss) from Continuing Operations	$(899,039)	$879,248

Discontinued Operations
Loss from operations of discontinued component (including loss on disposal of $0)	-	(488,354)
Loss on Discontinued Operations	-	(488,354)
Net Income/(Loss)	$(899,039)	$390,894
Net Income/(Loss) Per Share - Basic and Diluted
Income/(Loss) from continuing operations	$-	$-
Income/(Loss) from discontinued operations	$-	$-
Net Income/(Loss) Per Share - Basic and Diluted	$-	$-
Weighted average number of shares outstanding during the period - basic and diluted	569,587,890	549,819,123

See accompanying notes to consolidated financial statements

Pacer Health Corporation
Consolidated Statement of Changes in Stockholders’ Equity (Deficiency)
Years Ended December 31, 2005 and 2004

	Preferred Stock Series A		Common Stock		Common Stock Issuable		Paid-in	Accumulated	Deferred Loan	Deferred
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Costs	Compensation	Total
Balance December 31, 2003	1	-	190,507,135	$19,051	3,000,000	$(135,000)	$1,101,070	$(1,775,928)	$(390,000)	-	$(1,180,807)

Cancellation of collateral					(3,000,000)	135,000	(135,000)				-

Stock issued in connection with legal settlements	-	-	2,000,000	200			41,800				42,000

Stock issued as payment for placement agent fee	-	-	476,190	48	-	-	(48)				-

Conversion of Preferred Stock to Common Stock	(1)	-	318,822,903	31,882			(31,882)				-

Stock issued to settle note payable	-	-	25,000	2			498				500

Stock issued to employees in connection with employment agreements	-	-	4,040,000	404			59,996				60,400

Deferred compensation related to issuance of stock to employees							19,527			(19,527)	-

Stock issued for consulting services	-	-	851,000	85			16,965				17,050

Stock issued to acquire South Cameron Memorial Hospital	-	-	50,000,000	5,000			1,095,000				1,100,000

Stock issued for finders fees	-	-	1,000,000	100			28,900				29,000

Beneficial Conversion Feature	-	-	-	-			83,558				83,558

Fair value of beneficial conversion feature due to extinguishment	-	-	-	-			(149,748)				(149,748)

Settlement of compensation debenture due to extinguishment	-	-	-	-					390,000		390,000

Net Income								390,896			390,896

Balance December 31, 2004	-	-	567,722,228	56,772	-	-	2,130,636	(1,385,032)	-	(19,527)	782,849

Other adjustment				300			(48)				252

Stock issued to employees in connection with employment agreements			6,000,000	300			48,220			(48,520)	-

Stock issued for rent	-	-	112,350	11			2,236				2,247

Stock issued for consulting services	-	-	1,225,000	123			28,235				28,358

Stock issued for directors fees			466,668	47			7,953				8,000

Amortization of deferred compensation	-	-	-	-			41,479			8,047	49,526

Cancellation of shares per settlement agreement	-	-	(2,500,000)	(250)			-			-	(250)

Membership Interest Contribution	-	-	-	-			(110,289)				(110,289)

Net Loss								(899,039)			(899,039)

Balance December 31, 2005	-	-	573,026,246	$57,302	-	$-	$2,148,422	$(2,284,071)	$-	$(60,000)	$(138,347)

See accompanying notes to consolidated financial statements

Pacer Health Corporation and Subsidiaries
Consolidated Statements of Cash Flows

	Year Ended December 31,
	2005	2004
Cash Flows from Operating Activities:	As Restated (Note 19)
Net Income/(Loss)	$(899,039)	$390,894
Adjustments to reconcile net income/(loss) to net cash used in operating activities:
Amortization of debt discount to interest expense	-	73,846
Amortization of debt issue costs	-	25,616
Amortization of equity line commitment fee	-	390,000
Bad debt expense	1,923,238	1,505,836
Recovery of bad debt expense on management fees	(205,476)	-
Gain on natural disaster	(521,141)
Depreciation	170,021	16,040
Gain on debt settlement	(10,000)	(1,432,707)
Realized Gain on Securities	(76,507)	-
Amortization of stock based expenses	49,528	-
Stock issued for services	38,605	114,450
Stock issued for legal settlement	-	42,000
Impairment of goodwill in connection with discontinued operations	-	545,024
Recognition of beneficial conversion feature into interest expense		75,558
Changes in operating assets and liabilities:
(Increase) decrease in:
Patient receivables	(1,269,655)	(1,411,560)
Management fee receivable, net	(475,000)	-
Other receivables	7	(525,000)
Supplies Inventory	(122,037)	-
Prepaids and other current assets	117,206	88,890
Increase (decrease) in:
Accounts payable	292,263	347,089
Settlements payable	(517,757)	153,257
Accrued interest payable	(15,857)	24,226
Accrued wages payable	230,991	110,395
Accrued expenses	(165,519)	118,651
Accrued rent	2,247	-
Accrued professional fees	(140,896)	110,346
Escrow	575,000
Medicare payable	623,382	(80,727)
Other current liabilities	4,913	-
Net Cash Provided by Operating Activities	(391,483)	682,124

Cash Flows from Investing Activities:
Acquisition of equipment	(111,903)	(74,082)
Disaster related insurance proceeds	795,608	-
Proceeds from sale of trading securities	76,507	-
Acquisition of cash (overdraft) in two acquisitions (See Below)	586,915	(82,439)
Deposit for equipment purchase		(149,760)
Cash Paid in MGBMH acquisition	(108,676)	-
Land Purchase	(5,908)	-
Net Cash Provided by/(Used in) in Investing Activities	1,232,543	(306,281)

Pacer Health Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(continued)

Cash Flows from Financing Activities:
Proceeds from loan payable - related party	260,000	270,000
Repayments of loan payable - related party	(516,000)	(63,441)
Proceeds from issuance of convertible debenture	-	112,500
Repayment of convertible debenture pursuant to settlement agreement		(150,000)
Repayments of loans payable	(89,628)	-
Repayments of capitalized lease obligations	(36,774)	-
Minority interest capital contribution	109,800	-
Repayments of note payable	(143,760)	50,000
Proceeds from note payable	75,000	-
Proceeds from advances	-	303,500
Repayment of advances	(303,500)	-
Net Cash Provided by/(Used in) Financing Activities	(644,862)	522,559

Net Increase/(Decrease) in Cash	196,198	898,402

Cash, Beginning of Period	$1,023,027	$124,625

Cash, End of Period	$1,219,225	$1,023,027

Supplemental Disclosure of Cash Flow Information:
Cash Paid for:
Interest	$155,210	$326,082
Taxes	$-	$-

Supplemental Disclosure of Non Cash Investing and Financing Activities:
Reclassification of deposit to purchase equipment	$149,760	$-

Common stock issued for acquisition of Cameron (50,000,000 shares)	$-	$1,100,000

Common stock issued to settle note payable (25,000 shares)	$-	$500

See accompanying note to consolidated financial statements

Pacer Health Corporation and Subsidiaries
Consolidated Statements of Cash Flows

	Year Ended December 31,
	2005	2004
Supplemental Disclosure of Cash Flow Information
Extinguishment and settlement of outstanding convertible debentures, related accrued interest, accrued liquidated damages, unamortized portion of debt discount and unamortized portion of debt issue costs	$991,726	$-

Acquisition of Minnie G. Boswell Memorial Hospital:
Cash	460,188	-
Patient receivables	1,168,756	-
Other receivables	28,587	-
Prepaid insurance	102,372	-
Inventory	262,685	-
Property, plant and equipment	948,495	-
Accounts payable	(220,180)	-
Settlements payable	(250,000)	-
Accrued wages	(243,772)	-
Accrued professional fees	(30,550)	-
Accrued expenses	(336,463)	-
Medicare payable	(693,871)	-
Notes payable	(84,887)	-
Other liabilities	(2,684)	-
Purchase price	$1,108,676	$-

Acquisition of Southpark Community Hospital:
Cash	126,726	-
Patient receivables	1,390,059	-
Deposits	14,066	-
Prepaid insurance	128,290	-
Inventory	120,000	-
Property, plant and equipment	16,032,505	-
Accounts payable	(2,239,306)	-
Accrued wages	(50,132)	-
Notes payable	(50,892)	-
Investors notes payable	(1,100,000)	-
Capitalized lease obligations	(2,088,247)	-
Line of credit	(2,500,000)	-
Construction loans	(11,583,293)	-
Noncontrolling interest	720,090	-
Goodwill	1,580,134
Purchase price	$500,000	$-

See accompanying notes to consolidated financial statements

Pacer Health Corporation and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2005

Note 1 Nature of Operations and Summary of Significant Accounting Policies

(A) Nature of Operations

Pacer Health Corporation (“Pacer”), a Florida corporation, has ten subsidiaries:

•	Pacer Health Services, Inc. (a Florida corporation formed on May 5, 2003),

•	Pacer Health Management Corporation (a Louisiana Corporation formed on February 1, 2004),

•	Pacer Holdings of Louisiana, Inc. (a Florida corporation formed on March 3, 2004),

•	Pacer Holdings of Georgia, Inc. (a Florida corporation formed on June 26, 2004),

•	Pacer Health Management Corporation of Georgia (a Georgia corporation formed on June 28, 2004),

•	Pacer Holdings of Arkansas, Inc. (a Florida corporation formed on October 26, 2004),

•	Pacer Health Management of Florida LLC (an Florida limited liability company formed on December 19, 2005),

•	Pacer Holdings of Lafayette, Inc. (a Louisiana corporation formed on November 28, 2005),

•	Pacer Holdings Of Kentuckey, Inc. ( A Florida Corporation formed on March 8, 2006), and

•	Pacer Health Management Corporation of Kentuckey ( A Kentuckey Corporation formed on March 20, 2006).

On December 6, 2005, our wholly-owned subsidiary, Pacer Health Holdings of Lafayette, Inc. (“Pacer Sub”) acquired a majority interest in Southpark Community Hospital, L.L.C. (“Southpark”) Pacer Sub received a sixty percent equity position in Southpark and the remaining investors of Southpark reduced their equity position to forty percent in consideration for an infusion amount up to $2,500,000, the exact amount to be reasonably determined by Pacer Sub as necessary to sustain the operations of Southpark. Pacer Sub also assumed a prorated share of the outstanding liabilities and also assumed the position of guarantor, equal to its percentage of ownership, on all notes. Pacer Sub has also agreed to reimburse certain investors who made principal and interest payments on certain third party loans on behalf of Southpark. (See Note 3)

On September 1, 2005, our wholly-owned subsidiary, Pacer Health Management Corporation of Georgia, completed its asset purchase agreement with the Greene County Hospital Authority to acquire certain assets and assume certain liabilities used in the operation of Minnie G. Boswell Memorial Hospital. The total purchase amount was $1,108,676. (See Note 3)

On October 12, 2004, the Company sold AAA Medical Center, Inc. (“AAA”) a medical treatment center to an unrelated third party. (See Note 17)

On March 22, 2004, the Company entered into an asset purchase agreement with Camelot Specialty Hospital of Cameron, LLC (“Cameron”). Under the terms of the asset purchase, the Company acquired the business and certain assets and assumed certain liabilities of Cameron. As consideration for the acquisition, the Company issued 50,000,000 shares of its common stock having a fair value of $1,100,000. (See Note 3)

Pacer Health Corporation and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2005

On June 26, 2003, Pacer Health Services, Inc. was acquired by Pacer (f/k/a INFe, Inc.) in a transaction accounted for as a recapitalization of Pacer Health Services, Inc. For accounting purposes, Pacer Health Services, Inc. was the acquirer because the former stockholders of Pacer Health Services, Inc. received the larger portion of the common stockholder interests and voting rights in the combined enterprise when compared to the common stockholder interests and voting rights retained by the pre-merger stockholders of Pacer (f/k/a INFe, Inc.). As a result, Pacer Health Services, Inc. is re-capitalized to reflect the authorized stock of the legal parent, Pacer (f/k/a INFe, Inc.). Since Pacer Health Services, Inc. was the acquirer, for accounting purposes, Pacer’s November fiscal year end was changed to Pacer Health Services, Inc.’s December 31, fiscal year end.

Pacer along with its subsidiaries (collectively, the “Company”) began its activities in May 2003. The Company acquires financially distressed hospitals. The Company currently owns and operates a non-urban hospital in Cameron, Louisiana; a non-urban health clinic in Grand Lakes, Louisiana; a geriatric psychiatric center in Lake Charles, Louisiana; a non-urban hospital in Greensboro, Georgia; a skilled nursing facility in Greensboro, Georgia; and an urban hospital in Lafayette, Louisiana. The Company is attempting to build a regional network of hospitals designed to provide healthcare services to various individuals.

(B) Basis of Presentation

The accompanying Consolidated Financial Statements include the accounts of Pacer Health Corporation and its subsidiaries. The Company operates in a single industry segment, healthcare. The Company owns and operates urban and non-urban hospitals, rural health clinics and skilled nursing facilities. All intercompany accounts and transactions have been eliminated in consolidation.

At December 31, 2005, the Company had a working capital deficit of $4,691,866. In 2005, the Company had a net loss of $899,039 and a positive cash flow from operations of $304,147. This loss is primarily the result of our acquisition of Southpark. On December 6, 2005, we acquired a 60% interest in Southpark Community Hospital LLC. During the month of December, Southpark Community Hospital LLC incurred a loss of $640,403. As a result of the value of the minority interest being $0, we are required to allocate the entire loss of $640,403 to our consolidated statement of operations instead of 60% of the stated loss. The loss is primarily attributable to the inherited cost structure of Southpark Community Hospital LLC and the low revenues generated prior to the Company’s acquisition. The Company began to effectuate its turnaround and restructuring plan shortly after its acquisition of its membership interest. The implementation of the turnaround and restructuring plan is expected to last through the first quarter of 2006. As a result, the Company expects Southpark Community Hospital LLC to have losses until at least the end of first quarter of 2006. Accordingly, management has mitigated future losses and does not believe that substantial doubt exists about the Company’s ability to continue as a going concern.

(C) Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions about the future outcome of current transactions, which may affect the reporting and disclosure of these transactions. Accordingly, actual results could differ from those estimates used in the preparation of these financial statements.

Significant estimates in 2005 and 2004 include contractual allowances on revenues and related patients receivable, bad debt allowance on patients receivable, bad debt allowance on other receivables, valuation of assets acquired and liabilities assumed in acquisitions, valuation and related impairments of goodwill, and other long-lived assets and an estimate of the deferred tax asset valuation allowance.

Pacer Health Corporation and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2005

(E) Cash and Cash Equivalents

For the purpose of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

(F) Property and Equipment

Property and equipment are stated at cost. Equipment, major renewals and improvements greater than $5,000 are capitalized; maintenance and repairs are charged to expense as incurred. Gain or loss on disposition of property is recorded at the time of disposition.

Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the assets, generally 40 years for buildings, 3 to 10 years for furniture, fixtures, and equipment and 3 to 5 years for vehicles, computer hardware, software, and communication systems. Leasehold improvements are depreciated over the lesser of useful lives or lease terms including available option periods.

(G) Long-Lived Assets

The Company reviews long-lived assets and certain identifiable assets related to those assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recoverable. If the undiscounted future cash flows of the long-lived assets are less than the carrying amount, their carrying amounts are reduced to fair value and an impairment loss is recognized.

(H) Intangibles and Other Long-Lived Assets

The Company reviews the carrying value of intangibles and other long-lived assets for impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets is measured by comparison of its carrying amount to the undiscounted cash flows that the asset or asset group is expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the property, if any, exceeds its fair market value. Goodwill represents the excess of the cost of the Company’s acquired subsidiaries or assets over the fair value of their net assets at the date of acquisition. Under Statement of Financial Accounting Standards (“SFAS”) No. 142, goodwill is no longer subject to amortization over its estimated useful life; rather, goodwill is subject to at least an annual assessment for impairment applying a fair-value based test. During the year ended December 31, 2005 and 2004, the Company recognized and charged to operations an impairment charge of $0 and $545,024, respectively. The 2004 impairment charge is related to the discontinued operations and included in the statement of operations as a component of loss from discontinued operations. (See Note 17)

Pacer Health Corporation and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2005

(I) Revenue Recognition and Patients Receivable

(i) Hospital Operations

In general, the Company follows the guidance of the United States Securities and Exchange Commission’s Staff Accounting Bulletin No. 104 for revenue recognition. The Company records revenue when persuasive evidence of an arrangement exists, services have been rendered, or product delivery has occurred, the sales price to the patient is fixed or determinable, and collectability is reasonably assured. The Company also follows the industry specific revenue recognition criteria as delineated in the AICPA Audit and Accounting Guide “Health Care Organizations”.

The Company recognizes revenues in the period in which services are performed and billed to the patient or third party payor. Accounts receivable primarily consist of amounts due from third party payors and patients. Amounts the Company receives for treatment of patients covered by governmental programs such as Medicare and Medicaid and other third party payors such as health maintenance organizations, preferred provider organizations and other private insurers are generally less than the Company’s established billing rates. Accordingly, the revenues and accounts receivable reported in the Company’s consolidated financial statements are recorded at the amount expected to be received.

The Company derives a significant portion of its revenues from Medicare, Medicaid and other payors that receive discounts from our standard charges. The Company must estimate the total amount of these discounts to prepare its consolidated financial statements. The Medicare and Medicaid regulations and various managed care contracts under which these discounts must be calculated are complex and are subject to interpretation and adjustment. The Company estimates the allowance for contractual discounts on a payor-specific basis given its interpretation of the applicable regulations or contract terms. These interpretations sometimes result in payments that differ from the Company’s estimates. Additionally, updated regulations and contract renegotiations occur frequently, necessitating regular review and assessment of the estimation process by management. Changes in estimates related to the allowance for contractual discounts affect revenues reported in the Company’s consolidated statements of operations in the period of the change.

Management has recorded estimates for bad debt losses, which may be sustained in the collection of these receivables. Although estimates with respect to realization of the receivables are based on Management’s knowledge of current events, the Company’s collection history, and actions it may undertake in the future, actual collections may ultimately differ substantially from these estimates. Receivables are written off when all legal actions have been exhausted. (See Note 4)

The Company participates in the Louisiana disproportionate share hospital (“DSH”) fund and the Georgia disproportionate share hospital fund (“ICTF”) related to uncompensated care provided to a disproportionate percentage of low-income and Medicaid patients. Upon meeting certain qualifications, our facilities in Louisiana and Georgia become eligible to receive additional reimbursement from the fund. The reimbursement amount is determined upon submission of uncompensated care data by all eligible hospitals. Once the reimbursement amount is determined, collectability is reasonably assured and the additional reimbursement is included as revenue under SEC Staff Accounting Bulleting 104.

(ii) Management Services

The Company recognizes management service fees as services are provided.

Pacer Health Corporation and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2005

(J) Charity Care

The Company provides care to patients who meet certain criteria under its charity care policy without charge or at amounts less than its established rates. Because the Company does not pursue collection of amounts determined to qualify as charity care, they are not reported as revenue. The amount of charges forgone for services and supplies furnished under the Company’s charity care aggregated approximately $600,075 and $213,722 in 2005 and 2004, respectively.

(K) Investments

The Company accounts for marketable securities according to the provisions of SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities”. SFAS No. 115 addresses the accounting and reporting for investments in equity securities that have readily determinable fair values and for all investments in debt securities. Investments in securities are to be classified as either held-to-maturity, available-for-sale or trading.

Held-to-Maturity - Investments in debt securities classified as held-to-maturity are stated at cost, adjusted for amortization of premiums and accretion of discounts using the effective interest method. The Company has the ability and the intention to hold these investments to maturity and, accordingly, they are not adjusted for temporary declines in their fair value.

Available-for-Sale - Investments in debt and equity securities classified as available-for-sale are stated at fair value. Unrealized gains and losses are recognized (net of tax effect) as a separate component of stockholders’ equity.

Trading - Investments in debt and equity securities classified as trading are stated at fair value. Realized and unrealized gains and losses for trading securities are included in income.

Realized gains and losses on the sale of securities are determined using the specific identification method.

(L) Stock Based Compensation

The Company accounts for stock based compensation under the provisions of SFAS No. 123, “Accounting for Stock Based Compensation”. For stock and options issued to employees, and for transactions with non-employees in which services were performed in exchange for the Company’s common stock, the transactions are recorded on the basis of fair value of the services received or the fair value of the equity instruments issued, whichever was more readily measurable.

In December 2002, SFAS No. 148, “Accounting for Stock-Based Compensation - Transition and Disclosure”, was issued. This pronouncement amends SFAS No. 123, “Accounting for Stock-Based Compensation”, and provides guidance to companies that wish to voluntarily change to the fair value based method of accounting for stock-based employee compensation, among other provisions. The Company accounts for its employee stock based compensation under the fair value based method provisions of SFAS No. 123. During the years ended December 31, 2005 and 2004, there were no grants of stock options to either employees or non-employees.

Pacer Health Corporation and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2005

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS 123R, “Share-Based Payment,” a revision of SFAS 123. In March 2005, the SEC issued Staff Accounting Bulletin No. 107 (SAB 107) regarding its interpretation of SFAS 123R. The standard requires companies to expense the grant-date fair value of stock options and other equity-based compensation issued to employees. In accordance with the revised statement, we have recognized the expense attributable to restricted stock granted or vested on the basis of fair value of the services received or the fair value of the equity instruments issued, whichever was more readily measurable.

For stock directly issued to employees for services, a compensation charge is recorded against earnings over the service period measured at the date of grant based on the fair value of the stock award.

(M) Basic and Diluted Net Income (Loss) Per Share

Basic net income (loss) per common share (“Basic EPS”) excludes dilution and is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the year. Diluted net income(loss) per share (Diluted EPS) reflects the potential dilution that could occur if stock options or other contracts to issue common stock, such as convertible notes, were exercised or converted into common stock. There is no calculation of fully diluted earnings per share for the years ended December 31, 2005 or 2004 as discussed below.

At December 31, 2004 there were 950,000 common stock warrants outstanding. There was no incremental share effect of these warrants on diluted EPS for the year ended December 31, 2004 under the treasury method as the exercise price exceeded the average trading price during the year ended December 31, 2005.

At December 31, 2004, there were 3,000,000 shares previously issued as collateral that were considered not issued or outstanding for EPS purposes and accordingly not included in the computation of basic and diluted EPS in 2004. Upon a settlement agreement reached with an unrelated third party, the Company issued 500,000 shares at December 31, 2004. The remaining 2,500,000 shares were cancelled on August 30, 2005 upon satisfaction of the settlement payable.

At December 31, 2005, there were warrants for 950,000 shares of common stock, which may dilute future earnings per share. There is no incremental effect of these warrants on diluted net loss per share in 2005 due to the Company’s net loss in 2005.

Additionally, pursuant to the terms of certain employment agreements for three individuals who have received restricted stock awards, the vesting date for shares issued is one year subsequent to the receipt of said shares. The employee must provide services for one year in order to be fully vested in their stock award. As a result, the Company has only included those shares that have been issued and correspond to the employee’s current service period. As such, these shares are not included in basic earnings per share until they become fully vested. The Company follows financial accounting as set forth in SFAS No. 123 for cliff vesting when recording the charges for services provided.

(N) Advertising

In accordance with Accounting Standards Executive Committee Statement of Position 93-7, (“SOP 93-7”) costs incurred for producing and communicating advertising of the Company, are charged to operations as incurred. Advertising expense for the years ended December 31, 2005 and 2004 were $5,907 and $2,418, respectively.

Pacer Health Corporation and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2005

(O) Income Taxes

The Company accounts for income taxes under the Financial Accounting Standards No. 109 “Accounting for Income Taxes” (“Statement 109”). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period, which includes the enactment date.

(P) Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, “Disclosures about Fair Value of Financial Instruments,” requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate the value. For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

The carrying amounts of the Company’s short-term financial instruments, including patient receivables and current liabilities approximate fair value due to the relatively short period to maturity for these instruments.

(Q) Concentrations

Bank Deposit Accounts:

The Company maintains its cash in bank deposit accounts, which, at times exceed federally insured limits. As of December 31, 2005, the Company had deposits of $819,225 in excess of federally insured limits. The Company has not experienced any losses in such accounts through December 31, 2005.

Geographic Concentrations:

The Company’s operations are concentrated in specific medical facilities in Louisiana and Georgia. (See Note 1(A)). Geographic concentration risks may include natural disasters. The Company incurred disaster loss and interruption of operations, as a result of Hurricane Wilma in late 2005. (See Note 16).

Pacer Health Corporation and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2005

(R) New Accounting Standards

In May 2005, the FASB issued Statement of Financial Accounting Standards No. 154, Accounting Changes and Error Corrections, which replaces APB Opinion No. 20, Accounting Changes and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements. This Standard retained accounting guidance related to changes in estimates, changes in a reporting entity and error corrections. However, changes in accounting principles must be accounted for retrospectively by modifying the financial statements of prior periods unless it is impracticable to do so. Statement 154 is effective for accounting changes made in fiscal years beginning after December 15, 2005. We do not believe adoption of this Standard will have a material impact on our financial condition, results of operations or cash flows.

In October 2005, the FASB Staff issued Position No. FAS 13-1, Accounting for Rental Costs Incurred during a Construction Period. This FSP indicates that rental costs associated with ground or building operating leases that are incurred during a construction period shall be recognized as rental expense and not capitalized to the project. This FSP is applicable to reporting periods beginning after December 15, 2005. We do not believe this FSP will have a material impact on our financial condition, results of operations or cash flows.

(S) Reclassifications

Certain amounts for the year ended December 31, 2004 have been reclassified to conform to the presentation of the December 31, 2005 Financial Statements. The reclassifications had no effect on the net income for the year ended December 31, 2004.

Note 2 Principles of Consolidation

The consolidated financial statements include the accounts of Pacer and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Note 3 Acquisitions and Goodwill

On March 22, 2004 (the “Acquisition Date”), the Company entered into an Asset Purchase Agreement with Camelot Specialty Hospital of Cameron, LLC (“Cameron”). Under the terms of the Asset Purchase Agreement, the Company acquired the business and certain identifiable assets and assumed certain liabilities (see allocation below). At the Acquisition Date, Cameron was a provider of healthcare services with a primary focus on hospitals, psychiatric facilities, and medical centers. Cameron owns and operates a rural hospital, a rural health clinic, and a geriatric psychiatric center. The Company operates this hospital doing business as South Cameron Memorial Hospital.

Pacer Health Corporation and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2005

The Company accounted for this acquisition using the purchase method of accounting in accordance with SFAS No. 141. On the Acquisition Date, the purchase price was $1,100,000. The purchase price was paid with 50,000,000 shares of the Company’s common stock and valued at $.022 per share based on the average quoted trading price during the acquisition period. The purchase price initially exceeded the fair value of net assets acquired by $737,256. The excess has been applied to goodwill. The Company expects that the goodwill will not be deductible for income tax purposes. Pursuant to Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” goodwill has an indefinite life and accordingly will not be amortized but will be reviewed periodically for impairment. During the year ended December 31, 2004, the Company’s continued evaluation of the purchase price allocation revealed that an additional $479,062 in goodwill should be recorded primarily based on a revaluation of other receivables acquired and the Medicare liability assumed. Additionally, the Company reviewed the amount recorded to goodwill for Cameron and has determined that no impairment charge is required to be taken at December 31, 2005 and 2004.

The results of operations of South Cameron Memorial Hospital are included in the consolidated results of operations of the Company since the Acquisition Date.

The revised final allocation of the fair value of the assets acquired and liabilities assumed as of December 31, 2004 were as follows:

Patient accounts receivable, net	$962,502
Prepaids and deposits	90,165
Property and equipment, net	48,170
Goodwill	1,216,318
Cash overdraft	(82,439)
Medicare payable	(1,134,716)
Purchase price	$1,100,000

See Note 12(A) for related common stock issuance of 50,000,000 shares for acquisition.

The following unaudited pro forma consolidated results of operations have been prepared as if the acquisition of Cameron had occurred at May 5, 2003 (inception):

	Period Ended
	Year ended December 31, 2004	May 5, 2003 (inception) to December 31, 2003
Net Revenues	$9,917,026	$7,311,244
Net (Loss) Income	$128,255	$(4,758)
Net (Loss) Income per Share - Basic	$(.00)	$(.00)
Net (Loss) Income per Share - Diluted	$(.00)	$(.00)

Pro forma data does not purport to be indicative of the results that would have been obtained had these events actually occurred at May 5, 2003 (inception) and is not intended to be a projection of future results.

Pacer Health Corporation and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2005

On September 1, 2005 (“Acquisition Date”), the Company completed its acquisition of Minnie G. Boswell Memorial Hospital (“MGBMH”). Under the terms of the acquisition agreement, the Company acquired the business and certain identifiable assets and assumed certain liabilities. At the Acquisition Date, MGBMH was a provider of healthcare services with a primary focus on hospitals and nursing homes. MGBMH owns and operates a non-urban hospital and nursing home. The Company will operate this hospital doing business as Minnie G. Boswell Memorial Hospital.

The Company accounted for this acquisition using the purchase method of accounting in accordance with SFAS No. 141. The purchase price of the facility was $1,108,676, including $108,676 in direct costs of the acquisition. In connection with the acquisition, the Company applied a receivable due to it from MGBMH of $1,086,807 and waived receipt of the additional $86,807 from the seller as a charge to management income.

The results of operations of MGBMH are included in the consolidated results of operations of the Company from the Acquisition Date.

The initial allocation of fair value of the assets acquired and liabilities assumed was done on September 1, 2005 and revised as of December 31, 2005 as follows:

Cash	$460,188
Accounts receivable, net	1,197,343
Supplies	262,685
Prepaid insurance	102,372
Fixed assets	948,495
Liabilities	(1,862,407)
Purchase Price	$1,108,676

Pacer Health Corporation and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2005

On December 6, 2005 (“Acquisition Date”), the Company completed its acquisition of Southpark Community Hospital (“SPCH”). Under the terms of the acquisition agreement, the Company received a sixty percent equity position in Southpark and the remaining investors of Southpark reduced their equity position to forty percent in consideration for an infusion amount up to $2,500,000, the exact amount to be reasonably determined by the Company as necessary to sustain the operations of Southpark. The Company also assumed a prorated share of the outstanding liabilities and also assumed the position of guarantor, equal to its percentage of ownership, on all notes. The Company has also agreed to reimburse certain investors who made principal and interest payments on certain third party loans on behalf of Southpark.

The Company accounted for this acquisition using the purchase method of accounting in accordance with SFAS No. 141. The purchase price of the facility was $500,000 as of December 31, 2005. Additional contributions in the future will increase the purchase price as it will represent additional consideration paid by the Company for the acquisition of its sixty percent equity portion. The results of operations of SPCH are included in the consolidated results of operations of the Company from the Acquisition Date.

The initial allocation of fair value of the assets acquired and liabilities assumed which is subject to an allocation adjustment as allowed under SFAS 141 were as follows:

Cash	$126,726
Accounts receivable, net	1,390,059
Inventory	120,000
Prepaid insurance and other current assets	142,356
Fixed assets	16,032,505
Goodwill	2,300,224
Liabilities	(19,611,870)
Purchase Price	$500,000
Goodwill (see adjustment below to acquired Goodwill relating to minority interest)	2,300,224
Minority interest portion of Goodwill charged to Additional Paid-In Capital	(720,090)
Goodwill recorded	$1,580,134

The above purchase price allocation constitutes 100% of the fair value of the total assets and liabilities of SPCH. Since the purchase price of $500,000 exceeded the net assets identified, goodwill of $2,300,224 was recognized and offset by he $720,090 miority portion of goodwill which was changed to additional paid-in capital.

The following unaudited pro forma consolidated results of operations have been prepared as if the acquisition of SPCH and MGBMH had occurred at January 1, 2004:

	Period Ended
	Year Ended December 31, 2005	Year Ended December 31, 2004
Net Revenues	$18,127,264	$15,757,809
Net (Loss) Income	$(3,020,081)	$(524,062)
Net (Loss) Income per Share - Basic	$(.00)	$.00
Net (Loss) Income per Share - Diluted	$(.00)	$.00

Pacer Health Corporation and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2005

Pro forma data does not purport to be indicative of the results that would have been obtained had these events actually occurred at January 1, 2004 and is not intended to be a projection of future results. Furthermore, the operations of SPCH did not begin admitting patients until August 2005. Accordingly, there is no patient revenue in 2004 for SPCH.

Note 4 Patient Accounts Receivable, Allowance for Contractuals, and Allowance for Doubtful Accounts

Patient Accounts Receivable at December 31, 2005 is as follows:

Patient accounts receivable	$11,194,197
Less: Allowance for contractual discounts	(3,746,076)
Less: Allowance for doubtful accounts	(4,402,894)
Patient Accounts Receivable, net	$3,045,227

The Company derives a significant portion of its revenues from Medicare, Medicaid and other payers that receive discounts from our standard charges. The Company must estimate the total amount of these discounts to prepare its consolidated financial statements. The Medicare and Medicaid regulations and various managed care contracts under which these discounts must be calculated are complex and are subject to interpretation and adjustment. The Company estimates the allowance for contractual discounts on a payor-specific basis given its interpretation of the applicable regulations or contract terms. These interpretations sometimes result in payments that differ from the Company’s estimates. Additionally, updated regulations and contract renegotiations occur frequently, necessitating regular review and assessment of the estimation process by management. Changes in estimates related to the allowance for contractual discounts affect revenues reported in the period in which the change in estimate occurred.

During the years ended December 31, 2005 and 2004, the Company recorded bad debt expense relating to its patient receivables of $1,849,012 and $1,505,836, respectively. The Company establishes an allowance for doubtful accounts to reduce the carrying value of patient receivables to their estimated net realizable value. The primary uncertainty of such allowances lies with uninsured patient receivables and deductibles, co-payments or other amounts due from individual patients. The Company also incurred a bad debt expense of $74,226 in relation to its management fees receivable due from the Greene County Hospital Authority for its management of Minnie G. Boswell Memorial Hospital prior to its acquisition by the Company. As a result of the offset of the management fee receivable against the purchase price for the acquisition of Minnie G. Boswell Memorial Hospital, the Company recognized a recovery of bad debt expense of $205,476. (See Note 3)

Note 5 Investments

During April 2005, the Company received 400,000 shares of a public company as a result of a legal settlement occurring in 2004. Management has elected to treat these securities as trading pursuant to the rules of SFAS No. 115. The Company recorded these shares as having a $0 cost basis due to the stock not trading at time of settlement in 2004. Additionally, there was no alternative method to determine the fair value of the securities.

As of December 31, 2005, the Company sold all remaining shares. During the year ended December 31, 2005, the Company received proceeds of $76,507 from the sale of securities. Due to a $0 cost basis, the Company recorded a realized gain on sale of trading securities of $76,507.

Unrealized gains and losses are recognized as a component of other income. The fair value of trading securities is based on the quoted closing trading price of the stock as of the last day of the fiscal period. Unrealized gains and losses become recognized gains and losses upon the sale of securities.

Pacer Health Corporation and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2005

Note 6 Property, Plant and Equipment, net

Property, plant and equipment at December 31, 2005 is as follows:

Land	$445,239
Building and improvements	11,068,352
Equipment	5,393,492
Furniture & Fixtures	142,853
Less: accumulated depreciation	(127,244)
Property and Equipment, net	$16,922,692

The Company recorded a gain of $521,141 on the disposal of assets related to a natural disaster (See Note 16 - Natural Disaster). The Company maintained insurance on the assets. The assets were deemed a total loss by the insurer. Accordingly, the Company received insurance recoveries for the assets.

Depreciation expense for the years ended December 31, 2005 and 2004 was $170,021 and $16,040, respectively.

Note 7 Loan Payable-Related Party

In January 2005, the Company repaid a note payable having a principal balance of $250,000, plus an additional $18,000 of accrued interest, to a company, of which the President and Chief Executive Officer is the principal shareholder. The total repayment to the affiliated entity was $268,000 (See Note 13).

During the years ended December 31, 2005 and 2004, the Company received funds of $260,000 and $369,430 from a related party who is the President, Chief Executive Officer, Chairman of the Board of Directors and principal stockholder of the Company. Up until November 2005, these advances received bear interest at eight percent (8%), are unsecured and due twenty-four (24) months from date of receipt. Funds received from the related party after November 2005 bear a flat interest rate of three percent (3%) and have no due date. During the years ended December 31, 2005 and 2004, the Company repaid $516,000 and $96,901 of the outstanding amount. At December 31, 2005, the Company had reflected total loans payable to this individual of $16,029 and related accrued interest of $8,369.

Pacer Health Corporation and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2005

Note 8 Notes, Loans and Capital Lease Obligations Payable

On December 31, 2005, the Company had the following outstanding notes and loans payable:

Note payable dated April 29, 2005, original principal of $50,000, originally due September 29, 2005, extended indefinitely. Monthly finance charges at 3.0% (arrears rate of 3.45%) compounded and payable monthly until principal amount is paid.	$50,000
Financing loan (insurance) - original principal of $104,733, original term 12 months, interest rate 29.5%	40,123
Notes from Minority Interest Investors - original principal of $1,100,000	1,100,000
Construction loan (building) - original principal of $8,640,000, original term 120 months, annual interest rate 7.59%	8,591,684
Construction loan (equipment) - original principal of $ 2,984,345, original term 60 months, annual interest rate 7.59%	2,901,981
Revolving line of credit - original principal of $2,500,000, variable interest rate with initial rate at 7.75%	2,500,000
Various capital leases (medical equipment) - original principal of $2,426,214, original term 60 months, annual interest rate 7.59%.	2,040,625
Various capital leases (minor equipment) - original principal of $14,611, various interest rates	10,849
Note payable dated July 31, 1994, original principal of $37,150, annual interest rate of 6.941%, originally due July 15, 2011.	17,368
Insurance Note Payable dated April 1, 2005, original principal of $104,422, maturity dated March 31, 2006, annual percentage rate of 29.5%.	9,527

Total Notes Payable	$17,262,157
Current Portion	(5,297,244)
Long Term Portion	$11,964,913

Pacer Health Corporation and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2005

Maturities of the Company’s long-term debt at December 31, 2005 were as follows (in millions):

2007	$1,933,681
2008	2,015,478
2009	2,053,359
2010	1,494,492
Thereafter	5,168,165
$12,665,175

On January 20, 2005, the Company repaid a note payable to an unrelated third party for the principal amount of $50,000, plus accrued interest of $3,000. The total repayment amount was $53,000.

Note 9 Advances Payable

Minnie G. Boswell Memorial Hospital (“MGBMH”) is a participant in the Indigent Care Trust Fund (“ICTF”) in the State of Georgia, which administers the disproportionate share hospital payments (“DSH”). MGBMH is required to make an intergovernmental transfer approximately equal to the value of the previous year’s uncompensated care as a match to draw down federal DSH dollars. The amount MGBMH was required to transfer in December of 2004 was approximately $950,000. Prior to the acquisition, MGBMH remitted to the Company funds of which $244,000 was allocated for the intergovernmental transfer. The Company anticipated providing the remaining balance of approximately $700,000 for the intergovernmental transfer due on behalf of MGBMH. Prior to the remittance coming due, the State of Georgia amended the disproportionate share amount on an interim basis pending an audit of designated hospitals. The amended disproportionate share amount was remitted to the State of Georgia in January 2005 and all proceeds thereof including the remitted amount were transferred by the State of Georgia to MGBMH. At August 31, 2005, the Company accrued $2,482 relating to certain advances received from MGBMH in excess of services billed for in connection with the interim services agreement.

As a result of the acquisition of MGBMH, the Company offset the amount due against its receivable which was the applied as consideration for the purchase price.

Note 10 Medicare Payable

Increases in the Medicare liabilities in 2005 of $1,317,253 for both our Cameron / Lake Charles, Louisiana and Greensboro, Georgia facilities resulted primarily from our submission of a cost report for the standalone period March 22, 2004 to December 31, 2004 ($641,099 - Cameron / Lake Charles, Louisiana facility) and from our assumption of Medicare liabilities as a result of business acquisitions ($693,871 - see Note 3 and supplemental disclosures in cash flow statement) net of any payments the Company made. Medicare liabilities result from Medicare audits or our submission of cost reports to Medicare. Medicare liabilities represent amounts due to Medicare as a result of excess cost reimbursements by Medicare (see Note 1(H)). The Company has current Medicare liabilities of $1,670,531 and long term Medicare liabilities of $700,711. The long term portion relates to two negotiated payment plans from our Cameron / Lake Charles, Louisiana facility.

{Item 78} The majority of services performed on Medicare and Medicaid patients are reimbursed at predetermined reimbursement rates except for our critical access acute care facility in Greensboro, Georgia and our geriatric psychiatric facility in Lake Charles, Louisiana, which is reimbursed on a reasonable cost method. The differences between the established billing rates (i.e., gross charges) and the actual reimbursement rates are recorded as contractual discounts to our patient revenues and deducted from gross charges.

For our critical access acute care facility in Greensboro, Georgia and our geriatric psychiatric facility in Lake Charles, Louisiana, there is an adjustment or settlement of the difference between the actual cost to provide the service and the actual reimbursement rates. Settlements are adjusted in future periods when settlements of filed cost reports are received. Final settlements under these programs are subject to adjustment based on administrative review and audit by third party intermediaries, which can take several years to resolve completely.

Our Lake Charles, Louisiana facility has negotiated two payment plans with respect to its Medicare payable for the periods ended December 31, 2003 and 2004. A summary of the significant terms of the plans are as follows:

	For the Period Ended December 31, 2003	For the Period Ended December 31, 2004
Principal Outstanding at December 31, 2005	$279,442	$722,610
Monthly Payment Amount	$17,550	$17,873
Maturity Date	July 2007	May 2010

Note 11 Commitments and Contingencies

(A) Settlement Agreements

On January 14, 2005, the Company entered into a settlement agreement with a former auditor of INFe, Inc. (“INFe”), the company with which Pacer Health Services, Inc. completed a reverse merger (See Note 1). INFe was accused of failing to repay a promissory note in the amount of $55,000 which was issued to a former service provider. The terms of the settlement called for an immediate payment of $45,000, which the Company paid on February 20, 2005. The Company recognized a gain on debt settlement of $10,000 and has reflected the gain in the consolidated statement of operations.

In 2005, the Company paid $420,000 to Cornell Capital Partners, LP (“Cornell”) pursuant to the terms of the debt settlement agreement entered into during November 2004.

Pacer Health Corporation and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2005

(B) Legal Matters

Alliance Emergency Group, Inc. and Greene Emergency Physicians, LLC v. Greene County Hospital Authority and Minnie G. Boswell Memorial Hospital, Inc.

In connection with its acquisition of MGBMH, the Company is defending a lawsuit filed on September 30, 2004 against Greene County Hospital Authority and Minnie G. Boswell Memorial Hospital, Inc. by Alliance Emergency Group (“Alliance”) and Greene Emergency Physicians (“GEP”) in the Superior Court of Dekalb County, Georgia. Alliance and GEP allege that in June 2004 Defendants breached its ER physician staffing contract. The last settlement demand by Alliance and GEP was $1.5 million dollars, which was rejected by the Company. There are several outstanding motions and the case is scheduled for trial on January 16, 2007. Defendants believe they have meritorious defenses in the case and intend to vigorously defend themselves. The Company does not believe an unfavorable outcome is probable and has there fore not accrued any amounts as of December 31, 2005.

Sharon K. Postell v. Greene County Hospital Authority d/b/a Minnie G. Boswell Memorial Hospital, Pacer Health Management Corporation of Georgia, Inc., and Anita Brown, in Her Individual Capacity

The Company has been named as a co-defendant in a lawsuit initiated by Plaintiff Sharon K. Postell on August 19, 2005. Plaintiff alleges that the Company discriminated against her based on her religion in violation of 42 U.S.C. § 1983 and Title VII. Plaintiff also claims that she was retaliated against when she complained about the religious discrimination. The last settlement demand by Plaintiff was for approximately $70,000, which the Company rejected. Discovery is complete in this case and Defendants have filed a motion to dismiss Plaintiff’s claim in its entirety. The Company does not believe an unfavorable outcome is likely but has assumed an pre-acquisition accrued liability of $250,000 as of December 31, 2005.

From time to time we become subject to other proceedings, lawsuits and other claims in the ordinary course of business including proceedings related to medical services provided and other matters. Such matters are subject to many uncertainties, and outcomes are not predictable with assurance.

(C) Operating Lease

Total rent expense for continuing operations for the year ended December 31, 2005 was $559,269. During the year ended December 31, 2004, the Company recognized rent expense of $512,527.

This includes rent expense for the medical equipment, corporate facility, rural hospital, and geriatric psychiatric center.

The following represent the expected future minimum lease payments:

Year Ended December 31:
2006	$668,379
2007	668,379
2008	668,379
2009	668,379
2010	668,379
$3,341,895

Pacer Health Corporation and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2005

Note 12 Stockholders’ Deficiency

(A) Common Stock

On January 7, 2004, the Company issued 2,000,000 shares of its common stock at $.021 per share in connection with a settlement in order to terminate the services of a former consultant. The shares were valued based on the quoted trading price of the Company’s common stock on the grant date and had a fair value of $42,000.

On January 7, 2004, the Company issued 476,190 shares of its common stock as a Placement Agent Fee, having a fair value of $10,000 based on the quoted trading price on the grant date. The shares were treated as an offering cost and accordingly, the $10,000 was charged to additional paid-in capital.

On January 8, 2004, the Company’s President, Chief Executive Officer, and principal stockholder converted one share of preferred stock for 318,822,903 shares of common stock. The conversion was accounted for at par. The Company debited additional paid-in capital and credited common stock for $31,882.

On January 27, 2004, the Company issued 1,600,000 shares of previously issuable common stock. These shares were presented as issued at December 31, 2003.

On January 28, 2004, the Company issued 25,000 shares of its common stock valued at $.02 per share, based on the quoted trade price on the settlement date, to satisfy an outstanding note payable totaling $500. Accordingly, there was no gain or loss on the exchange.

On February 4, 2004, the Company issued 2,000,000 shares of its common stock to its Vice President of Finance at $.02 per share in connection with an employment agreement. The shares were valued based on the quoted trading price of the Company’s common stock on the grant date and had a fair value of $40,000 which was expensed.

On February 9, 2004, the Company issued 50,000 shares of its common stock to a consultant at $.025 per share in connection with a consulting agreement. The shares were valued based on the quoted trading price of the Company’s common stock on the grant date and had a fair value of $1,250 which was expensed.

On February 10, 2004, the Company issued 50,000,000 shares of its common stock in connection with the acquisition of net assets at $.022 per share. The actual acquisition closed on March 22, 2004.. The shares were valued based on the average quoted trading price of the Company’s common stock during the acquisition period and had a fair value of $1,100,000.

On February 23, 2004, the Company issued 1,000,000 shares of its common stock in connection with the acquisition of net assets at $.029 per share. The shares were paid to a consultant who assisted in finding Cameron as an acquisition candidate. The actual acquisition closed on March 22, 2004. The shares were valued based on the quoted trading price of the Company’s common stock on the grant date and had a fair value of $29,000 which was expensed.

On March 29, 2004, the Company entered into a six-month consulting agreement with an individual to provide general business services. The individual was entitled to an advance payment of 600,000 shares valued at $.018 per share. The shares were valued based on the quoted trading price of the Company’s common stock on the grant date and had a fair value of $10,800. At December 31, 2004 the Company had expensed $10,800.

Pacer Health Corporation and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2005

On June 7, 2004, the Company issued an aggregate 200,000 shares of its common stock to two separate individuals for web development services rendered. The shares were valued at $.025 per share based on the quoted trading price of the Company’s common stock on the grant date and had a fair value of $5,000 which was expensed.

On July 5, 2004, the Company issued 2,000,000 shares of its common stock to its Chief Financial Officer at $.015 per share in connection with an employment agreement. The shares were valued based on the quoted trading price of the Company’s common stock on the grant date and had a fair value of $30,000 which was expensed.

On August 12, 2004, the Company issued 40,000 shares of its common stock to its Director of Corporate Operations at $.044 per share in connection with an employment agreement originally entered into on August 12, 2003. The shares were valued based on the quoted trading price of the Company’s common stock on the grant date and had a fair value of $1,760 which was expensed.

On March 8, 2005, the Company issued 5,000,000 shares of common stock at $0.007 having a fair value of $35,000 as a bonus to our then Vice-President of Finance. The bonus amount is in excess of the amount provided for in the employment contract and was issued at the discretion of the Company. The common shares were subsequently forfeited as a result of the termination of the employment contract. These shares have been cancelled. The Company also issued 3,000,000 shares of common stock pursuant to the employment contract that were also subsequently forfeited. At December 31, 2005, for financial accounting purposes, there has been no impact on the consolidated financial statements for the issuance and forfeiture of the 8,000,000 common shares. On July 21, 2005, the Company entered into a settlement agreement to cancel the remaining 2,000,000 shares of common stock issued in February 2004. The Company is still in the final process of retrieving and canceling these shares and no accounting will be recorded for the return until the Company is successful at retrieving the shares.

On May 20, 2005, at the request of the related party Director, the Company issued 112,350 shares of common stock to a related party (Board Director) at $0.02 per share for the rental of the corporate facilities, in lieu of the monthly cash payments. The shares were valued based on the quoted trading price of the Company’s common stock on the grant date and had a fair value of $2,247 which was expensed.

On June 6, 2005, the Company issued 100,000 shares of common stock to our Vice-President of Operations at $0.029 per share in connection with a consulting agreement. The shares were valued based on the quoted closing trading price of the Company’s common stock on the grant date and had a fair value of $2,900 which was expensed. These shares were issued for the period May 2005.

On June 15, 2005, the Company issued 525,000 shares of common stock to a consultant at $0.0283 per share for services rendered. The shares were valued based on the quoted closing trading price of the Company’s common stock on the grant date and had a fair value of $14,858 which was expensed.

On July 6, 2005, the Company issued an additional 100,000 shares of common stock to our Vice-President of Operations for services rendered during the period June 2005. These shares were valued based on the quoted closing trading price of the Company’s common stock on the grant date which was $0.026 per share and had a fair value of $2,600 which was expensed in June 2005.

On July 6, 2005, the Company issued 3,000,000 shares of common stock to its Chief Financial Officer in accordance with an employment agreement. The shares were valued at $0.015 per share based on the quoted trading price of the Company’s common stock on the grant date in 2004 and recorded as part of deferred compensation. The expense has been and continues to be charged to operations over the service period.

Pacer Health Corporation and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2005

On August 11, 2005, the Company issued to its four independent Directors 50,000 shares each of its common stock in lieu of payment of the Director’s fees. The shares were valued at $0.02 per share based on the quoted closing trading price of the Company’s common stock on the grant date and had a total fair value of $4,000 which was expensed.

On August 22, 2005, the Company issued an additional 100,000 shares of common stock to our Vice-President of Operations for services rendered during the period July 2005. These shares were valued based on the quoted closing trading price of the Company’s common stock on the grant date which was $0.020 per share and had a fair value of $2,000 which was expensed.

In September 2005, the Company granted 10,000,000 common shares of common stock to our Director of Corporate Operations under a new employment agreement. The shares are valued at $190,000 based on the $0.019 per share quoted trade price on the grant date which is being recognized over the three year service period. The first 3,000,000 were issued and vested on November 15, 2005 and 2,000,000, 2,000,000, and 3,000,000 will be issued and vest at the first, second and third anniversary of the date of the employment agreement, respectively.

On November 10, 2005, the Company issued to its four independent Directors 66,667 shares each of its common stock in lieu of payment of the Director’s fees. The shares were valued at $0.015 per share based on the quoted closing trading price of the Company’s common stock on the grant date and had a total fair value of $4,000 which was expensed.

On November 14, 2005, the Company issued an additional 300,000 shares of common stock to our Vice-President of Operations for services rendered during the period August, September and October 2005. These shares were valued based on the quoted closing trading price of the Company’s common stock on the grant date which was $0.015 per share and had a fair value of $4,500 which was expensed.

On December 14, 2005, the Company issued an additional 100,000 shares of common stock to our Vice-President of Operations for services rendered during the period November 2005. These shares were valued based on the quoted closing trading price of the Company’s common stock on the grant date which was $0.015 per share and had a fair value of $1,500 which was expensed.

(B) Common Stock Warrants

On June 20, 2002, the predecessor to the Company had issued 950,000 stock warrants to various consultants in exchange for their services. These warrants have a strike price of $.50 per share. All of the warrants expire over a five-year period. No warrants were granted during the periods ended December 31, 2005 and 2004.

These warrants were not cancelled as a result of the recapitalization transaction with Pacer and thus are considered deemed issuance of options as part of the recapitalization with no net accounting effect.

Pacer Health Corporation and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2005

Note 13 Related Party Transactions

On January 1, 2004, the Company entered into an employment agreement with its President and principal stockholder.

On January 8, 2004, the Company’s President and principal stockholder converted one share of preferred stock to 318,822,903 shares of common stock.

On February 1, 2004, the Company entered into an employment agreement with an individual to serve as its Vice President of Finance.

On July 5, 2004, the Company entered into an employment agreement with its Chief Financial Officer.

During the year ended December 31, 2004, the Company received funds of $270,000 and repaid $63,441 to a related party who is the President, Chief Executive Officer, Chairman of the Board of Directors and principal stockholder of the Company.

During the year ended December 31, 2004, the Company purchased advertising and marketing services from a company in which the former owner of AAA is a shareholder. For the year ended December 31, 2004, the Company incurred and paid $9,130 of advertising services from this company, which has been included as a component of discontinued operations.

During the year ended December 31, 2005 and 2004, we incurred rent expense for corporate office space totaling $26,964 and $25,680 respectively. The monthly amount of $2,247 and $2,140, respectively, is due and payable to our landlord who is a related party of a director of the Company. The terms of this lease are month to month.

During the year ended December 31, 2004, the Company received funds of $20,000 and repaid for prior loans $63,441 to a related party who is the President, Chief Executive Officer, Chairman of the Board of Directors and principal stockholder of the Company. The advances received bear interest at 8%, are unsecured and due on demand. The Company received and executed a note payable for $250,000 from a Company, of which the President, Chief Executive Officer, Chairman of the Board of Directors and principal stockholder of the Company is the principal shareholder. The note bears no interest but carries a finance charge of 7.2% of the borrowed balance. The Company has accrued $18,000 in finance charges related to this note. The total balance due to this related party for all funds provided at December 31, 2004 was $272,029 and related accrued interest and finance charges was $21,226. In January 2005, $268,000 was repaid to the affiliated company.

In January 2005, the Company repaid a note payable having a principal balance of $250,000, plus an additional $18,000 of accrued interest, to a company, of which the President and Chief Executive Officer is the principal shareholder. The total repayment to the affiliated entity was $268,000 (See Note 7).

During the years ended December 31, 2005 and 2004, the Company received funds of $260,000 and $369,430 from a related party who is the President, Chief Executive Officer, Chairman of the Board of Directors and principal stockholder of the Company. Up until November 2005, these advances received bear interest at eight percent (8%), are unsecured and due twenty-four (24) months from date of receipt. Funds received from the related party after November 2005 bear a flat interest rate of three percent (3%) and have no due date. During the years ended December 31, 2005 and 2004, the Company repaid $516,000 and $96,901 of the outstanding amount. At December 31, 2005, the Company had reflected total loans payable to this individual of $16,029 and related accrued interest of $8,369.

On May 20, 2005, at the request of the related party Director, the Company issued 112,350 shares of common stock to a related party (Board Director) at $0.02 per share for the rental of the corporate facilities, in lieu of the monthly cash payments. The shares were valued based on the quoted trading price of the Company’s common stock on the grant date and had a fair value of $2,247 which was expensed.

Pacer Health Corporation and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2005

On June 6, 2005, the Company issued 100,000 shares of common stock to our Vice-President of Operations at $0.029 per share in connection with a consulting agreement. The shares were valued based on the quoted closing trading price of the Company’s common stock on the grant date and had a fair value of $2,900 which was expensed. These shares were issued for the period May 2005.

On July 6, 2005, the Company issued an additional 100,000 shares of common stock to our Vice-President of Operations for services rendered during the period June 2005. These shares were valued based on the quoted closing trading price of the Company’s common stock on the grant date which was $0.026 per share and had a fair value of $2,600 which was expensed in June 2005.

On July 6, 2005, the Company issued 3,000,000 shares of common stock to its Chief Financial Officer in accordance with an employment agreement. The shares were valued at $0.015 per share based on the quoted trading price of the Company’s common stock on the grant date in 2004 and recorded as part of deferred compensation. The expense has been and continues to be charged to operations over the service period.

On August 11, 2005, the Company issued to its four independent Directors 50,000 shares each of its common stock in lieu of payment of the Director’s fees. The shares were valued at $0.02 per share based on the quoted closing trading price of the Company’s common stock on the grant date and had a total fair value of $4,000 which was expensed.

On August 22, 2005, the Company issued an additional 100,000 shares of common stock to our Vice-President of Operations for services rendered during the period July 2005. These shares were valued based on the quoted closing trading price of the Company’s common stock on the grant date which was $0.020 per share and had a fair value of $2,000 which was expensed.

In September 2005, the Company granted 10,000,000 common shares of common stock to our Director of Corporate Operations under a new employment agreement. The shares are valued at $190,000 based on the $0.019 per share quoted trade price on the grant date which is being recognized over the three year service period. The first 3,000,000 were issued and vested on November 15, 2005 and 2,000,000, 2,000,000, and 3,000,000 will be issued and vest at the first, second and third anniversary of the date of the employment agreement, respectively.

On September 15, 2005, MGBMH began incurring a rent expense for temporary dwelling for employees and contractors in the amount of $3,300 monthly payable to the landlord who is a related party of an officer the Company. The terms of this lease are month to month.

On November 10, 2005, the Company issued to its four independent Directors 66,667 shares each of its common stock in lieu of payment of the Director’s fees. The shares were valued at $0.015 per share based on the quoted closing trading price of the Company’s common stock on the grant date and had a total fair value of $4,000 which was expensed.

On November 14, 2005, the Company issued an additional 300,000 shares of common stock to our Vice-President of Operations for services rendered during the period August, September and October 2005. These shares were valued based on the quoted closing trading price of the Company’s common stock on the grant date which was $0.015 per share and had a fair value of $4,500 which was expensed.

On December 14, 2005, the Company issued an additional 100,000 shares of common stock to our Vice-President of Operations for services rendered during the period November 2005. These shares were valued based on the quoted closing trading price of the Company’s common stock on the grant date which was $0.015 per share and had a fair value of $1,500 which was expensed.

Pacer Health Corporation and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2005

Note 14 Income Taxes

There was no income tax expense for the years ended December 31, 2005 due to the Company’s net losses and in 2004 due to the Company’s utilization of net operating loss carryforwards.

The Company’s tax expense differs from the “expected” tax expense for the years ended December 31, 2005 and 2004, (computed by applying the Federal Corporate tax rate of 34% to loss before taxes), as follows:

	2005	2004
Computed “expected” tax expense (benefit)	$(305,673)	$147,623
State taxes net of Federal benefits	(32,635)	-
Other non-deductible items	96,539	-
Change in valuation allowance	241,769	(147,623)
	$-	$-

The effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities at December 31, 2005 are as follows:

Deferred tax (assets)/liabilities:
Capitalized lease obligations	$172,885
Net operating loss carryforward	(476,531)
Total gross deferred tax assets	(303,646)
Less valuation allowance	303,646
Net deferred tax assets	$-

During the year ended December 31, 2005, the Company reported a net loss which will increase the net operating loss carryforward. As a result, the Company did not record a current tax expense and adjusted its deferred tax expense accordingly.

The Company has a net operating loss carryforward of approximately $1,266,360 available to offset future taxable income expiring 2025. In addition, the Company has net operating loss carryforwards from the pre-merger tax filings of INFe that the company does not expect to materially realize as a result of certain provisions of the tax law, specifically Internal Revenue Code Section 382, that limit the net operating loss carryforwards available for use in any given year in the event of a significant change in ownership interest. As such, the Company did not record any portion of the pre-merger INFe net operating loss carryforward. Accordingly, all deferred tax assets created by net operating loss carryforwards are offset in their entirety by a deferred tax asset valuation allowance.

The valuation allowance at December 31, 2005 was $303,646. The net change in valuation allowance during the year ended December 31, 2005 was an increase of $241,769.

Pacer Health Corporation and Subsidiaries
Notes to Consolidated Financial Statements
December 31, 2005

Note 15 Gain on Settlement of Debt

For the year ended December 31, 2004, the Company settled certain outstanding liabilities and realized a gain on debt settlement as follows:

Gain on Settlement of Settlement of Liabilities Assumed in Recapitalization in 2003	$1,079,851
Gain on Settlement of Outstanding Convertible Debentures	$352,856
Total Gain on Settlement	$1,432,707

In connection with the convertible debenture settled, the Company had recognized amortization of debt discount of $100,503, amortization of debt issued costs of $25,616 and amortization of equity line commitment fee of $390,000.

The following is a summary of the settlement with Cornell:

Debentures settled	$765,000
Add: fair value of beneficial conversion feature at extinguishment date	149,748
Less: debt discount, net	(29,140)
Less: debt issue costs, net	(79,638)
Recorded value of debentures, net	$805,970
Add: accrued interest	34,386
Add: liquidated damages	52,500
Total recorded debt to be settled	$892,856
Less: Total to be paid pursuant to agreement	(540,000)
Gain on debt settlement	$352,856

The following is a summary of the gain on settlement of liabilities assumed in recapitalization:

Notes Payable	$333,158
Legal fees	15,198
Accounting fees	14,686
Payroll taxes	290,292
Accrued salaries	182,322
Other liabilities	244,195
$1,079,851

Note 16 Natural Disaster

On September 24, 2005, the Company suffered severe damage to our acute care hospital and health clinic in Cameron, Louisiana as a result of Hurricane Rita. The facilities and corresponding equipment have been deemed unsuitable for use in administering health care services. As a result, the Company recorded an impairment on fixed assets of $273,808. The property and equipment were insured and the Company received the proceeds of the policies from the insurance companies. The Company recognized a gain, net of impairment, of $521,141 from the insurance proceeds.

Note 17 Discontinued Operations

On October 12, 2004, the Company sold AAA to an unrelated third party. The results of AAA have been presented as discontinued operations for the year ended December 31, 2004. Pursuant to the terms of the sale, the Company sold all assets except for any patient accounts receivable existing as of the date of the sale. In connection with the sale, during the year ended December 31, 2004, the Company has recognized and charged to operations an impairment of goodwill totaling $545,024. The impairment of goodwill was necessary since the carrying cost exceeded the fair value of this intangible asset. The Company reports the results of AAA’s operations pursuant to SFAS 144; as such, the long-lived assets relating to the Company’s physical therapy operations are being classified and reported as discontinued operations.

Note 18 Subsequent Events

On February 8, 2006, the Company entered into an agreement with Knox County, Kentucky whereby the Company shall lease all of the assets of Knox County Hospital (“KCH”) for a total lease fee amount equal to $2,000,000. The Company has also agreed to: (a) operate KCH and fund any operational losses; (b) enter into a cooperative lease agreement to lease the Hospital and the real estate of the Hospital for a period of three years at a rate of $1,100,000 per year until June 30, 2007, and effective July 1, 2007 $1,500,000 per year, payable in equal monthly installments; (c) continue to provide similar clinical hospital services as currently provided by the KCH; and (d) ensure that indigent care is available to the population of Knox County, Kentucky. The lease agreement shall be renewable twice at the option of the Company and shall grant to the Company a purchase option. The purchase price shall be set at the current amount of bond debt as of the date of the execution of the lease agreement less any amount paid under the lease agreement with respect to the KCH purchase.

Note 19 Restatement

We are restating the accompanying consolidated financial statements for the following items:

Balance Sheet

Reclassify line of credit liability from long term to current liability - $2,500,000

Cash Flow Statements

Change cash paid in MGBMH acquisition from $(804,306) to $(108,076)
Change in operating asset - management fee receivable, net from $174,480 to $(475,000)
Change in operating liability - accrued expenses from $(119,369) to $(165,519)

The foloowing summarizes the above revisions:

	December 31, 2005
	As Reported	Restated
Current liabilities	$9,589,830	$12,089,830
Long-term liabilities	15,165,625	12,665,625
Total liabilities	24,755,455	24,755,455
Cash flows provided by (used in) operating activities:	304,147	(391,483)
Cash flows provided by (used in) investing activities	$536,913	$1,232,543

We have not authorized any dealer, salesperson or other person to provide any information or make any representations about Pacer Health Corporation except the information or representations contained in this prospectus. You should not rely on any additional information or representations if made.

This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities:

☐ except the common stock offered by this prospectus;

☐ in any jurisdiction in which the offer or solicitation is not authorized;

☐ in any jurisdiction where the dealer or other salesperson is not qualified to make the offer or solicitation;

☐ to any person to whom it is unlawful to make the offer or solicitation; or

☐ to any person who is not a United States resident or who is outside the jurisdiction of the United States.

The delivery of this prospectus or any accompanying sale does not imply that:

☐ there have been no changes in the affairs of Pacer Health Corporation after the date of this prospectus; or

☐    the information contained in this prospectus is correct after the date of this prospectus.
PROSPECTUS 331,873,754 Shares of Common Stock Pacer Health Corporation ______________, 2006

Until _________, 2006, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation (as amended) include an indemnification provision under which we have agreed to indemnify directors and officers of Pacer from and against certain claims arising from or related to future acts or omissions as a director or officer of Pacer. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Pacer pursuant to the foregoing, or otherwise, Pacer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. Pacer will pay all expenses in connection with this offering.

Securities and Exchange Commission Registration Fee	$1,062
Printing and Engraving Expenses	$2,500
Accounting Fees and Expenses	$15,000
Legal Fees and Expenses	$50,000
Miscellaneous	$16,438
TOTAL	$85,000

Item 27. Recent Sales Of Unregistered SecuritiesAmount of Shares Issued	Date Issued	Issued To	Price/Purpose
833,334	10/29/03	E. Pantaleon	Price- $0.02 per share Director’s Fees

833,334	10/29/03	A. Jurado	Price- $0.02 per share Director’s Fees

1,000,000	10/30/03	T. Vidal	Price- $0.03 per share Consideration of Employment Services

26,666,700	10/30/03	A. Mendes	Price- $0.03 per share Payment for Promissory note for the acquisition of the stock of AAA Medical Group, Inc. (Acquisition in 2003)

50,000	12/2/03	J. Burgos	Price- $0.03 per share Consideration of Loan

50,000	12/2/03	A. Burgos	Price- $0.03 per share Consideration of Loan

300,000	12/23/03	C. Gomez	Price- $0.01 per share Payment For Promissory Note

700,000	12/23/03	C. Loro	Price- $0.01 per share Payment For Promissory Note

1,600,000	12/31/03	J. Dodrill	Price- $0.03 per share Payment For Settlement of Outstanding Liability (In settlement of preacquisition legal fees liability)

2,000,000	1/7/04	J. Scafidi	Price- $0.021 per share Settlement Agreement (in settlement of prior consulting services on business development)

476,190	1/7/04	Newbridge Securities Corporation	Price- $0.021 per share Placement Agent Fee

318,822,903	1/8/04	R. Gonzalez	Conversion of Preferred Stock

1,600,000	1/27/04	J. Dodrill	Price- $0.02 per share Settlement Agreement (In settlement of preacquisition legal fees liability)

25,000	1/28/04	V. Blanco	Price- $0.02 per share Satisfaction of Loan

2,000,000	2/4/04	D. Byrns	Price- $0.021 per share Employment Agreement

50,000	2/9/04	J. Stanger	Price- $0.025 per share Consulting Services (In accordance to consulting agreement for patient billing consulting)

50,000,000	2/10/04	Butterworth Investments	Price- $0.022 per share Acquisition Agreement (Acquisition of the operations of South Cameron Memorial Hospital in Cameron, LA)

1,000,000	2/23/04	J. Getter	Price- $0.029 per share Consulting Services (In accordance with consulting agreement for business development services)

600,000	3/29/04	J. Stanger	Price- $0.018 per share Consulting Services (In accordance to consulting agreement for patient billing consulting)

200,000	6/7/04	G. Williams, J. Peterson	Price- $0.025 per share Consulting Services (In accordance to consulting agreement for website consulting)

2,000,000	10/11/04	J. Chi	Price- $0.015 per share Employment Agreement

40,000	10/11/04	T. Vidal	Price- $0.044 per share Employment Agreement

8,000,000	3/8/05	D. Byrns	Price- $0.021 per share Employment Agreement

112,350	5/23/05	GEI Enterprises LLC	Price- $0.02 per rental agreement

100,000	6/8/05	M. Llano	Price- $0.03 per share Consulting Agreement (In accordance to consulting agreement for serving as Interim Vice-President of Finance)

3,000,000	7/5/05	J. Chi	Price- $0.015 per share Employment Agreement

100,000	7/6/05	M. Llano	Price- $0.024 per share Consulting Agreement (In accordance to consulting agreement for serving as Interim Vice-President of Finance)

50,000	8/11/05	M. Llorente	Price- $0.02 per share Director’s Fees

50,000	8/11/05	E. Marini	Price- $0.02 per share Director’s Fees

50,000	8/11/05	A. Jurado	Price- $0.02 per share Director’s Fees

50,000	8/11/05	E. Pantaleon	Price- $0.02 per share Director’s Fees

100,000	8/22/05	M. Llano	Price- $0.021 per share Consulting Agreement (In accordance to consulting agreement for serving as Interim Vice-President of Finance)

66,667	11/10/05	M. Llorente	Price- $0.015 per share Director’s Fees

66,667	11/10/05	E. Marini	Price- $0.015 per share Director’s Fees

66,667	11/10/05	A. Jurado	Price- $0.015 per share Director’s Fees

66,667	11/10/05	E. Pantaleon	Price- $0.015 per share Director’s Fees

300,000	11/14/05	M. Llano	Price- $0.015 per share Consulting Agreement (In accordance to consulting agreement for serving as Interim Vice-President of Finance)

3,000,000	11/15/05	T. Vidal	Price- $0.015 per share Employment Agreement

100,000	12/14/05	M. Llano	Price- $0.015 per share Consulting Agreement (In accordance to consulting agreement for serving as Interim Vice-President of Finance)

100,000	1/9/06	M. Llano	Price- $0.02 per share Consulting Agreement (In accordance to consulting agreement for serving as Interim Vice-President of Finance)

5,000,000	7/21/06	J. Chi	Price- $0.015 per share Employment Agreement

40,000	8/9/06	M. Llorente	Price- $0.025 per share Director’s Fees

40,000	8/9/06	E. Marini	Price- $0.025 per share Director’s Fees

40,000	8/9/06	A. Jurado	Price- $0.025 per share Director’s Fees

40,000	8/9/06	E. Pantaleon	Price- $0.025 per share Director’s Fees

2,000,000	9/30/06	T. Vidal	Price- $0.015 per share Employment Agreement

52,632	11/13/06	M. Llorente	Price- $0.019 per share Director’s Fees

52,632	11/13/06	E. Marini	Price- $0.019 per share Director’s Fees

52,632	11/13/06	A. Jurado	Price- $0.019 per share Director’s Fees

52,632	11/13/06	E. Pantaleon	Price- $0.019 per share Director’s Fees

On January 9, 2006, the Company issued 100,000 shares of common stock to our Vice-President of Operations for services rendered during the period December 2005. These shares were valued based on the quoted closing trading price of the Company’s common stock on the grant date which was $0.015 per share and had a fair value of $1,500 which was expensed.

On April 1, 2006, the Company executed a Securities Purchase Agreement with Cornell Capital Partners, L.P. (“Cornell”) whereby it would issue $2,000,000 of secured convertible debentures. On April 1, 2006, pursuant to the Securities Purchase Agreement, the Company issued a three year convertible debenture totaling $1,000,000 to Cornell secured by all of the assets and property of the Company. The debenture accrues interest at a rate of ten percent (10%) per year. The debentures are convertible at the holder’s option until the maturity date. The conversion price is equal to the lower of (a) $0.05 or (b) ninety-five percent (95%) of the lowest volume weighted average price of the common stock for the 30 trading days immediately preceding the conversion date.

In conjunction with the Securities Purchase Agreement, the Company issued a five (5) year warrant to Cornell to purchase 35,000,000 shares of common stock at an exercise price of $0.02. The warrants may be cashless exercised if the Registration Statement discussed below is not effective within one hundred eighty (180) days.

On May 5, 2006, pursuant to the Securities Purchase Agreement, the Company issued a three (3) year convertible debenture totaling $1,000,000 to Cornell secured by all of the assets and property of the Company. The debenture accrues interest at a rate of ten percent (10%) per year. The debentures are convertible at the holder’s option until the maturity date. The conversion price is equal to the lower of (i) $0.05 or (ii) ninety-five percent (95%) of the lowest volume weighted average price of the common stock for the thirty (30) trading days immediately preceding the conversion date.

With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act and Regulation D promulgated under the Securities Act. In each instance, the purchaser had access to sufficient information regarding Pacer so as to make an informed investment decision. More specifically, Pacer had a reasonable basis to believe that each purchaser was an “accredited investor” as defined in Regulation D of the Securities Act and otherwise had the requisite sophistication to make an investment in Pacer’s securities.

ITEM 27. EXHIBITS

Exhibit No.	Description	Location
2.1	Merger Agreement, dated July 26, 2003, between among others, INFe, Inc. and Pacer Health Corporation	Incorporated by reference to Exhibit 99.1 to Form 8-K filed on July 3, 2003

2.2	Asset Purchase Agreement dated April 14, 2003 between Pacer Health Corporation and AAA Medical Center, Inc.	Incorporated by reference to Exhibit 2.2 to Form 10-QSB filed on October 20, 2003

2.3	Promissory Note, Amendment No. 1, Entered Into By Pacer Health Corporation in Favor of AAA Medical Center, Inc. dated June 23, 2003 between INFe, Inc. and Daniels Corporate Advisory Company, Inc.	Incorporated by reference to Exhibit 2.3 to Form 10-QSB filed on October 20, 2003

3.1	Articles of Incorporation of Infocall Communications Corp.	Incorporated by reference to Exhibit 3(i) to Form 10-SB/12G filed on December 30, 1999

3.2	Articles of Amendment to Articles of Incorporation of Infocall Communications Corp.	Incorporated by reference to Exhibit 3(i)(1) to Form 10-SB/12G filed on December 30, 1999

3.3	Amended and Restated Articles of Incorporation of Infocall Communications Corp.	Incorporated by reference to Exhibit 3.4 to Form SB-2 filed on September 15, 2000

3.4	Certificate of Amendment to Certificate of Incorporation of INFe, Inc.	Incorporated by reference to Exhibit 1.1 to Form 10-QSB filed on October 15, 2001

3.5	Articles of Amendment to Articles of Incorporation of INFe, Inc.	Incorporated by reference to Exhibit 3.5 to Form 10-QSB filed on October 20, 2003

3.6	Articles of Amendment to Amended and Restated Articles of Incorporation of INFe, Inc.	Incorporated by reference to Exhibit 3.6 to Form SB-2 filed on January 16, 2004.

3.7	Bylaws of INFe, Inc.	Incorporated by reference to Exhibit 3.7 to Form SB-2 filed on January 16, 2004

4.1	Specimen Stock Certificate	Incorporated by reference to Exhibit 4.1 to Form SB-2 filed on September 15, 2000

5.1	Legal Opinion of Kirkpatrick & Lockhart Nicholson Graham LLP re: Legality	To be filed by Amendment

Exhibit No.	Description	Location
10.9	Insider Pledge and Escrow Agreement, dated effective April 1, 2006, by and among Rainier Gonzalez, the Company, Cornell Capital Partners, LP and David Gonzalez, Esq.	Incorporated by Reference to Form 8-K filed on April 7, 2006

10.10	Warrant, dated effective April 1, 2006, issued to Cornell Capital Partners, LP	Incorporated by Reference to Form 8-K filed on April 7, 2006

10.11	Irrevocable Transfer Agent Instructions, dated effective April 1, 2006, between and among the Company, Cornell Capital Partners, LP and Transfer Agent	Incorporated by Reference to Form 8-K filed on April 7, 2006

14.1	Code of Ethics	Incorporated by Reference to Form 10-KSB filed on April 14, 2004

21.1	Subsidiaries	Incorporated by reference to Exhibit 21.1 to the Company’s Registration Statement originally filed on May 8, 206 with the SEC

23.1	Consent of Salberg & Company, P.A.	Provided herewith

ITEM 28. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

(i)  Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)  Include any additional or changed information on the plan of distribution.

(2) For determining liability under the Securities Act, the Company will treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on our behalf by the undersigned, on February 13, 2007.

PACER HEALTH CORPORATION

February 13, 2007	By:	/s/ Rainier Gonzalez
Rainier Gonzalez, Chief Executive Officer and President

February 13, 2007	By:	/s/ J. Antony Chi
J. Antony Chi, Chief Financial Officer and Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been duly signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated

February 13, 2007	By:	/s/ Rainier Gonzalez
Rainier Gonzalez, Director

February 13, 2007	By:	/s/ Eric Pantaleon, M.D.
Eric Pantaleon, M.D., Director

February 13, 2007	By:	/s/ Alfredo Jurado
Alfredo Jurado, Director

February 13, 2007	By:	/s/ Marcello Llorente
Marcello Llorente, Director

February 13, 2007	By:	/s/ Eugene Marini
Eugene Marini, Director